                                                                     EXHIBIT 2.4
                                                                     -----------

                             AMENDED AND RESTATED

                              LIMITED PARTNERSHIP

                                   AGREEMENT

                                      OF

                                   PO JV, LP

________________________________________________________________________________

                         ORGANIZED UNDER THE DELAWARE
                    REVISED UNIFORM LIMITED PARTNERSHIP ACT

________________________________________________________________________________

                               TABLE OF CONTENTS

                                                                                                                 Page
   ARTICLE I ORGANIZATION MATTERS..............................................................................   2
    Section 1.1      Formation of Partnership; Amended and Restated Agreement..................................   2
    Section 1.2      Name......................................................................................   2
    Section 1.3      Business Offices..........................................................................   2
    Section 1.4      Purpose and Business......................................................................   2
    Section 1.5      Filings...................................................................................   2
    Section 1.6      Power of Attorney.........................................................................   3
    Section 1.7      Term......................................................................................   4

   ARTICLE II CAPITAL CONTRIBUTIONS............................................................................   4
    Section 2.1      Holdings of Units.........................................................................   4
    Section 2.2      Closing Date Property Contributions and Capital Account Balances..........................   4
    Section 2.3      Monthly Production Cost Contributions for Operating Costs.................................   5
    Section 2.4      Mandatory Capital Projects; Discretionary Capital Projects................................   7
    Section 2.5      Allocation of Costs and Revenues Between PO Product and Co-Product........................   8
    Section 2.6      No Other Contributions....................................................................   8
    Section 2.7      Payment Disputes..........................................................................   8
    Section 2.8      Capital Accounts..........................................................................   8
    Section 2.9      No Return of or on Property...............................................................  10
    Section 2.10     Issuance of Additional Units for Discretionary Capital Projects That Increase Capacity....  10

   ARTICLE III DISTRIBUTIONS...................................................................................  11
    Section 3.1      Operating Distributions In-Kind...........................................................  11
    Section 3.2      Cash Distributions........................................................................  11
    Section 3.3      Characterization of Proceeds..............................................................  11
    Section 3.4      Liquidating Distributions.................................................................  12
    Section 3.5      Withholding...............................................................................  12

   ARTICLE IV BOOK AND TAX ALLOCATIONS.........................................................................  12
    Section 4.1      General Book Allocations..................................................................  12
    Section 4.2      Federal Tax Allocations...................................................................  14

   ARTICLE V ACCOUNTING, FINANCIAL REPORTING AND TAX MATTERS...................................................  15
    Section 5.1      Fiscal Year...............................................................................  15
    Section 5.2      Method of Accounting for Financial Reporting Purposes.....................................  15
    Section 5.3      Books and Records; Right of Partners to Audit.............................................  15
    Section 5.4      Reports and Financial Statements..........................................................  15
    Section 5.5      Method of Accounting for Book and Tax Purposes............................................  16
    Section 5.6      Taxation..................................................................................  16
    Section 5.7      Delegation................................................................................  18

   ARTICLE VI RIGHTS, POWERS AND DUTIES OF THE GENERAL PARTNER................................................   18
    Section 6.1      Name and Address.........................................................................   18
    Section 6.2      Duties of the General Partner............................................................   18
    Section 6.3      Powers...................................................................................   19
    Section 6.4      Reimbursement............................................................................   19
    Section 6.5      Action by the General Partner............................................................   19
    Section 6.6      Delegation to Operator...................................................................   19
    Section 6.7      Segregation of Funds.....................................................................   20
    Section 6.8      Limitation on Liens......................................................................   20
    Section 6.9      Restoration Following Casualty Loss......................................................   20

   ARTICLE VII RIGHTS, POWERS AND DUTIES OF THE LIMITED PARTNERS..............................................   21
    Section 7.1      Name and Address.........................................................................   21
    Section 7.2      Limited Partners Shall Not Act; Limitation of Responsibility.............................   21
    Section 7.3      Limited Partner Consents.................................................................   22
    Section 7.4      Failure of General Partner to Enforce Certain Obligations of Affiliates..................   22
    Section 7.5      Additional Operator Services.............................................................   23

   ARTICLE VIII FORECASTS; ANNUAL PLAN AND BUDGET; CAPITAL PROJECTS...........................................   23
    Section 8.1      Three Year Demand Forecast; Annual Forecast, Annual Plan and Annual Budget...............   23
    Section 8.2      Rolling Product Forecast.................................................................   24
    Section 8.3      Mandatory Capital Projects...............................................................   24
    Section 8.4      Discretionary Capital Projects...........................................................   25
    Section 8.5      Mutual Provision of Information..........................................................   28

   ARTICLE IX RIGHTS OF THE PARTNERS..........................................................................   28
    Section 9.1      Delegation...............................................................................   28
    Section 9.2      General Authority........................................................................   28
    Section 9.3      Limitation on Fiduciary Duty; Competition................................................   29
    Section 9.4      Partner Covenants........................................................................   29
    Section 9.5      Special Purpose Entities.................................................................   30
    Section 9.6      Use of Technology........................................................................   30

   ARTICLE X TRANSFERS AND PLEDGES GENERALLY..................................................................   31
    Section 10.1     Restrictions on Transfer and Prohibition on Pledge.......................................   31
    Section 10.2     Transfer of Units by the Limited Partners................................................   31
    Section 10.3     Transfer of Units by the General Partner.................................................   31
    Section 10.4     Transfer Prerequisites...................................................................   32
    Section 10.5     Rights of Transferee; Closing Date of Transfer...........................................   32
    Section 10.6     Transfer to Wholly Owned Affiliate.......................................................   32
    Section 10.7     Right to Admit New Partners for Capacity Expanding Discretionary Capital Project.........   33
    Section 10.8     Right of General Partner to Classify Series B Units......................................   33

   ARTICLE XI WITHDRAWAL; REMOVAL OF THE GENERAL PARTNER; REMEDIES AND PURCHASE OPTION FOR UNCURED OFFTAKE
                      AND PAYMENT DEFAULT; REMEDIES FOR GENERAL PARTNER BREACH OF OBLIGATIONS TO DELIVER
                      PRODUCT....................................................................................  33
    Section 11.1     Withdrawal of Limited Partners..............................................................  33
    Section 11.2     Non-Supply Failure Step-in..................................................................  33
    Section 11.3     Supply Failure Step-in......................................................................  35
    Section 11.4     Remedies and Purchase Option for Uncured Partner Offtake or Payment Default.................  38
    Section 11.5     Appraisal Procedures........................................................................  40
    Section 11.6     Remedies of Limited Partners for Failure of General Partner to Deliver Product..............  40
    Section 11.7     Mitigation..................................................................................  40

   ARTICLE XII DISSOLUTION, LIQUIDATION AND TERMINATION..........................................................  41
    Section 12.1     Dissolution and Termination.................................................................  41
    Section 12.2     Procedures Upon Dissolution.................................................................  41
    Section 12.3     Termination of Partnership..................................................................  42
    Section 12.4     Asset and Liability Statement...............................................................  42

   ARTICLE XIII CONFIDENTIALITY..................................................................................  43
    Section 13.1     Confidentiality and Use of Information......................................................  43
    Section 13.2     Survival....................................................................................  44
    Section 13.3     Relationship with Other Agreements..........................................................  44

   ARTICLE XIV INDEMNITY; WAIVER OF CLAIMS.......................................................................  44
    Section 14.1     Partner Indemnity...........................................................................  44
    Section 14.2     Waiver of Claims............................................................................  44
    Section 14.3     Indemnification Procedures..................................................................  45
    Section 14.4     Joint Defense...............................................................................  47
    Section 14.5     Extent of Indemnification, Release and Limitation on Reimbursement Liability................  47
    Section 14.6     Permitted Contribution......................................................................  48

   ARTICLE XV Miscellaneous......................................................................................  48
    Section 15.1     Construction................................................................................  48
    Section 15.2     Notices.....................................................................................  48
    Section 15.3     Severability................................................................................  49
    Section 15.4     Counterparts................................................................................  49
    Section 15.5     Governing Law...............................................................................  49
    Section 15.6     Jurisdiction; Consent to Service of Process; Waiver.........................................  49
    Section 15.7     Specific Performance........................................................................  50
    Section 15.8     Amendment...................................................................................  50
    Section 15.9     Performance Extended to Next Business Day...................................................  50
    Section 15.10    Waiver......................................................................................  50
    Section 15.11    Dispute Resolution..........................................................................  50
    Section 15.12    Successors and Assigns......................................................................  50

    Section 15.13  Further Assurances..........................................................................  51
    Section 15.14  Benefits of Agreement Restricted to the Parties.............................................  51
    Section 15.15  Waiver of Right to Partition................................................................  51
    Section 15.16  Payment Terms and Interest Calculation......................................................  51
    Section 15.17  Mutual Provision of Information.............................................................  51
    Section 15.18  Adversely Impacted Partner Recourse.........................................................  51

EXHIBITS

EXHIBIT A:         Defined Terms
EXHIBIT B:         Dispute Resolution Procedures
EXHIBIT C:         Initial Three Year Demand Forecast
EXHIBIT D:         Initial Annual Plan
EXHIBIT E:         [Intentionally Deleted]
EXHIBIT F:         Delivery Point

SCHEDULES

Schedule 2.1: Ownership of Units; Names and Addresses of Partners; Capital Account Balances as of the Closing Date
Schedule 2.3:      G&A Lyondell Personnel Cost Basket
Schedule 6.3:      Lyondell Insurance Program Requirements
Schedule 9.6:      Accommodation Fee Procedures

                             AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT
                                      OF
                                   PO JV, LP

         This Amended and Restated Limited Partnership Agreement (this "Agreement") of PO JV, LP (the "Partnership") is dated as of the Closing Date
 ---------                      -----------
and is entered into by and among PO Offtake LP, a Delaware limited partnership ("Lyondell GP", in its capacity as general partner of the Partnership, and
  -----------
"Lyondell LP", in its capacity as a limited partner of the Partnership), and
 -----------
BAYPO Limited Partnership, a Delaware limited partnership ("Bayer LP").
                                                            --------

         The definitions of capitalized terms used in this Agreement, including Exhibits, Schedules and Appendices hereto, are set forth in Exhibit A hereto.
                                                            ---------

                                   RECITALS

(A)      Lyondell GP, Lyondell LP and Lyondell SAT, Inc. (together, the "Initial
                                                                         -------
         Partners") entered into the Limited Partnership Agreement of the
         --------
         Partnership, dated as of March 17, 2000 (the "Initial Agreement").
                                                       -----------------

(B) As contemplated by the Master Transaction Agreement, Lyondell GP, Lyondell LP and Bayer LP desire to establish a joint venture in the form of a limited partnership to engage in the production of PO and related co-products in the United States.

(C) In accordance with the Master Transaction Agreement, (i) the Initial Partners have contributed to the Partnership the Plant Facilities and an undivided interest with correlative capacity reservation in certain of the Infrastructure Assets and (ii) the Transaction Documents have been entered into.

(D) Simultaneously with the execution and delivery of this Agreement and pursuant to the Master Transaction Agreement and the PIPA, (i) Bayer LP has made a payment of the Bayer PO Partnership Payment Amount to Lyondell LP to purchase Series A Units comprising a limited partnership interest in the Partnership and (ii) in consideration of such payment, Lyondell GP and Lyondell LP have agreed to admit Bayer LP to the Partnership as a limited partner and to amend and restate the Initial Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereto, it is hereby agreed as follows:

                                   ARTICLE I

                              ORGANIZATION MATTERS

     Section 1.1    Formation of Partnership; Amended and Restated Agreement.
                    --------------------------------------------------------
The Certificate of Limited Partnership was filed with the Secretary of State of the State of Delaware on March 17, 2000. The Initial Agreement was entered into on March 17, 2000. The Partners desire to enter into this Agreement, which amends and restates the Initial Agreement and constitutes the limited partnership agreement of the Partnership as of the date hereof. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. Without the need for consent of any Person, upon execution of the PIPA, and Lyondell LP's receipt of the Bayer PO Partnership Payment Amount for Bayer LP's limited partnership interest in the Series A Units, Bayer LP is hereby admitted to the Partnership as a limited partner of the Partnership holding Series A Units. Subject to the restrictions set forth in this Agreement, the Partnership shall have the power to exercise all the powers and privileges granted by this Agreement and by the Act, together with any powers incidental thereto, so far as such powers and privileges are necessary, appropriate, convenient or incidental for the conduct, promotion or attainment of the purposes of the Partnership.

     Section 1.2    Name. The name of the Partnership is PO JV, LP. The
                    ----
Partnership's business may be conducted under such name or any other name or names deemed advisable by the General Partner; provided, however, that the Partnership shall not conduct business under any name that includes the word "Bayer" or any trademark registered by Bayer or any Affiliate of Bayer without Bayer LP's previous written consent. The General Partner will comply or cause the Partnership to comply with all Applicable Law and other requirements relating to fictitious or assumed names.

     Section 1.3    Business Offices. The principal place of business of the
                    ----------------
Partnership shall be 2 Greenville Crossing, 4001 Kennett Pike, Suite 238, Greenville, Delaware 19807, or such other place as the General Partner may from time to time determine. The registered agent of the Partnership in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

     Section 1.4    Purpose and Business. The business of the Partnership shall
                    --------------------
be to, directly or indirectly, (i) own, operate and produce PO Product and Co-Product manufacturing facilities at the Complexes and distribute PO Product and Co-Product, as applicable, to the Partners, (ii) own an undivided interest in certain of the Infrastructure Assets at each Complex pursuant to the Infrastructure Assets Capacity Reservation Instruments, (iii) acquire and dispose of properties and other assets used or useful in connection with the foregoing and (iv) do all things necessary, appropriate, convenient or incidental in connection with the ownership or financing of such business and activities, or otherwise in connection with the foregoing, as are permitted under the Act.

     Section 1.5    Filings. The General Partner shall, or shall cause the
                    -------
Partnership to, execute, swear to, acknowledge, deliver, file or record in public offices and publish all such certificates, notices, statements or other instruments, and take all such other actions, as may be required by Applicable Law (i) for the formation, reformation, qualification, registration, operation or continuation of the Partnership in any jurisdiction, (ii) to maintain the limited liability of the Limited Partners, (iii) to preserve the Partnership's status as a partnership for tax purposes or (iv) otherwise to comply with Applicable Law. Upon request of the General Partner, the Limited Partners shall execute all such certificates and other documents as may be necessary, in the sole judgment of the General Partner, in order for the General Partner to accomplish all such executions, swearings, acknowledgments, deliveries, filings, recordings in public offices, publishings and other acts, except that no Limited Partner shall be required to execute any such certificate or document which, in the reasonable judgment of such Limited Partner, would result in either (i) a violation of Applicable Law or (ii) a breach of such Limited Partner's obligations under any of the Transaction Documents or any other material agreement to which such Limited Partner is a Party and that is in existence as of the Closing Date and that is not in conflict with the terms of this Agreement. The General Partner hereby agrees and covenants that it will execute any appropriate amendment to the Certificate of Limited Partnership of the Partnership pursuant to Section 17-204 of the Act to reflect any admission of a Substitute General Partner in accordance with this Agreement.

     Section 1.6    Power of Attorney.
                    -----------------

          (a) Each Limited Partner hereby makes, constitutes and appoints the General Partner and any successor thereto permitted as provided herein, with full power of substitution and resubstitution, as the true and lawful agent and attorney-in-fact of such Limited Partner, with full power and authority in the name, place and stead of such Limited Partner to execute, swear to, acknowledge, deliver, file or record in public offices and publish (i) all certificates and other instruments (including counterparts thereof) which are appropriate to reflect any amendment, change or modification of or supplement to this Agreement in accordance with the terms of this Agreement, (ii) all certificates and other instruments and all amendments thereto which are appropriate or necessary to form, qualify or continue the Partnership in any jurisdiction, to maintain the limited liability of such Limited Partner, to preserve the Partnership's status as a partnership for tax purposes or otherwise to comply with Applicable Law the failure to comply with which would result in a material adverse effect and (iii) all conveyances and other instruments or documents which are appropriate or necessary to reflect the transfers or assignments of interests in, to or under this Agreement, the dissolution, liquidation and termination of the Partnership and the distribution of the Partnership Property in connection therewith, pursuant to the terms of this Agreement. The power of attorney granted under this Section 1.6 is irrevocable until
                                              -----------
     the earlier to occur of (i) the termination of this Agreement or (ii) the withdrawal or removal of the General Partner in accordance with the terms of Section 11.2.
        ------------

          (b) Each Limited Partner hereby agrees to execute and deliver to the General Partner within five Business Days after receipt of a written request therefor such other further statements of interest and holdings, designations, powers of attorney and other instruments as are necessary to give effect to the terms of this Section 1.6. The power of attorney granted
                                      -----------
     herein shall survive the bankruptcy, dissolution or termination of such Limited Partner and shall extend to and be binding upon such Limited Partner's successors and permitted assigns. Each Limited Partner hereby (i) agrees to be bound by any representations made by the agent and attorney-in-fact acting in good faith pursuant to such power of attorney and (ii) waives any and all defenses which may be available to contest, negate or disaffirm any action of the agent and attorney-in-fact taken in accordance with such power of attorney. For the avoidance of doubt, no power of attorney granted by a Limited Partner under this
     Section 1.6 shall be construed to grant any right to the General Partner to
     -----------
     take any action for which a consent of such Limited Partner is required under Section 7.3 unless such consent is separately obtained in writing
           -----------
     from such Limited Partner.

     Section 1.7    Term. The term for which the Partnership is to exist as a
                    ----
limited partnership is from the date the first filing of the Partnership's Certificate of Limited Partnership was filed with the office of the Secretary of State of the State of Delaware through the dissolution and winding-up of the Partnership in accordance with the provisions of Article XII.
                                                 -----------

                                  ARTICLE II

                             CAPITAL CONTRIBUTIONS

     Section 2.1    Holdings of Units. The Partnership will have two series of
                    -----------------
Units, the Series A Units and the Series B Units, each with its own rights and responsibilities. As of the date hereof, the Units shall be owned as set forth in Schedule 2.1. The Units shall entitle the holder to the distributions set
   ------------
forth in Article III and to the allocation of Profits, Losses and other items
         -----------
set forth in Article IV.
             ----------

     Section 2.2    Closing Date Property Contributions and Capital Account
                    -------------------------------------------------------
Balances.
--------

          (a) As of the Closing Date, Lyondell will have contributed, or will have caused to be contributed to the Partnership on behalf of Lyondell GP and Lyondell LP, the Partnership Property existing as of the Closing Date, subject to the Assumed Liabilities as scheduled in the PIPA, in exchange for the issuance of Series A Units and Series B Units to Lyondell LP and Lyondell GP.

          (b) Following the sale of the limited partnership interest to Bayer LP as described in Section 1.1, the Capital Account balances of the
                        -----------
     Partners shall be set forth in Schedule 2.1.
                                    ------------

          (c) No later than 90 days after the Closing Date, the Lyondell Partners and Bayer LP shall endeavor in good faith to agree to an allocation of the Bayer PO Partnership Payment Amount, and any liability assumption that constitutes consideration for Tax purposes, among the assets of the Partnership Property in accordance with Section 1060 of the Code. If the Lyondell Partners and Bayer LP are unable to agree to a final allocation of such total consideration, the Lyondell Partners and Bayer LP shall select an independent appraisal firm that, in consultation with the Partners and their respective consultants, shall make a final allocation of the total consideration consistent with Applicable Law.

          (d) The independent appraisal firm shall be selected by agreement of the Lyondell Partners and Bayer LP from a list of nationally-recognized, independent appraisers nominated by each Partner. In the event that either Partner fails to nominate a nationally-
     recognized, independent appraiser then the other Partner's separate appraiser shall be selected. Any determinations of such independent or separate appraisal firm, as the case may be, shall be conclusive and binding on the Partnership and the Partners. The Partnership and each Partner shall file all its Tax Returns consistent with any agreements and determinations made under Section 2.2(c) and (d).
                               --------------     ---

          (e) The Lyondell Partners and Bayer LP shall share 50/50 the fees and expenses of any independent appraisal firm retained under Section 2.2(d).
                                                               --------------
     Each Partner shall solely bear the costs of its consultants.

     Section 2.3   Monthly Production Cost Contributions for Operating Costs
                   ---------------------------------------------------------

          (a) On or before the first day of each month, the General Partner, on behalf of the Partnership, will separately invoice each Partner (the "Operating Cost Partner Invoice") for additional cash contribution to the
      ------------------------------
     Partnership by such Partner for the Operating Cost component of Operating Services Costs. For each Partner, the Operating Cost Partner Invoice will set forth the forecasted Operating Cost component of Operating Services Costs for the billed month payable by such Partner, determined in accordance with the following provisions of this Section 2.3 and the
                                                      -----------
     remainder of this Article II, plus or minus the difference between
                       ----------
     forecasted Operating Services Costs and the actual Operating Cost component of Operating Services Cost for the second preceding month. Each Operating Cost Partner Invoice shall be broken down by category of Operating Services Costs (as set forth in Section 2.3(d) and Section 2.3(g)), and shall
                            --------------     --------------
     contain information sufficient to enable each Partner to evaluate actual compared to budgeted Operating Services Costs payable by such Partner. Each Operating Cost Partner Invoice shall be accompanied by reasonable supporting documentation for items of Operating Services Costs included in the Operating Cost Partner Invoice and not otherwise included in the Annual Budget.

          (b) Absent manifest error in calculations contained in the Operating Cost Partner Invoice (if there is manifest error, the Partner will correct such error and show such recalculation), each Partner shall pay the amounts invoiced to it by wire transfer within 30 days after receipt of the Operating Cost Partner Invoice. Interest will accrue on any unpaid invoiced amounts at the Default Rate from the date due, compounded quarterly, until such amounts, together with all accrued and unpaid interest thereon, are paid in full.

          (c) The General Partner shall make an annual reconciliation of the Fixed Costs components of Operating Services Costs payable by each Partner for each year and provide the reconciliation applicable to each Partner within 90 days of the end of each calendar year. A retroactive year-end adjustment shall be made in the next Operating Cost Partner Invoice.

          (d)  Subject to any adjustments required to implement Section 8.4(g),
                                                                --------------
     the cash contributions payable by each Series A Unit Partner each month are the sum of the following, subject to reconciliation in accordance with the foregoing provisions of this Section 2.3 and, as to the PO Share of
                                  -----------
     Operating Services Costs, Exhibit C to the Operating Agreement:
                               ---------

               (i) Bayer LP shall pay a portion of the PO Share of the budgeted Fixed Costs for the Existing Plant Complexes in accordance with Exhibit C to the Operating Agreement.
               ---------

               (ii)   [This section intentionally left blank.]

               (iii)  [This section intentionally left blank.]

               (iv) The Series A Partners other than Bayer LP shall pay the Partnership PO Share of the Fixed Costs for the Existing Plant Complexes remaining after Bayer LP's payments under Section 2.3(d)(i).
                                                              -----------------

               (v) Each Series A Unit Partner shall pay the PO Variable Unit Costs times the pounds of PO Product scheduled to be delivered to the Partner during the billed month pursuant to the Monthly Production Statement (subject to subsequent reconciliation for the pounds of PO Product actually tendered to the Partner for the month). Additionally, if the Partner's nomination of PO Product for any month is less than 90% of the aggregate nominated offtake included in the Annual Plan for the month and as a result the Operator incurs Variable Costs that it is not able to avoid through Reasonable Best Efforts, then, regardless of any lower nominations included in the Rolling Product Forecast, the Partner shall be responsible for the Variable Costs that the Operator is not able to avoid through Reasonable Best Efforts.

               (vi) Each Series A Unit Partner shall pay the forecasted Propylene Cost for the billed month times the pounds of PO Product scheduled to be delivered to the Partner during the billed month pursuant to the Monthly Production Statement (subject to subsequent reconciliation for the pounds of PO Product actually tendered to the Partner for the month).

               (vii) Bayer LP shall pay the Bayer Monthly Stipulated G&A Allocation.

               (viii) In the event that the Bayer partner in the Technology Partnership does not pay in full its annual Bayer Monthly Technology Budget Payments (without regard to the Bayer Budget Cap), then the General Partner in conjunction with the Existing Plant Operators shall make appropriate economic arrangements and apportionment of the cost savings benefits resulting from process development research so that Bayer LP does not participate in the portion of any cost saving, reliability improvement or other performance enhancement corresponding to the portion of the annual Bayer Monthly Technology Budget Payments to which Bayer LP did not contribute its full share.

               (ix) Each Series A Partner shall pay the forecasted PO Additional Monthly Costs for the billed month determined in accordance with Section 2.3(e), times the Partner's Series A Percentage Interest.
               --------------

               (x) Each Series A Partner shall pay any incremental costs incurred by the Operator or the General Partner to accommodate the special needs of a Partner and agreed by such Partner, including resulting from any agreed deviations from the Monthly Production Statement for any month.

               (e)  The "PO Additional Monthly Costs" are (to the extent that
                         ---------------------------
     such costs are not included in the budget for Fixed Costs at the Existing Plants and without duplication of other components of Operating Services Costs or other PO Additional Monthly Costs) the Partnership Existing Plant PO Share of:

                    (i)   Casualty Restoration Costs, subject to Section 7.3(j);
                                                                 --------------

                    (ii) costs or Damages incurred by any Existing Plant Operator in connection with any Third Party Claim to the extent that such Third Party Claim is of the type covered by Lyondell's insurance policies with respect to the applicable Existing Plant Complex and is below the self-insurance and/or deductible limits under such policies; and

                    (iii) costs incurred by any Existing Plant Operator as a
               result of Force Majeure, excluding any Operator Retained Obligation.

               (f) The Operating Cost components of the Operating Services Costs payable by the Series A Unit Owners shall be calculated on a System-wide Pooled Cost Basis in accordance with Exhibit C to the Operating Agreement.
                              ---------

               (g) The cash contributions payable by each Series B Unit Partner each month are the sum of the following, subject to reconciliation in accordance with the foregoing provisions of this Section 2.3:
                                      -----------

                    (i) the Partner's Series B Percentage Interests times all forecasted Operating Services Costs for the billed month remaining after the allocation of Operating Services Costs to the Series A Unit Partners under the foregoing provisions of this
               Section 2.3, excluding incremental Operating Services Costs
               -----------
               incurred by the Operator or the General Partner to accommodate special needs of any Partner, including any agreed deviations from the Monthly Production Statement for any month;

                    (ii) incremental Operating Services Costs incurred by the Operator or the General Partner to accommodate special needs of such Series B Unit Partner, including any agreed deviations from the Monthly Production Statement for any month; and

                    (iii) all costs charged to and liabilities of the
               Partnership not otherwise allocated to the Series A Partners under the terms of this Agreement.

     Section 2.4    Mandatory Capital Projects; Discretionary Capital Projects.
                    ----------------------------------------------------------
Each Partner shall be separately invoiced (a "Partner Capital Cost Invoice") for
                                              ----------------------------
and shall timely pay its invoiced share of the Capital Costs for Maintenance Capital Projects, EHS Capital Projects and Discretionary Capital Projects with respect to the Plant Facilities and Infrastructure Assets of each Complex as to which the Partner is participating in the Capital Costs. The Partner Capital Cost Invoice shall separately itemize for each Plant Facility each Above Threshold Capital

Project and shall show the project funding for each itemized Above Threshold Capital Project. Each quarter the Partner Capital Cost Invoice shall separately itemize and show for each Plant Facility the project funding for each Below Threshold Capital Project. Each Partner shall pay the amount invoiced within 30 days of invoice. The Partner Capital Cost Invoice shall show for each Plant Facility each Capital Project not previously invoiced the allocation of the Capital Costs for such Capital Project between PO Product and Co-Product in accordance with Exhibit D to the Operating Agreement. The invoiced amounts with
                ---------
respect to such Capital Projects shall be based on the forecasted expenditures for the month invoiced for such Capital Projects, plus or minus the difference between the forecasted Capital Costs and the actual Capital Costs for the second preceding month for the Capital Project. The invoiced amounts to all Partners shall be sufficient so that there is no out-of-pocket funding by the General Partner or the Operator of Capital Costs.

     Section 2.5    Allocation of Costs and Revenues Between PO Product and Co-
                    -----------------------------------------------------------
Product.
-------

          (a) The PO Share for any Operating Cost item shall be determined based on the PO Cost Allocation Methodology. In the case of revenues (e.g., from asset dispositions), the allocation shall be made based on the extent to which the revenue item is attributable to the production of PO Product compared to Co-Product.

          (b) For any Maintenance Capital Project, EHS Capital Project and to the extent applicable, Discretionary Capital Project, the PO Share shall be determined in accordance with Exhibit D to the Operating Agreement.
                                   ---------

     Section 2.6    No Other Contributions. Except as expressly set forth in
                    ----------------------
this Agreement, no Partner shall be permitted or required to make any additional cash contribution to the Partnership.

     Section 2.7    Payment Disputes.
                    ----------------

          (a) Any Partner may object to invoiced amounts at any time before, at the time of or after payment is made, provided such objection is made in writing before or in the next periodic audit of Operating Services Costs pursuant to Exhibit C to the Operating Agreement. Payment of any Partner
                 ---------
     Invoice shall not constitute approval thereof. The General Partner and the disputing Partner shall meet as expeditiously as possible to resolve any dispute. The disputing Partner must timely pay the disputed items in full pending resolution of the dispute. Any dispute that is not resolved in connection with an audit under Exhibit C to the Operating Agreement shall
                                    ---------
     be resolved in accordance with Exhibit B.
                                    ---------

          (b) Interest will accrue on any unpaid invoiced amount from the date due until paid in full at the Default Rate.

     Section 2.8    Capital Accounts. The procedures regarding Capital Accounts
                    ----------------
are as follows:

          (a) A separate Capital Account shall be established and maintained in respect of each Partner.

          (b) Each Partner's Capital Account shall be credited with (i) the amount of cash and the fair market value of other property (net of liabilities that the Partnership is considered to assume or take subject to under Section 752 of the Code) contributed by such Partner to the capital of the Partnership and (ii) allocations to it pursuant to Article IV of
                                                               ----------
     income (or items thereof) including tax-exempt income and gain. A Partner's Capital Account shall be debited with (i) the cash and fair market value of property distributed to such Partner (net of liabilities that such Partner is considered to assume or take subject to under Section 752 of the Code),
     (ii) allocations to it of expenditures of the Partnership described in
     Section 705(a)(2)(b) of the Code and (iii) allocations to it pursuant to
     Article IV and of deduction or loss (or items thereof). If any property
     ----------
     other than cash is distributed to a Partner, the Capital Accounts of the Partners shall be adjusted as if the property had instead been sold by the Partnership for a price equal to its fair market value, with the resulting gain or loss allocated among the Partners pursuant to Article IV and the
                                                           ----------
     proceeds thereof distributed.


          (c) In the event that any Partnership Interest or portion thereof is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor Partner to the extent such Capital Account relates to the transferred Partnership Interest or portion thereof.

          (d) For purposes of adjusting the Partners' Capital Accounts upon the distribution of PO Product and Co-Product pursuant to Section 2.8(b), the
                                                           --------------
     fair market value of PO Product and Co-Product shall be based upon each Partner's realizations from the sale or other disposition of the PO Product and Co-Product distributed to such Partner. Each Partner shall report the appropriate fair market value amounts to the Partnership on a quarterly basis for PO Product and Co-Product distributed to such Partner. The Partnership shall use such fair market value amounts for purposes of maintaining Capital Accounts.

          (e) The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.7041(b) and shall be interpreted and applied in a manner consistent with such Regulations. In the event that the General Partner shall determine, after consultation with the other Partners, that it is prudent to modify the manner in which the Capital Accounts are computed in order to comply with changes in such Regulations or for other reasons, the General Partner may in its sole discretion make such modification; provided, however, that should another Partner reasonably deem that any such modification may be detrimental to such other Partner, the General Partner shall refrain from making such modification without first obtaining the consent of such other Partner, which consent shall not unreasonably be withheld.

     Section 2.9    No Return of or on Property. Except as provided in Articles
                    ---------------------------                        --------
III and IV, no Partner shall receive any interest or other return on its capital
---     --
contributions or on the balance in its Capital Account. Except as provided in Articles III and IV, no Partner shall receive a return of its capital contributions.

     Section 2.10   Issuance of Additional Units for Discretionary Capital
                    ------------------------------------------------------
Projects That Increase Capacity
-------------------------------

          (a) For any Discretionary Capital Project to either Plant Facility that increases production of PO Product at such Plant Facility, each Series A Unit Partner participating in such Discretionary Capital Project shall be issued additional Series A Units in an amount equal to (i) the incremental capacity in annual pounds of PO Product demonstrated from such Discretionary Capital Project times (ii) the percentage participation of such Series A Unit Partner in the cost of such Discretionary Capital Project compared to that of all participating Series A Unit Partners divided by (iii) the total annual PO Product capacity of the Plant Facilities before taking into account the demonstrated incremental capacity from the Discretionary Capital Project times (iv) the total number of Series A Units then outstanding.

          (b) For any Discretionary Capital Project to either Plant Facility that increases production of Co-Product at such Plant Facility, each Series B Unit Partner participating in such Discretionary Capital Project shall be issued additional Series B Units in an amount equal to (i) the incremental capacity in annual Pounds of Co-Product demonstrated from such Discretionary Capital Project times (ii) the percentage participation of such Series B Unit Partner in the cost of such Discretionary Capital Project compared to that of all participating Series B Unit Partners, divided by (iii) the total annual Co-Product capacity of the Plant Facilities before taking into account the demonstrated incremental capacity from the Discretionary Capital Project times (iv) the total number of Series B Units then outstanding.

          (c) For purposes of allocating Capital Costs for the period from the first invoicing of a capacity expansion Capital Project until the increased PO Product and Co-Product capacity is actually demonstrated, the Partners' Pro Rata Share shall be calculated taking into account the expected additional Series A and Series B Units, as applicable, to be issued under this Section 2.10 for such capacity increase. Once the actual number of
          ------------
     Units is issued based on the actual demonstrated capacity increase, the Partners shall make retroactive adjustments, with interest at the Interest Rate, for differences between the invoiced amounts under Section 2.4 paid
                                                              -----------
     by the Partners for Capital Costs and PO Additional Monthly Amounts and what such payments would have been based on the number of Series A and Series B Units actually issued.

                                  ARTICLE III

                                 DISTRIBUTIONS

     Section 3.1  Operating Distributions In-Kind
                  -------------------------------

          (a) Subject to Section 17-607 of the Act, the Partnership will distribute and each Partner will accept:

                  (i) to each holder of Series A Units, its Series A Percentage Interest of PO Product that is produced from the Plant Facilities, as and when produced, subject to the limitation that (x) Bayer LP shall not be entitled to aggregate distributions in any year in excess of the Bayer Annual PO Offtake Amount, and (y) Lyondell LP shall be entitled to distributions of any such excess amount; and

                  (ii) to each holder of Series B Units, its Series B Percentage Interest of Co-Product that is produced from the Plant Facilities, as and when produced.

          (b) Each Partner shall offtake all on-spec PO Product and Co-Product that is distributed to it by the Partnership pursuant to Section 3.1(a) and
                                                              --------------
     make cash contributions to the Partnership with respect to such offtake in accordance with Section 2.3; provided, however, Bayer LP shall have no
                     -----------
     obligation to offtake more than 110% of the pounds of PO Product set forth in the Monthly Production Statement, and any such excess above 110% of the pounds at PO Product set forth in the Monthly Production Statement shall not be credited against the Bayer PO Annual Offtake Amount unless and to the extent that Bayer accepts delivery thereof. A Partner may in its sole discretion choose to accept off-spec PO Product or Co-Product and thereby shall pay for such product in accordance with Section 2.3 and accept
                                                   -----------
     responsibility for such product on the same basis as if the product were on-spec product.

          (c) The General Partner shall use Reasonable Best Efforts to cause the Operator to deliver to each Partner PO Product and/or Co-Product meeting specifications each month in accordance with the Monthly Production Statement for such month. Actual deliveries of PO Product and Co-Product shall be subject to Disruption Events.

     Section 3.2    Cash Distributions. Except as may otherwise be agreed by
                    ------------------
each of the Partners, the Partnership will not make any distributions of cash or property except as otherwise provided in this Article III.
                                              -----------

     Section 3.3    Characterization of Proceeds. The General Partner shall
                    ----------------------------
classify all proceeds received by the Partnership from the sale, exchange, involuntary conversion or other disposition of Partnership assets as "PO
                                                                      --
Proceeds" or "Co-Product Proceeds." The characterization of proceeds will be
--------      -------------------
made in accordance with the characterization of the assets to which such proceeds relate, which characterization shall be made in accordance with Section
                                                                         -------
2.5. Except as otherwise provided, the PO Proceeds will be distributed Pro Rata
---
to the holders of the Series A Units and the Co-Product Proceeds will be distributed Pro Rata to the holders of the Series B Units, subject to adjustments for the Partners' relative contributions to Capital Projects.

     Section 3.4    Liquidating Distributions. Distributions to the Partners of
                    -------------------------
cash or property arising from a liquidation of the Partnership shall be made in accordance with the Capital Account balances of the Partners as provided in
Section 12.2(d).
---------------

     Section 3.5    Withholding. The Partnership is authorized to withhold from
                    -----------
distributions to a Partner and pay over to a foreign, federal, state or local government, any amounts required to be withheld pursuant to the Code or any provisions of any other foreign, federal, state or local law. Any amounts required to be withheld by the Partnership with respect to distribution of PO Product or Co-Product shall be funded by capital contributions from the Partner receiving such distribution. Any amounts so withheld shall be treated as distributed to such Partner pursuant to this Article III for all purposes of
                                             -----------
this Agreement and shall be offset against any amounts otherwise distributable to such Partner.

                                  ARTICLE IV

                           BOOK AND TAX ALLOCATIONS

     Section 4.1    General Book Allocations. This Section 4.1 controls
                    ------------------------       -----------
Partnership allocations for book purposes. As used herein, "book" means the
                                                            ----
allocations used to determine debits and credits to the Capital Accounts of the Partners and to determine the amounts distributable to the Partners pursuant to
Article III and Section 12.2(d). It does not refer to the method in which books
-----------     ---------------
are maintained for financial reporting purposes pursuant to Section 5.2. The
                                                            -----------
book allocations for the Partnership are as follows:

          (a)  Distributions. For purposes of maintaining Capital Accounts in
               -------------
     accordance with Section 2.8 (and applying the constructive sale provision
                     -----------
     contained in the last sentence of Section 2.8(b)), the Profit and Loss
                                       --------------
     calculated for book purposes in connection with the distribution of product to the Partners shall be allocated to each Partner in accordance with the distributions of PO Product and Co-Product made to that Partner.

          (b)  Depreciation.
               ------------

                  (i) Except as otherwise provided, depreciation deductions with respect to PO Assets shall be allocated among holders of Series A Units in accordance with their Series A Percentage Interests. Depreciation deductions with respect to Co-Product Assets shall be allocated among holders of Series B Units in accordance with their Series B Percentage Interests.

                  (ii) If Capital Costs with respect to the Plant Facilities are funded by the Partners other than in proportion to their then current Series A Percentage Interests or Series B Percentage Interests, respectively, depreciation deductions with respect to such expenditures shall be allocated among the Partners in accordance with the manner in which the Capital Costs were funded.

          (c)  Product Costs. Deductions attributable to Operating Services
               -------------
     Costs invoiced to the Partnership by the Operator shall be allocated among the Partners in accordance with the manner in which those costs are funded pursuant to Section 2.3.
                 -----------

          (d) Gain or Loss from the Sale; Involuntary Conversion or Other
              -----------------------------------------------------------
     Disposition of Partnership Property. The General Partner shall allocate any
     -----------------------------------
     gains or losses from the sale, exchange, involuntary conversion or other disposition of all or any part of the Plant Facilities among PO Assets, Co-Product Assets and Discretionary Capital Projects. Within each category, such gain or loss shall be allocated as follows:

               (i) any gain or loss with respect to PO Assets shall be allocated among the holders of Series A Units in accordance with their Series A Percentage Interests, any gain or loss with respect to Co-Product Assets shall be allocated among the holders of Series B Units in accordance with their Series B Percentage Interests, and any gain or loss on Discretionary Capital Projects shall be allocated to the Partner(s) who funded the cost of those assets in relation to such funding; and

               (ii) in the event that any loss allocated in accordance with the provisions of this Section 4.1(d) would cause a Limited Partner's
                             --------------
          Capital Account to have a negative balance, such loss shall be allocated instead to the General Partner and, notwithstanding the otherwise applicable provisions of this Article IV, any gain
                                                  ----------
          subsequently recognized by the Partnership shall first be allocated to the General Partner to the extent of the cumulative, unrecouped loss previously allocated to the General Partner under this Section
                                                                 -------
          4.1(d)(ii).
          ----------

          (e) Tax Audit Costs. Costs incurred by the Partnership pursuant to its
              ---------------
     obligations in Section 5.6(c)-(f) shall be allocated 50% to Lyondell GP's
                    ------------------
     interest and 50% to Bayer LP's interest, except that any costs incurred by the Partnership pursuant to its obligations in Section 5.6(e)-(f) may be
                                                    ------------------
     allocated among the Partners as determined by the General Partner, which determination shall be reasonably based on the proportionate effect of any proposed adjustments or possible proposed adjustment to the Partners.

          (f) Reimbursements. Any Profit or Loss resulting from a reimbursement
              --------------
     made by or to the Partnership (such as insurance proceeds or judgment amounts), which reimbursement is allocable to an item specifically allocated in the above subsections of this Section 4.1, shall be allocated
                                                -----------
     in a manner consistent with the above allocation of such item.

          (g) Miscellaneous. Any other item of Profit or Loss not otherwise
              -------------
     allocated pursuant to this Article IV shall be allocated between the
                                ----------
     holders of Series A Units and the holders of Series B Units (and among such holders) to reflect the manner in which such Profit or Loss is economically received or borne by each Partner.

          (h) Nonrecourse Debt Rules. In the event that the Partnership incurs
              ----------------------
     nonrecourse debt within the meaning of Regulations (S)1.704-2, the General Partner shall make such allocations to the Capital Accounts as are appropriate pursuant to the rules for nonrecourse deductions, partner nonrecourse deductions, partnership minimum gain chargebacks and partner minimum gain chargebacks as set forth in such Regulations.

          (i) Change in Partner's Interest. If, during a year, Units are
              ----------------------------
     transferred or distributed, allocations among the Partners shall be made in accordance with their interests in the Partnership from time to time during such year in accordance with Section 706 of the Code, using the closing-of-the-books method, except that depreciation and other amortization with respect to each Partnership asset shall be deemed to accrue ratably on a daily basis over the entire period during such year that the asset is owned and in service by the Partnership.

          (j) Deficit Account Chargeback and Qualified Income. If any Partner
              -----------------------------------------------
     has an Adjusted Capital Account Deficit at the end of any year, including an Adjusted Capital Account Deficit for such Partner caused or increased by an adjustment, allocation or distribution described in Regulation
     (S)(S)1.704-1(b)(2)(ii)(d)(4), (5) or (6), such Partner shall be allocated items of income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain) in an amount and in a manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible. This Section 4.1(j) is intended to constitute a
                               --------------
     "qualified income offset" pursuant to Regulation (S)1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

          (k) Curative Allocations. The special allocations in Section 4.1(h)
              --------------------                             --------------
     and (j) (the "Regulatory Allocations") are intended to comply with certain
         ---       ----------------------
     requirements of the Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this Article IV.
                                                                  ----------
     Therefore, notwithstanding any other provision of this Article IV (other
                                                            ----------
     than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Section 4.1(a)-(g).
                                                      ------------------

     Section 4.2   Federal Tax Allocations. The federal tax allocation
                   -----------------------
procedures for the Partnership are as follows:

          (a) General Rule. Except as otherwise provided in the following
              ------------
     subsections of this Section 4.2, allocations for federal income tax
                         -----------
     purposes of items of income, gain, loss and deduction, and credits and basis therefor, shall be made in the same manner as book allocations are made in this Article IV.
                  ----------

          (b) Elimination of Book/Tax Disparities.
              -----------------------------------

                (i)  General. If as a result of contributions of property by a
                     -------
          Partner to the Partnership (or revaluations pursuant to the regulations under Section 704(b)), Section 704(c) of the Code requires allocations of income, gain, loss or deduction of the Partnership in a manner different from that set forth in Section 4.2(a), then the
                                                  --------------
          General Partner may adopt any reasonable methodology for allocating items of Partnership income, gain, loss and deduction so as to comply with the principles of Section 704(c) of the Code and the Regulations thereunder as agreed by the holders of a majority of the Series A Units and the holders of a majority of the Series B Units, to the extent affected by such methodology.

               (ii) Built-In Gain or Loss. The PO Asset Built-In Gain or Loss
                    ---------------------
          shall be allocated among the holders of Series A Units in accordance with their Series A Percentage Interests and the Co-Product Asset Built-In Gain or Loss shall be allocated among the holders of the Series B Units in accordance with their Series B percentage interests.

          (c) Section 754 Election Allocations. Income and deductions of the
              --------------------------------
     Partnership that are attributable to the Section 754 election shall be allocated to the Partners entitled thereto.

          (d) Transaction and Other Costs. If the Partnership is entitled to
              ---------------------------
deductions with respect to any costs borne by a Partner without reimbursement pursuant to this Agreement, the Master Transaction Agreement or the Transaction Documents, the incurrence of such costs shall not increase the Capital Account of such Partner, and such Partner shall be entitled to any deductions attributable to such costs on its separate return.

                                   ARTICLE V

                ACCOUNTING, FINANCIAL REPORTING AND TAX MATTERS

     Section 5.1  Fiscal Year. The fiscal year of the Partnership shall be the
                  -----------
calendar year.

     Section 5.2  Method of Accounting for Financial Reporting Purposes. For
                  -----------------------------------------------------
financial reporting purposes, the Partnership shall adopt a standard set of GAAP accounting policies and shall maintain separate books of account. The Partnership's financial reports shall comply with requirements of the SEC to the extent applicable to the Partnership and any Partner or any controlling Person of such Partner, to the extent such information is necessary, in conjunction with the financial reporting obligations of such Person under applicable SEC requirements.

     Section 5.3  Books and Records; Right of Partners to Audit.
                  ---------------------------------------------

          (a) Proper and complete records and books of account of the Partnership's business, including all such transactions and other matters as are usually entered into records and books of account maintained by businesses of like character or as are required by Applicable Law, shall be kept by the Partnership at the Partnership's principal place of business for at least five years after the year to which they relate or such longer period as may be required under Applicable Law. None of the Partnership's funds shall be commingled with the funds of any Partner.

          (b) Each Partner, through independent auditors whose compensation is not in whole or in part dependent on the results of the audit, shall have the right to periodically audit Operating Services Costs once every two years in accordance with the provisions of Exhibit C to the Operating
                                                ---------
     Agreement.

     Section 5.4  Reports and Financial Statements. The General Partner shall
                  --------------------------------
inform the other Partners of the adjustments necessary to reflect the net Profit and Loss in accordance with GAAP.

     Section 5.5  Method of Accounting for Book and Tax Purposes. For purposes
                  ----------------------------------------------
of making allocations and distributions hereunder (including distributions in liquidation of the Partnership in accordance with Capital Account balances as required by Section 12.2), Capital Accounts and Profits, Losses and other items
            ------------
described in Section 4.1 shall be determined in accordance with federal income
             -----------
tax accounting principles utilizing the accrual method of accounting, with the adjustments required by Regulation (S)1.704-1(b) to properly maintain Capital Accounts.

     Section 5.6  Taxation.
                  --------

          (a) Status of the Partnership. The Partners acknowledge that the
              -------------------------
     Partnership is a partnership for federal and state income tax purposes, and hereby agree not to elect to be treated other than as a partnership for federal and state income tax purposes.

          (b) Consistency. The Partners intend that (i) the contribution of
              -----------
     assets subject to liabilities heretofore made by Lyondell GP and Lyondell LP to the Partnership pursuant to Section 2.2(a) have qualified and
                                       --------------
     will qualify as a tax-free contribution under Section 721 of the Code in which no Partner has recognized or will recognize gain or loss and (ii) the subsequent sale of Series A Units to Bayer LP qualifies and will qualify as the purchase of a partnership interest resulting in the adjustment of the tax basis of Partnership Property with respect to Bayer LP only, pursuant to Code Section 743. The Partners agree that the Partnership will so file its tax return, and each Partner agrees to file its tax return on the same basis and to maintain and defend such position consistently thereafter.

          (c)  Tax Elections and Reporting. The Partnership has made or shall
               ---------------------------
     make the following elections under the Code and the Regulations and any similar state statutes:

               (i)   adopt the calendar year as the annual accounting period;

               (ii)  adopt the accrual method of accounting;

               (iii) elect to deduct organization costs ratably over a 60-month period as provided in Section 709 of the Code;

               (iv) elect not to be excluded from the TEFRA audit procedures set forth in Subchapter C of Chapter 63 of the Code;

               (v)   make the elections provided by Code Section 754; and

               (vi) make any other elections available under the Code that the General Partner determines are appropriate, with the determination of whether an election is appropriate to be made pursuant to the principle that each Partner shall be treated equally (i.e., no Partner will receive preferential tax treatment to the disadvantage of another Partner).

          (d)  Tax Returns. The Tax Matters Partner, on behalf of the
               -----------
Partnership, shall prepare and file all necessary and appropriate Tax Returns. Each Partner shall timely provide such information, if any, as may be needed by the Partnership for purposes of preparing such Tax Returns. The General Partner shall provide to each Partner a substantially complete draft of the federal income tax return for the Partnership not less than 30 days prior to the date such return is required to be filed (including extensions). In connection with the preparation and filing of the Partnership's Tax Returns for its first taxable year, the Tax Matters Partner shall consult with the other Partners regarding the methodologies and conventions to be adopted by the Partnership in such returns and the Tax Matters Partner shall not unreasonably disregard any objections raised by such other Partners. Thereafter, the Tax Matters Partner shall provide reasonable advance notice of its intention to make any significant changes in the methodologies and conventions adopted in the Tax Returns for the Partnership's first taxable year. A Partner shall not report its share of any Partnership Tax item in a manner inconsistent with the Partnership's reporting of such item, unless the Partnership's reporting of such item results in a material disadvantage to such Partner. In such event, and provided the Partner has a reasonable basis for its position and provided the Partner has given 10 days' written notice to the Tax Matters Partner of its intent to file inconsistently, such Partner may file in an inconsistent manner. In connection with any Code Section 754 election, in the case of a transfer of an interest in the Partnership, the transferee Partner shall establish and maintain its resulting Code Section 743 special basis adjustments, including filing any statement required by Regulation Section 1.743-1(b)(3). The General Partner and the Partnership shall provide information as reasonably requested by a transferee Partner for purposes of establishing and maintaining such Code Section 743 basis adjustments.

          (e)  Tax Audits.
               ----------

               (i)  Federal Tax Matters.  The  Partnership  is authorized to
                    -------------------
          make such filings with the IRS as may be required to designate Lyondell GP as the "Tax Matters Partner." The Tax Matters Partner, as
                              -------------------
          an authorized representative of the Partnership, shall direct the defense of any claims made by the IRS to the extent that such claims relate to the adjustment of Partnership items at the Partnership level. The Tax Matters Partner shall promptly deliver to each Partner a copy of all notices, communications, reports or writings of any kind (including, without limitation, any notice of beginning of administrative proceedings or any report explaining the reasons for a proposed adjustment) received from the IRS relating to or potentially resulting in an adjustment of Partnership items, as well as any other information requested by a Partner that is commercially reasonable to request. The Tax Matters Partner shall, diligently and in good faith, contest any proposed adjustment of a Partnership item which principally affects the Series A Unit holders at the administrative and judicial levels, including, if appropriate, appealing any adverse judicial decision. The Tax Matters Partner shall keep each Partner advised of all material developments with respect to any proposed adjustment which comes to its attention and shall advise each Partner in advance, to the extent practicable, of all material meetings and discussions with the IRS. All costs incurred by the Tax Matters Partner in performing under this Section 5.6(e) shall be paid by the
                                           --------------
          Partnership and allocated among the Partners in accordance with
          Section 4.1(e). Any amount so allocated to a Partner shall be funded
          --------------
          as an additional contribution pursuant to Article II.
                                                    ----------

               (ii)   State and Local Tax Matters. The Partnership shall
                      ---------------------------
          promptly deliver to each Partner a copy of all notices, communications, reports or writings of any kind with respect to Taxes received from any state, local or foreign taxing authority relating to the Partnership which might, in the judgment of the Tax Matters Partner, materially and adversely affect any Partner, and shall keep each Partner advised of all material developments with respect to any proposed adjustment of Partnership items which come to its attention.

               (iii) Consultation.  The Tax Matters  Partner shall (a) keep
                     ------------
          Bayer LP apprised of all significant developments and shall consult with Bayer LP in the contest of any audit, and (b) settle any issue materially affecting Bayer LP only with the consent of Bayer LP, which consent shall not be unreasonably withheld. If any depreciation, amortization or other deduction or credit with respect to Bayer LP's special basis adjustment or any other issue that affects Bayer LP but does not materially and adversely impact Lyondell is raised in any audit, or other communication from any taxing authority, the Tax Matters Partner shall (x) permit Bayer LP to direct the contest of the issue and (y) settle any such issue in accordance with Bayer LP's direction.

               (iv)  Continuation of Rights. Each Partner shall continue to have
                     ----------------------
          the rights described in this Section 5.6(e) with respect to Tax matters relating to any period during which it was a Partner, whether or not it is a Partner at the time of the Tax audit or contest.

          (f)  Tax Rulings. No Person shall request an administrative ruling (or
               -----------
     similar administrative procedures) from any taxing authority with respect to any Partnership tax item the treatment of which could materially and adversely affect the taxation of another Partner unless such Person shall have received written authorization from such other Partner to make such request, which authorization shall not be unreasonably withheld.

     Section 5.7 Delegation. The Partners agree that all the tasks to be
                 ----------
performed under this Article V (other than serving as Tax Matters Partner) may
                     ---------
be delegated to consultants of the Partnership.


                                  ARTICLE VI

                RIGHTS, POWERS AND DUTIES OF THE GENERAL PARTNER

     Section 6.1 Name and Address. Lyondell GP shall be the general partner of
                 ----------------
the Partnership. The place of business of the General Partner is One Houston Center, 2 Greenville Cross, 4001 Kennett Pike, Suite 238, Greenville, Delaware 19807.

     Section 6.2 Duties of the General Partner.
                 -----------------------------

          (a) The General Partner shall devote to the affairs of the Partnership such time and attention as shall be reasonably required for the conduct of the Partnership's business. The General Partner shall not engage in any other activities or assume any involvement or acquire any interest in any entity other than the Partnership.

          (b) The General Partner shall enforce the obligations of the Operator to perform or provide the Operating Services in accordance with the terms, conditions and standards of the Operating Agreement. If the Operating Agreement is terminated for any reason, the General Partner (including any Substitute General Partner) shall provide, or engage a Qualified Replacement Operator to provide, the Operating Services in accordance with the terms, conditions and standards of the Operating Agreement, as if the Operating Agreement remained in full force and effect.

     Section 6.3 Powers. Except to the extent otherwise provided herein or in
                 ------
the Act, the General Partner shall have full power and authority to take all action in connection with the Partnership's affairs, to exercise exclusive management, supervision and control of the Partnership's properties and business and to do all things necessary, appropriate, convenient or incident thereto. Without limiting the foregoing, the General Partner shall have the following powers and, to the extent that the Partnership provides necessary funds, duties:

          (a) to control and manage the Partnership Property and to arrange for collections, disbursements and other matters necessary or desirable in connection with the management, operation, maintenance and preservation of the Partnership Property;

          (b) to pay and discharge all Taxes and assessments levied and assessed against the Partnership Property or any part thereof for the account of the Partnership;

          (c) to carry and/or cause the Partnership to carry or participate in the insurance coverages that are set forth on Schedule 6.3, as revised from
                                                   ------------
     time to time;

          (d) to determine the number of employees, if any, the selection of such employees, the hours of labor and compensation for the service of such employees; and

          (e) to direct the Operator, on behalf of the Partnership, to take any action or perform any duty pursuant to the Operating Agreement; provided, however, that the General Partner shall so direct the Operator only after obtaining the advise and consent of each Limited Partner, such consent not to be unreasonably withheld.

     Section 6.4 Reimbursement. The General Partner shall not be reimbursed by
                 -------------
the Partnership for any expenses incurred in connection with the discharge of its duties hereunder as General Partner other than as expressly provided in this Agreement.

     Section 6.5 Action by the General Partner. Except as may be expressly
                 -----------------------------
limited by the provisions of this Agreement, the General Partner is specifically authorized, as appropriate, to execute, sign, seal and deliver in the name and on behalf of the Partnership any and all agreements, certificates, instruments or other documents requisite to carrying out the intentions and purposes of this Agreement and of the Partnership.

     Section 6.6 Delegation to Operator. The General Partner is specifically
                 ----------------------
authorized to delegate to the Operator any of the General Partner's obligations under this Agreement except to the extent such obligations include enforcing a right of the Partnership against the Operator. No such delegation shall relieve the General Partner from its obligations under this Agreement.

     Section 6.7 Segregation of Funds. Partnership funds shall be kept
                 --------------------
exclusively in one or more bank accounts in the Partnership's name, which accounts shall designate the Partnership as the sole beneficiary thereof. No funds of the General Partner or any of its Affiliates shall be kept in such accounts. No funds of the Limited Partners or any of their Affiliates shall be kept in such accounts. Funds shall be withdrawn from the Partnership's accounts exclusively for Partnership purposes.

     Section 6.8 Limitation on Liens.
                 -------------------

          (a) The General Partner shall not permit to exist liens against the Partnership Property, unless such liens are incurred in good faith in the ordinary course of business and secure obligations that are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings.

          (b) No Limited Partner shall be entitled to enforce the obligations of the General Partner under Section 6.8(a) if and for so long as an
                                  --------------
     Uncured Partner Offtake or Payment Default exists with respect to such Limited Partner and the lien in violation of Section 6.8 above directly
                                                  -----------
     relates to such Uncured Partner Offtake or Payment Default.

     Section 6.9 Restoration Following Casualty Loss.
                 -----------------------------------

          (a)  In accordance with the procedures set forth in Section 7.3, the
                                                              -----------
     written approval of the holders of a majority of the Series A Percentage Interests and the Series B Percentage Interests shall be required to elect to restore or not to restore either of the Plant Facilities upon any Casualty to the Plant Facilities as to which the restoration will take more than two years to complete or there will be insufficient proceeds, after and assuming payment of applicable deductibles and self insurance retention limits, to restore the Plant Facilities after taking into account other property damage at the Complex and business interruption claims, treating all of such claims on an equal footing with those of the Partnership. Unless the Partners agree to extend the decision period, if the Partners do not vote to restore the Plant Facilities within 120 days after the Casualty, then the Partners shall be deemed to have voted not to restore the Plant Facilities. For any Casualty below the foregoing threshold or above the foregoing threshold as to which the Partners timely vote to restore the Plant Facilities, the restoration shall be treated in the same manner as a Maintenance Capital Project for purposes of this Agreement and the General Partner shall diligently prosecute the restoration to completion, provided the Partners timely fund their share of Casualty Restoration Costs. The Partners shall mutually agree on required changes to the PO Cost Allocation Methodology and to Exhibit D of the Operating
                                               ---------
     Agreement to reflect changes made to the Plant Facilities, including as to technology. If the Partners vote not to restore, the available insurance proceeds attributable to the Plant Facilities shall be allocated between the PO Product business and Co-Product business in accordance with Section
                                                                        -------
     2.5 hereof and Exhibit D to the Operating Agreement, gain or loss shall be
     ---            ---------
     determined and allocated to the Partners pursuant to Section 4.1(d) and the
                                                          --------------
     PO Share of such proceeds shall be distributed in accordance with the relative Capital Account balances of the Series A Unit holders and the balance of the proceeds shall be distributed in accordance with the Capital Account balances of the Series B Unit holders. If the unrestored Plant Facilities are the remaining material assets of the Partnership, then the Partnership shall be wound up and liquidated in accordance with Article XII. If the Partnership continues to own the other
                   -----------
Plant Facilities, then the Partnership shall not be wound up or liquidated and the Bayer PO Annual Offtake Amount shall be reduced by the pounds of PO Product attributable to Bayer LP for the unrestored Plant Facilities, as provided in the Baseline Sourcing Plan in existence prior to the Casualty, and the PO Logistics Agreement and the corresponding Baseline Sourcing Plan shall be appropriately changed by agreement of the Parties.

          (b) If Bayer LP desires to restore a damaged or destroyed Plant Facilities and Lyondell does not, then, at Bayer LP's election, Bayer LP may rebuild the damaged or destroyed Plant Facilities (using its share of insurance proceeds and its own funds) in their original location for the same (or reduced) PO Product and Co-Product capacity. The Partnership shall sell to Bayer LP the Partnership Property at the Complex for fair market value and the Partnership shall assign its estate and interest under the applicable Ground Lease to Bayer LP. The Technology Partnership shall provide a limited, personal (subject to rights of Transfer permitted under
     Section 10.2(c)), site specific, non-sublicensable royalty-free license of
     ----------------
     the PO Product and Co-Product technology as practiced at the Plant Facilities to enable Bayer LP to restore and operate the Plant Facilities at the Complex for the production of PO Product and Co-Product for the remainder of the term of the applicable Ground Lease. The Parties shall mutually determine whether, and on what terms, Lyondell would continue to operate the restored Plant Facilities, taking into account Lyondell's other businesses at the Complex, know-how and work force efficiencies. Lyondell shall have the right, exercisable within one year of completion of restoration, to acquire interests in the restored Plant Facilities up to the PO Product and Co-Product capacity that it owned in the Plant Facilities prior to the Casualty, provided that Bayer LP's PO Product capacity in the Plant Facilities shall not be reduced below that existing prior to the Casualty. Lyondell shall pay to Bayer LP for the acquisition of such interest its proportionate share, based on its PO Product and Co-Product capacity, of the cost of restoration, with interest at the Interest Rate from the date incurred by Bayer LP until paid by Lyondell.


                                  ARTICLE VII

                RIGHTS, POWERS AND DUTIES OF THE LIMITED PARTNERS

     Section 7.1 Name and Address. The names and addresses of the Limited
                 ----------------
Partners of the Partnership are set forth on Schedule 2.1, which may be amended
                                             ------------
from time to time by the General Partner to reflect the admission of any Substitute Limited Partner or Additional Limited Partner or the change of any such address.

     Section 7.2 Limited Partners Shall Not Act; Limitation of Responsibility.
                 ------------------------------------------------------------
Except as may otherwise be provided herein, the Limited Partners shall have no control over the management of the Partnership and shall have no power to transact any Partnership business. No Limited Partner shall be personally liable for all or any part of the debts or other obligations of the Partnership. No Limited Partner shall have the right or power to withdraw from the Partnership (except as set forth in Article X) or to cause the liquidation of the
                        ---------
Partnership or the partition of its properties.

     Section 7.3 Limited Partner Consents. Notwithstanding anything herein
                 ------------------------
contained to the contrary, the written approval of the holders of a majority of the Series A Percentage Interests and the holders of a majority of the Series B Percentage Interests shall be required for each of the decision matters listed below in this Section 7.3; each Limited Partner shall respond in writing within
              -----------
15 days of any written request for approval by the General Partner to any such decision. If any Limited Partner fails to timely respond, the General Partner may send a written notice to the Limited Partner informing such Limited Partner of its failure and if such Limited Partner fails to respond within 10 days of such written notice, it shall be deemed not to have approved the matter in question:

          (a) the amendment of this Agreement (other than ministerial changes to Schedule 2.1) or the Certificate of Limited Partnership or the Operating
        ------------
     Agreement;

          (b)  the dissolution and winding-up of the Partnership pursuant to
     Section 12.1(a) or the extension of the term of the Partnership or the
     ---------------
     merger or consolidation of the Partnership or the Transfer of all or any portion of the Partnership Property necessary for its operations, unless replaced by property of equal or greater utility;

          (c) the issuance or acquisition by the Partnership of any Partnership Units except as otherwise specifically provided in this Agreement;

          (d)  any borrowing of funds by the Partnership;

          (e) any decision to initiate, or to approve initiation of, the commencement of a case by or against the Partnership under any bankruptcy, insolvency or reorganization statute;

          (f) the admission of new or additional partners to the Partnership, except as permitted by Article X;
                            ---------

          (g)  the Transfer of any Partnership Units, except as permitted by
     Article X or Article XI;
     ---------    ----------

          (h) any decision to reduce insurance coverages in a manner inconsistent with the rights to do so as provided in Schedule 6.3;
                                                          ------------

          (i) the approval of the Operator's engaging in any activity prohibited under Section 2.5 of the Operating Agreement;
                      -----------

          (j) the decision to restore or not to restore either of the Plant Facilities upon any Casualty to the Plant Facilities in accordance with
     Section 6.9; and
     -----------

          (k) any other action which, pursuant to this Agreement or the Act, requires the approval of the Limited Partners.

     Section 7.4 Failure of General Partner to Enforce Certain Obligations of
                 ------------------------------------------------------------
Affiliates. If for any reason the General Partner fails or refuses to enforce
----------
either (i) the obligations of the Operator under the Operating Agreement or (ii) the rights of the Partnership against a Limited Partner that is an Affiliate of the General Partner to the detriment of any Limited Partner that is not affiliated with the General Partner, then, upon written notice to the General Partner, any Limited Partner that is not Affiliated with the General Partner shall have the right to enforce such obligations on behalf of the Partnership. The holders of a majority of the Series A Units and the holders of a majority of the Series B Units shall each have the right to initiate and reasonably approve an audit pursuant to the provisions of Exhibit C to the
                                                          ---------
Operating Agreement with respect to Operating Services Costs payable by the holders of the Series A Units or Series B Units, as the case may be.

     Section 7.5 Additional Operator Services. Each Limited Partner shall have
                 ----------------------------
the right to require the General Partner on behalf of the Partnership to request that the Operator perform Additional Services pursuant to the terms of the Operating Agreement, and the requesting Partners shall pay the Operator directly for the Additional Services Charges established by the Operator for any Additional Services which the Operator has agreed to provide to the requesting Partner. No Limited Partner shall be responsible for Additional Services Charges for Additional Services which it did not request or approve.


                                 ARTICLE VIII

               FORECASTS; ANNUAL PLAN AND BUDGET; CAPITAL PROJECTS

     Section 8.1 Three Year Demand Forecast; Annual Forecast, Annual Plan and
                 ------------------------------------------------------------
Annual Budget.
-------------

          (a) On or before September 1 of each year, each Limited Partner shall furnish to the General Partner for delivery to the Operator such Limited Partner's good faith estimate of its total volume requirements of PO Product and Co-Product to which it is entitled under this Agreement for the next succeeding three years (the "Three Year Demand Forecast"), broken down
                                       --------------------------
     by month for the first year and by quarter for the following two years. The initial Three Year Demand Forecast is set forth on Exhibit C. In addition,
                                                        ---------
     the Limited Partners shall provide to the General Partner for delivery to the Operator such other information as the General Partner and the Operator may reasonably request to enable the Operator to prepare the Annual Forecast.

          (b) Bayer LP will nominate for offtake each year the Bayer PO Annual Offtake Amount. However, Bayer LP may nominate less than the Bayer PO Annual Offtake Amount for any year in the Three Year Demand Forecast. Bayer LP's failure to nominate its full share of PO Product shall not relieve it from its obligations to pay its full share of Fixed Costs. Additionally, Bayer LP shall be responsible for PO Variable Unit Costs attributable to the production of PO Product that Bayer LP elects not to nominate which cannot be avoided by the Operator through Reasonable Best Efforts.

          (c)  The General Partner shall cause the Operator, in accordance with
     Section 7.2 of the Operating Agreement, to prepare and deliver not later
     -----------
     than October 1 of each year for review:

               (i) to each Limited Partner that is a Series A Unit holder, the portions of the Annual Forecast for the upcoming year that relate to scheduled PO Product deliveries to each Series A Unit holder, budgeted Operating Services Costs to be paid by each Series A Unit holder, Capital Projects in which such Limited Partner is or will be required to participate and those in which such Limited Partner will be invited to participate and other production and operational information relevant to such Limited Partner's business; and

               (ii) to each Limited Partner that is a Series B Unit holder, the portions of the Annual Forecast for the upcoming year that relate to scheduled Co-Product deliveries to each Series B Unit holder, budgeted Operating Services Costs to be paid by each Series B Unit holder, Capital Projects in which such Limited Partner is or will be required to participate and those in which such Limited Partner will be invited to participate and other production and operational information relevant to such Partner's business.

          Each Limited Partner shall inform the General Partner within 30 days after such Limited Partner's receipt of the proposed Annual Forecast of any concerns or issues that the Limited Partner may have with respect to the components of the Annual Forecast relevant to such Limited Partner and the General Partner shall forward such concerns and issues to the Operator; provided, however, the Operator shall have final decision making authority as to the Annual Plan. The Annual Plan for the remainder of the year containing the Closing Date is attached hereto as Exhibit D. The Annual Forecast shall become
                                   ---------
the Annual Plan upon finalization of the Annual Forecast by the Operator, subject to Section 7.2(b) of the Operating Agreement. No finalization of the
           --------------
Annual Plan by the Operator shall limit the audit rights of the Limited Partners under Exhibit C to the Operating Agreement.
      ---------

     Section 8.2 Rolling Product Forecast.
                 ------------------------

          (a) At least 10 Business Days prior to the beginning of each month, each Partner shall deliver to the General Partner for delivery to the Operator such Partner's forecast of its monthly volume requirements of PO Product or Co-Product, subject to the monthly volume deviation limitations imposed under in Section 7.2(b) of the Operating Agreement, for each of the
                      --------------
     succeeding three months and the following five quarters (the "Rolling
                                                                   -------
     Product Forecast"). Each Partner shall provide good faith estimates of its
     ----------------
     weekly offtake information for the first month included in the Rolling Product Forecast. Each Partner's estimate shall be binding on each such Partner and the Operator for the first month, binding on each such Partner and the Operator within plus or minus 10% for the second month, and a good faith estimate for the third month and the five quarters thereafter.

          (b) Within five Business Days of receiving the Rolling Product Forecast, the General Partner shall cause the Operator to prepare and deliver to each Partner the Monthly Production Statement provided for in
     Section 7.3(b) of the Operating Agreement.
     --------------

     Section 8.3 Mandatory Capital Projects. As provided in Section 7.4 of the
                 --------------------------                 -----------
Operating Agreement, the Annual Forecast shall include for each Plant Facility all proposed Maintenance

Capital Projects and EHS Capital Projects for the next succeeding year known at the time of the Operator's preparation of the Annual Forecast, including such Capital Projects as are commenced or approved in prior years that have not been completed, and shall separately itemize all Above Threshold Non-Discretionary Capital Projects. A copy of the Capital Project forecast for each Plant Facility for the following four years that is prepared by the Operator and included in the Annual Forecast shall be provided to each Partner. The Annual Forecast shall describe for each proposed Above Threshold Non-Discretionary Capital Project the scope, nature, expected costs and benefits and justifications for each Capital Project and the short-term and long-term impact on production that the Capital Project is anticipated to have. For each such itemized Maintenance Capital Project and EHS Capital Project, the capital budget shall identify the PO Share of the budgeted Capital Costs for such Capital Project and the methodology used to determine the PO Share in accordance with Exhibit D of the Operating
                                             ---------
Agreement. The capital budget shall describe in reasonable detail the anticipated expenditure profile for the Capital Project over the life of the project. At any time during the year, as provided in Section 7.4 of the
                                                     -----------
Operating Agreement, the Operator may initiate Maintenance Capital Projects and EHS Capital Projects that are recommended by the Operator, even if not included in the Annual Plan. The General Partner shall procure from the Operator and deliver to the Limited Partners the information provided for above with respect to Above Threshold Non-Discretionary Capital Projects initiated during the year that were not included in the Annual Plan; to the extent practical, such information shall be provided not less than 30 days prior to commencing work for the Capital Project. Subject to Section 2.10(c), each Partner shall be invoiced
                                ---------------
under Section 2.4 for its Pro Rata share of the Capital Costs.

     Section 8.4 Discretionary Capital Projects.
                 ------------------------------

          (a)  Annual Forecast.  As provided in Section 7.4 of the Operating
               ---------------                  -----------
     Agreement, all Discretionary Capital Projects proposed by the Operator for the upcoming year shall be included in the Annual Forecast to the extent practical. A copy of the Capital Project forecast for each Plant Facility for the following four years that is prepared by the Operator and included in the Annual Forecast shall be provided to each Partner. As provided in
     Section 7.4 of the Operating Agreement, the Operator may propose
     -----------
     Discretionary Capital Projects the budgeted Project Cost of which are below $2.5 million (which threshold shall be mutually adjusted as of the January 1 following each fifth anniversary of the Closing Date taking into account inflation and other factors) during the year that were not included in the Annual Plan, provided that the Discretionary Capital Project budget for the year is not increased.

          (b)  Cost-Savings Discretionary Capital Projects to the Plant
               --------------------------------------------------------
     Facilities Proposed by the Operator. For each Above Threshold Discretionary
     -----------------------------------
     Capital Project to the Plant Facilities proposed by the Operator the primary purpose of which is to reduce Operating Services Costs, the General Partner shall cause the Operator to include a description of the scope, nature and quantitative assessment of the reduction in Operating Services Charges estimated to result from the Above Threshold Discretionary Capital Project and the short-term impact on production that the installation of the Capital Project is anticipated to have. For each cost savings Above Threshold Discretionary Capital Project, the capital budget shall specify the PO Share of the budgeted Capital Costs for such Capital Project and the methodology used to determine the PO Share in accordance with Exhibit D to
                                                                   ---------
     the Operating Agreement. The capital budget shall describe in reasonable detail the estimated expenditure profile for each Above Threshold Discretionary Capital Project over the life of the project. Each Partner shall have the right to participate or not participate in any Above Threshold Discretionary Capital Project the primary purpose of which is to reduce Operating Services Costs by agreeing to fund its pro rata share of the Capital Costs for the Capital Project, subject to Section 2.10(c), and
                                                           ---------------
     the participating Partners shall receive its pro rata share of the actual realized Operating Services Costs savings. The pro rata share of each of the Series A Unit Partners electing to participate shall be the PO Share times the Series A Percentage Interest of each such Partner divided by the sum of the Series A Percentage Interests of the participating Series A Unit Partners and the pro rata share of each of the Series B Unit Partners electing to participate shall be [one minus the PO Share] times the Series B Percentage Interest of each such Partner divided by the sum of the Series B Percentage Interests of the participating Series B Unit Partners, unless no Series A Unit holders elect to participate, in which case the PO Share shall be deemed to be zero for purposes of the foregoing calculation. The Operator may proceed with Below Threshold Discretionary Capital Projects to the Plant Facilities that are intended to reduce Operating Services Costs, provided that for Below Threshold Discretionary Capital Projects that are not included in the Annual Plan the overall discretionary capital budget for the year is not increased, and each Partner (i) shall be required to participate by funding its pro rata share of the Capital Costs as provided in this Section 8.4(b) and (ii) shall receive its pro rata share of the
             --------------
     actual realized Operating Services Costs savings.

          (c)  Cost Savings Discretionary Capital Projects to the Plant
               --------------------------------------------------------
     Facilities Proposed by a Limited Partner. Each Limited Partner shall have
     ----------------------------------------
     the right to propose to the General Partner and the Operator for consideration for inclusion in the Annual Forecast Discretionary Capital Projects to the Plant Facilities. Such proposal must be made in reasonable detail on or before October 1 of each year to be considered in the Annual Forecast for the following year. The Operator or the General Partner may determine, acting in their good faith but otherwise sole discretion, not to include such proposed Discretionary Capital Project in the Annual Forecast.

          (d)  Cost Savings Discretionary Capital Projects that Increase
               ---------------------------------------------------------
     Production Capacity. If any Discretionary Capital Project is expected to
     -------------------
     increase production capacity and reduce Operating Services Costs, then the General Partner shall make a reasonable and supported allocation of the Capital Costs of the Discretionary Capital Project between cost savings and capacity increase by calculating the net present value of the projected cost savings compared to the net present value of the projected additional PO Product capacity valued as if sold at fair market value. The net present value calculations shall be performed using consistent discount rates and time periods. Any expected lost PO Product and Co-Product production due to downtime in implementing the Discretionary Capital Project shall be allocated between cost savings and capacity increase in the same manner as the Capital Costs are allocated. The provisions of Section 8.4(b) shall
                                                        --------------
     govern the Limited Partners' rights to participate as to cost savings and
     Section 8.4(e) shall govern as to any rights of the Limited Partners to
     --------------
     participate as to capacity increases.

          (e)  Increased Production Capacity Discretionary Capital Projects. For
               ------------------------------------------------------------
     each Discretionary Capital Project to the Plant Facilities proposed by the Operator which is expected to increase production capacity of PO Product and/or Co-Product, the Annual Forecast shall include a description of the scope, nature and quantitative assessment of the expected production capacity increase from the Discretionary Capital Project and the short-term impact on production that the installation of the Capital Project is anticipated to have. For each such Discretionary Capital Project, the capital budget shall specify the PO Share of the budgeted Capital Costs for such Capital Project and the methodology used to determine the PO Share in accordance with Exhibit D of
                                                                   ---------
     the Operating Agreement. The capital budget shall describe in reasonable detail the anticipated expenditure profile for the Capital Project over the life of the project on which the Discretionary Capital Project Funding Notices will be based. Partners other than Bayer LP shall have the right to participate or not participate in any Discretionary Capital Project with respect to production capacity increases by agreeing to fund its pro rata share of the Capital Costs for the Capital Project and receive their respective pro rata share of the actual realized PO Product or Co-Product production capacity increase.

          (f)  Discretionary Capital Projects - Infrastructure Assets.  For
               ------------------------------------------------------
     each Discretionary Capital Project to Infrastructure Assets for a Complex as to which the Partnership does not have approval rights under Section
                                                                     -------
     7.4(c)(iv) of the Operating Agreement, the General Partner shall cause the
     ----------
     Operator to describe in a writing delivered to each Partner the scope, nature, benefits and justifications for such Capital Project and the short-term impact on production that installation of the Capital Project is anticipated to have. For each such Infrastructure Asset Discretionary Capital Project as to which the Partnership does not have approval rights under Section 7.4(d) of the Operating Agreement, the capital budget shall
           --------------
     specify the PO Share of the budgeted Capital Costs for such Capital Project and the methodology used to determine the PO Share in accordance with Exhibit D of the Operating Agreement. The PO Share of the Capital Costs
     ---------
     shall be allocated to the Series A Unit Partners Pro Rata and the remaining portion of the Capital Costs shall be allocated to the Series B Unit Partners Pro Rata. Each Discretionary Capital Project to the Infrastructure Assets proposed by the Operator as to which the Partnership has approval rights under Section 7.4(c)(iv) of the Operating Agreement or which are
                  ------------------
     proposed by Limited Partner shall be proposed and addressed in accordance with the applicable provisions of Sections 8.4(b), (c) or (d).
                                       ---------------  ---    ---

          (g)  Failure to Participate. Any Partner must elect to participate in
               ----------------------
     an Above Threshold Discretionary Capital Projects within (i) 30 days after the Operator's submission of a proposal for such Discretionary Capital Project if the budgeted Capital Costs for the Capital Project are $500,000 or less; (ii) 60 days after the Operator's submission of a proposal for such Discretionary Capital Project if the budgeted Capital Costs for the Capital Project are more than $500,000 and not more than $1.1 million;
     (iii) 90 days after the Operator's submission of a proposal for such Discretionary Capital Project if the budgeted Capital Costs for the Capital Project are more than $1.1 million and not more than $2.5 million; and (iv) 120 days after the Operator's submission of a proposal for such Discretionary Capital Projects (which shall be included in the Annual Forecast) if the budgeted Capital Costs for the Capital Project are more than $2.5 million, unless each of the Partners otherwise agree. Failure to timely respond shall be deemed an election to participate for all Capital Projects except for Discretionary Capital Projects in excess of $2.5 million, as to which failure to respond shall be deemed an election not to participate. For Discretionary Capital Projects to Infrastructure Assets proposed by the

     Operator in excess of the threshold set forth in Section 7.4(d)(iv) of the
                                                      ------------------
     Operating Agreement, a Partner must make its election to participate in such Capital Project within (i) 90 days after the Operator's submission of a proposal if the expected Capital Costs to such Partner are more than $1.5 million, and (ii) 120 days after the Operator's submission of a proposal for such Capital Project if the expected Capital Costs to such Partner are more than $2.5 million, unless each of the Partners otherwise agree. For purpose of the preceding sentence, failure to timely respond shall be deemed an election not to participate in such Discretionary Capital Project to Infrastructure Assets. The thresholds contained in this Section 8.4(g)
                                                                --------------
     shall be mutually adjusted as of the January 1 following each fifth anniversary of the Closing Date taking into account inflation and other factors. Any Partner failing or refusing to participate in the costs of any Discretionary Capital Projects shall not participate in the cost savings, capacity increase, reliability improvement or other performance enhancement resulting from such Discretionary Capital Project, and the General Partner shall make appropriate economic arrangements among the Partners under
     Section 2.3 to achieve this result. Partners who are not entitled to, or
     -----------
     who elect not to, participate in a Discretionary Capital Project shall not bear any of the PO Product or Co-Product production loss from downtime in implementing such Discretionary Capital Project. Such product loss shall be borne entirely by the participating Partners.

          (h)  No Benefit if Failure to Contribute to R&D. Notwithstanding the
               ------------------------------------------
     foregoing provisions of this Section 8.4, in the event that the Bayer
                                  -----------
     partner in the Technology Partnership does not pay in full its annual Bayer Monthly Technology Budget Payments (without regard to the Bayer Budget
     Cap), then the General Partner in conjunction with the Existing Plant Operators shall make appropriate economic arrangements and apportionment of the cost savings benefits resulting from any Discretionary Capital Project implementing the process development research so that Bayer LP does not participate in the portion of any cost saving, reliability improvement or other performance enhancement resulting from such Capital Project corresponding to the portion of the annual Bayer Monthly Technology Budget Payments to which Bayer LP did not contribute its full share.

     Section 8.5 Mutual Provision of Information. The Partners will keep each
                 -------------------------------
other timely informed about planned turnarounds, shutdowns, major technical projects, Capital Projects and any other major events which in each case are relevant to this Agreement or the Operating Agreement.


                                  ARTICLE IX

                             RIGHTS OF THE PARTNERS

     Section 9.1 Delegation. The Partners acknowledge that the General Partner
                 ----------
is permitted to delegate responsibility for day-to-day operations of the Partnership to the Operator and/or to officers and employees of the General Partner's Affiliates.

     Section 9.2 General Authority. Persons dealing with the Partnership are
                 -----------------
entitled to rely conclusively on the power and authority of the General Partner as set forth in this Agreement. In no event shall any Person dealing with the General Partner or the General

Partner's representatives with respect to any business or asset of the Partnership be obligated to ascertain that the terms of this Agreement have been complied with, or be obligated to inquire into the necessity or expedience of any act or action of the General Partner or the General Partner's representatives. Every contract, agreement, deed, mortgage, security agreement, promissory note or other instrument or document executed by the General Partner or the General Partner's representatives with respect to any business or asset of the Partnership shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery thereof, this Agreement was in full force and effect, (ii) the instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Partnership and (iii) the General Partner or the General Partner's representative was duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Partnership. Nothing in this Section 9.2 shall be deemed to
                                                  -----------
be a waiver or release of any obligation of the General Partner to the other Partners as set forth elsewhere in this Agreement.

     Section 9.3 Limitation on Fiduciary Duty; Competition.
                 -----------------------------------------

          (a) Each Partner (directly or through its Affiliates) is a sophisticated party, possessing extensive knowledge of and experience relating to, and is actively engaged in, significant businesses in addition to the Partnership, has been represented by legal counsel, is capable of evaluating and has thoroughly considered the merits, risks and consequences of the provisions of this Section 9.3 and agrees to such provisions
                               -----------
     knowingly and advisedly. The liability of the General Partner (including any liability of its Affiliates or its or their respective officers, directors, agents and employees) or of any Limited Partner (including any liability of its Affiliates or its or their respective officers, agents, directors and employees), either to the Partnership or to any other Partner, for any act or omission by such Partner in its capacity as a partner of the Partnership that is imposed by such Partner's status as a "general partner" or "limited partner" (as such terms are used in the Act) of a limited partnership is hereby eliminated, waived and limited to the fullest extent permitted by Applicable Law. Nothing in this subsection shall relieve any Partner from any liability for any breach of this Agreement. Nothing in this subsection alters the indemnification provisions of Article XIV.
        -----------

          (b) Except as may be set forth in a Related Agreement, each Partner's Affiliates shall be free to engage in or possess an interest in any other business of any type, including any business in direct competition with the Partnership, and to avail itself of any business opportunity available to it without having to offer the Partnership or any Partner the opportunity to participate in such business. It is expressly agreed that the legal doctrine of "corporate or business opportunities" sometimes applied to a Person deemed to be subject to fiduciary or other similar duties so as to prevent such Persons from engaging in or enjoying the benefits of additional business opportunities shall not be applied in the case of any investment, acquisition, business, activity or operation of any Partner's Affiliates.

     Section 9.4 Partner Covenants. Each Partner covenants and agrees with the
                 -----------------
Partnership and with the other Partners that it shall not (i) exercise, or purport or attempt to exercise, any authority it has to withdraw, retire, resign or assert that it has been expelled from the Partnership, (ii) do any act that would make it impossible or impracticable to carry on the

Partnership's business and (iii) act or purport or attempt to act in a manner contrary to the agreements of the Partners set forth in this Agreement; provided that nothing in this Section 9.4 shall be deemed to waive any Partner's rights
                     -----------
under Article X, XI or XII.
      ---------  --    ---

     Section 9.5 Special Purpose Entities. Each Partner covenants and agrees
                 ------------------------
that (i) its business shall be restricted in its organizational documents solely to holding of its Partnership Interests and the doing of things necessary or incidental in connection therewith, (ii) it will not own any assets, incur any indebtedness or similar liabilities or engage, participate or invest in any business outside the scope of the business described in clause (i), (iii) it shall be restricted in its organizational documents from engaging in any merger, consolidation, sale of substantially all of its assets or reorganization except in compliance with the terms of this Agreement, (iv) it shall be required in its organizational documents to have on its board of directors at least one independent director to be nominated by the ultimate parent entity of the other Party whose vote is required for voluntary bankruptcy filings by such Partner pursuant to the Master Transaction Agreement and (v) its organizational documents shall require it to abide by the Separateness Covenants (as such term is defined in the Master Transaction Agreement).

     Section 9.6 Use of Technology. The Partnership shall produce PO Product and
                 -----------------
Co-Product pursuant to technology licenses from the Technology Partnership held by Lyondell LP and Bayer LP. To the extent that Bayer LP receives a distribution-in-kind of PO Product pursuant to Section 3.1 that it uses outside
                                               -----------
of the field of use specified in the License Agreement, Lyondell LP will accommodate Bayer LP and allow Bayer LP to use Lyondell LP's unrestricted field of use technology license for such purpose; provided, however, that Bayer LP pays to Lyondell LP on or before the fifteenth day of the month in which Bayer LP makes such use of the PO Product, accompanied by a report to the Lyondell Partners showing a computation in sufficient detail of all fees so accruing, an accommodation fee (the "Accommodation Fee") for each such pound of PO Product
                        -----------------
equal to the difference between (i) Lyondell's U.S. volume weighted average sales price for Third Party sales of the PO Product and (ii) the average "all in" Operating Services Costs per pound of product payable by Bayer LP for the month in which Bayer LP receives a distribution of the PO Product in question, including a per pound of PO Product imputed depreciation charge equal to Bayer LP's annual book depreciation for the immediately preceding year for Capital Projects under Section 8.3 and Section 8.4 as reflected in Bayer LP's books for
               -----------     -----------
parent reporting purposes, divided by the Bayer PO Annual Offtake Amount. The foregoing Accommodation Fee shall not apply with respect to any pounds of PO Product sold to Lyondell, or marketed by Lyondell pursuant to Sections 11.01(c),
                                                              -----------------
11.03(a) and 11.10 of the Master Transaction Agreement under the term of the
--------     -----
Master Transaction Agreement. For pounds of PO Product permitted to be sold by Bayer LP pursuant to Section 11.03(b) of the Master Transaction Agreement, Bayer
                     ----------------
LP shall
be free to sell such PO Product outside the field of use specified in the Buckeye License Agreement; provided, however, that Bayer LP shall pay the Accommodation Fee for such PO Product sold until the tenth anniversary of the Closing Date. In accordance with Schedule 9.6, on or before April 1 of each
                                 ------------
year, an executive officer of Bayer shall make a certification to Lyondell as to the implementation of, and the determination of the Accommodation Fee, if any, payable as provided in, this Section 9.6.
                             -----------

                                   ARTICLE X

                        TRANSFERS AND PLEDGES GENERALLY

     Section 10.1  Restrictions on Transfer and Prohibition on Pledge.
                   --------------------------------------------------
 Except pursuant to Section 11.2 or in accordance with this Article X, a
                    ------------                            ---------
Partner shall not, in any transaction or series of transactions, directly or indirectly Transfer all or any part of its Units. A Partner shall not, in any transaction or series of transactions, directly or indirectly Pledge all or any part of its Units or its interest in the Partnership. Neither the term "Transfer" nor the term "Pledge," however, shall include an assignment by a
---------                -------
Partner of such Partner's right to receive distributions from the Partnership so long as such assignment does not purport to assign any right of such Partner to participate in or manage the affairs of the Partnership, to receive any information or accounting of the affairs of the Partnership, or to inspect the books or records of the Partnership or any other right of a Partner pursuant to this Agreement or the Act. Any attempt by a Partner to Transfer or Pledge all or a portion of its Units in violation of this Agreement shall be void and shall not be effective to Transfer or Pledge such Units or any portion thereof. Subject to any applicable restrictions imposed by the Master Transaction Agreement, nothing in this Agreement shall prevent the Transfer or Pledge by the owner thereof of any capital stock, equity ownership interests or other security of a Partner or any Affiliate of a Partner.

     Section 10.2  Transfer of Units by the Limited Partners.
                   -----------------------------------------

             (a) Without the need for the consent of any Person, a holder of Series B Units may Transfer all or part of its Series B Units; provided that any transferee is Creditworthy at the time of Transfer.

             (b) Without the need for the consent of any Person, Lyondell LP may Transfer all (but not less than all) of its Series A Units if (and only
     if) such Transfer is in connection with the sale or other disposition of all of the Lyondell GP Units pursuant to Section 10.3 in a transaction
                                              ------------
     meeting the requirements of Section 10.4.
                                 ------------

             (c) Without the need for the consent of any Person, Bayer LP may Transfer all (but not less than all) of its Series A Units, if (and only if) such Transfer is in connection with the sale or other disposition of
     (i) all of the Series A Partnership Interests owned by Bayer LP, (ii) other assets representing at least 90% of the book value of all of the polyols production assets worldwide of Bayer and its Affiliates other than the Series A Units and (iii) all of the interests of Bayer in the Technology Partnership.

     Section 10.3  Transfer of Units by the General Partner.  Without the need
                   ----------------------------------------
for the consent of any Person, Lyondell GP may Transfer all (but not less than all) of its Units, if (and only if) (a) such Transfer is in connection with the sale or other disposition of (i) all of the Units owned by Lyondell GP, (ii) all of the Series A Units owned by Lyondell LP, (iii) other assets representing at least 90% of the book value of all of the PO Product production assets worldwide of Lyondell and its Affiliates other than the Lyondell GP Units and (iv) all of the interests of Lyondell in the Technology Partnership and (b) the Existing Plants will be operated by a Lyondell Affiliate or the transferee or its Affiliate following the Transfer. Any permitted transferee to the Units of Lyondell GP under this Section 10.3 is called herein a "Permitted PO Successor."
                       ------------                     ----------------------

     Section 10.4  Transfer Prerequisites.
                   ----------------------
Notwithstanding the foregoing provisions of Section 10.2 or Section 10.3, a
                                            ------------    ------------
Partner may Transfer its Units only if all the following occur:

          (a) the Transfer is accomplished in a non-public offering in compliance with, and exempt from, the registration and qualification requirements of all federal and state securities laws and regulations;

          (b) the Transfer does not cause a default under any material contract to which the Partnership is a party or by which the Partnership or any of its properties is bound;

          (c) the transferee executes an appropriate agreement to be bound by this Agreement and assumes all obligations of the transferor from and after the date of the transfer, including the obligation to offtake and pay for PO Product or Co-Product, as applicable;

          (d) the transferor and/or transferee bears all reasonable costs incurred by the Partnership in connection with the Transfer;

          (e) the transferee is a single purpose entity fulfilling the requirements of Section 9.5; and
                     -----------

          (f) the proposed transferor is not in material default in the timely performance of any of its obligations to the Partnership at the time of transfer.

     Section 10.5  Rights of Transferee; Closing Date of Transfer.
                   ----------------------------------------------

          (a)  Upon consummation of a Transfer in accordance with Sections 10.2
                                                                  -------------
     or 10.3, the transferee shall immediately, and without any further action
        ----
     of any Person, become (i) a Substitute Limited Partner if and to the extent Limited Partner Units are transferred and (ii) a Substitute General Partner, if General Partner Units are transferred.

          (b) Each Transfer shall become effective as of the first day of the calendar month following the calendar month during which the remaining Partner or Partners receives a copy of the instrument of assignment and, to the extent required, all such certificates and documents of the character described in Section 10.4, which it or they may reasonably request.
                  ------------

     Section 10.6 Transfer to Wholly Owned Affiliate. Without the need for the consent of any Person, but without releasing the transferring Partner from any of its obligations under this Agreement accruing both before and after the date of transfer, the General Partner may Transfer all but not part and any Limited Partner may Transfer all or any part of its Units to any Wholly Owned Affiliate of such Partner (other than another Partner), provided the transferee executes an instrument reasonably satisfactory to all of the other Partners accepting the terms and provisions of this Agreement and the transferee satisfies the requirements of Section 9.5. Upon consummation of a Transfer in accordance with
                -----------
this Section 10.6, the transferee shall immediately, and without any further
     ------------
action of any Person, become (i) a Substitute Limited Partner, if and to the extent Limited Partner Units are transferred, and (ii) a Substitute General Partner, if General Partner Units are transferred.

     Section 10.7  Right to Admit New Partners for Capacity Expanding
                   --------------------------------------------------
Discretionary Capital Project. For avoidance of doubt, and without limiting
-----------------------------
Section 10.2, the General Partner shall have the right to cause the Partnership
------------
to admit new Series A Unit Partners or Series B Unit Partners who are Wholly Owned Affiliates of then existing Partners meeting the requirements of
Section 9.5 in connection with the issuance of new Units in connection with a
-----------
capacity expanding Discretionary Capital Project.

     Section 10.8  Right of General Partner to Classify Series B Units.
                   ---------------------------------------------------
At any time following the Closing Date, the General Partner may at its sole discretion divide the Series B Units into two classes of Series B Units, with one class of Series B Units representing an interest in the SM Co-Product and one class of Series B Units representing an interest in the TBA Co-Product, and designate the rights and privileges of holders of such classes and alter other terms and provisions of this Agreement as appropriate; provided, however, that the classification of Series B Units pursuant to this Section 10.8 may not
                                                      ------------
change or impact the rights or obligations of any of the existing Series A Unit Partners under this Agreement; and provided, further, that the Partners shall consent to the amendment of this Agreement to give effect to the classification of Series B Units pursuant to this Section 10.8.
                                   ------------

                                  ARTICLE XI

  WITHDRAWAL; REMOVAL OF THE GENERAL PARTNER; REMEDIES AND PURCHASE OPTION FOR UNCURED OFFTAKE AND PAYMENT DEFAULT; REMEDIES FOR GENERAL PARTNER BREACH OF
                         OBLIGATIONS TO DELIVER PRODUCT

     Section 11.1  Withdrawal of Limited Partners. A Limited Partner shall not
                   ------------------------------
withdraw from the Partnership without the prior written consent of the other Partners, which consent a Partner may withhold in its sole and absolute discretion.

     Section 11.2  Non-Supply Failure Step-in. The procedures for withdrawal or
                   --------------------------
the forced sale of the Units of the General Partner to Bayer LP are as follows and as provided in Section 11.3:
                   ------------

          (a) The General Partner shall not withdraw or resign from the Partnership without the prior written consent of holders of the majority of the Series A Percentage Interests and the holders of a majority of the Series B Percentage Interests.

          (b)  A "Non-Supply Failure Step-in Triggering Event" is either one of
                  -------------------------------------------
     the following: the occurrence of (i) the Bankruptcy of Lyondell or (ii) an Uncured Partner Offtake or Payment Default with respect to any Series B Unit holder that is an Affiliate of Lyondell and as to which Bayer LP has elected to purchase the Series B Units pursuant to Section 11.4.
                                                        ------------

          (c) Upon the occurrence of a Non-Supply Failure Step-in Triggering Event, Bayer LP or its permitted successor hereunder shall have the right to exercise the following remedies by notice to Lyondell GP within 60 days of the occurrence of the Step-in Triggering Event:

               (i) Acquire all (but not part) of Lyondell GP's Units and Lyondell LP's Series A Units on a date specified in Bayer LP's election notice that is not later than 90 days from the date of the election notice for a cash purchase price equal to the fair market value of such Units (which purchase price shall be deemed to be not less than zero), determined in accordance with the appraisal procedures of Section 11.5.
                        ------------

               (ii) If Bayer LP contemporaneously exercises the right afforded to it under Section 11.2(c)(i) in connection with a Bankruptcy of
                      ------------------
          Lyondell (but without derogation of Bayer LP's rights under Section
                                                                      -------
          11.4), Bayer may also acquire all (but not part) of the Series B Units
          ----
          then held by Lyondell Affiliates on the date on which the Units are to be acquired under Section 11.2(c)(i) for a cash purchase price equal
                            ------------------
          to the fair market value of such Units (which purchase price shall be deemed to be not less than zero), determined in accordance with the appraisal procedures of Section 11.5; provided, however, that Bayer LP
                                  ------------
          shall not have the right to acquire the Series B Units then held by Lyondell Affiliates if (x) no Uncured Partner Offtake or Payment Default then exists with respect to such Series B Units and (y) Bayer LP is provided reasonable assurances within 10 days of the filing of the Bankruptcy that the Lyondell Affiliate which holds such Series B Units will meet its offtake and payment obligations. The Lyondell Partners shall not have the right to challenge Bayer LP's determination of whether it has received such reasonable assurances, including under the arbitration procedures set forth in Exhibit B or
                                                                  ---------
          by seeking injunctive relief through the courts. If the conditions set forth in clauses (x) and (y) of the preceding sentence are not satisfied and Bayer LP in connection with a Lyondell Bankruptcy acquires the Series B Units held by Lyondell Affiliates, Lyondell Affiliates shall have the right to reacquire such Series B Units for the purchase price paid by Bayer LP at any time within three years after the purchase by Bayer LP (A) that the Lyondell Affiliates are able to provide reasonable assurances to Bayer LP that they will be able to meet their offtake and payment obligations or (B) within 180 days following the dismissal or completion of a Chapter 11 Bankruptcy case with respect to Lyondell. Except in connection with a Bankruptcy of Lyondell as provided in this Section 11.2(c)(ii), a Non-Supply
                                          -------------------
          Failure Step-in Triggering Event or a Supply Failure Step-in Triggering Event shall not entitle Bayer LP to acquire the Series B Units of Lyondell Affiliates and no Non-Supply Failure Step-in Triggering Event or Supply Failure Step-in Triggering Event shall entitle Bayer LP to acquire the Series B Units not held by Lyondell Affiliates.


          (d) If Bayer LP or its permitted successor hereunder exercises its rights under Section 11.2(c), then Bayer LP shall, directly or through a
                  ---------------
     Qualified Replacement Operator, operate the Partnership Property for the benefit of all Partners for the production of PO Product and Co-Product in accordance with the terms, conditions and standards of this Agreement and the Operating Agreement, as if the Operating Agreement remained in full force and effect.

     Section 11.3  Supply Failure Step-in.
                   ----------------------

          (a)   Two Month 80% Failure.  If (i) Bayer LP (together with its
                ---------------------
     Affiliates pursuant to any product "swap" or similar arrangement then in existence between Lyondell and Bayer) did not receive at least 80% for the immediately prior month of the lesser of (x) Bayer LP's binding nominations for pounds of PO Product or (y) 1/12th of the Bayer PO Annual Offtake Amount for the year, and (ii) Lyondell GP anticipates in good faith that Bayer LP (together with its Affiliates pursuant to any product "swap" or similar arrangement then in existence between Lyondell and Bayer) will not receive at least 80% for the current month of the lesser of (x) Bayer LP's binding nominations for pounds of PO Product or (y) 1/12th of the Bayer PO Annual Offtake Amount for the year, then on or before the 15th day of the month, Lyondell GP shall provide Bayer with a full written technical assessment of the condition causing the curtailment (the "Operating
                                                               ---------
     Problem") and Lyondell's efforts and plans to remediate the Operating
     -------
     Problem. If the Operating Problem is not the result of Force Majeure, the 60 day period under this Section 11.3(a) will be applied to the five month
                              ---------------
     threshold under Section 11.3(b).
                     ---------------

          (b)  Threshold for Initiating Curative Action Plan. If Bayer LP
               ---------------------------------------------
     (together with its Affiliates pursuant to any product "swap" or similar arrangement then in existence between Lyondell and Bayer) has not received pounds of PO Product equal to at least (i) for any consecutive five month period, 80% of the lesser of (x) the aggregate binding nominations for pounds of PO Product of Bayer LP during such period or (y) 5/12th of the Bayer PO Annual Offtake Amount for such year or (ii) for any consecutive 12 month period, 85% of the lesser of (x) the aggregate binding nominations for pounds of PO Product of Bayer LP during such period or (y) the Bayer PO Annual Offtake Amount during such period, and as to either clause (i) or
     (ii), such failure is not the result of Force Majeure (a "Major Unexcused
                                                               ---------------
     PO Delivery Failure"), then upon written notice from Bayer LP, which notice
     -------------------
     may be given at any time for so long as the Major Unexcused PO Delivery Failure continues, Lyondell GP shall cause the Existing Plant Operator for the Existing Plant at which the problem exists to meet with Bayer LP or its Affiliate to develop a "Curative Action Plan" on a cooperative, mutually
                             --------------------
     consensual basis to address the problem on the terms set forth in
     Section 11.3(c) below.
     ---------------

          (c)  Attempt to Reach Mutual Agreement on a Mutual Curative Action
               -------------------------------------------------------------
     Plan. Lyondell GP shall arrange a technical review, a review of the
     ----
     relevant Existing Plant and other necessary arrangements with Bayer (subject to making appropriate confidentiality arrangements). The Parties shall negotiate in good faith to develop and finalize a mutually acceptable Curative Action Plan within 30 days of the date of Bayer LP's notice pursuant to Section 11.3(b) above or such longer period as the Parties may
                 ---------------
     agree. Costs incurred by both Lyondell and Bayer in developing the Curative Action Plan shall be included in Operating Services Costs to be shared between them on a System-wide Pooled Cost Basis. The Curative Action Plan will contain specific steps to be taken by the Existing Plant Operator at the Existing Plant at which the problem exists and a time period for completing the Curative Action Plan.


          (d)  If the Parties Reach Agreement. If the Parties reach agreement
               ------------------------------
     on a Curative Action Plan within such 30 day period (as such period may be extended by mutual agreement), then the Existing Plant Operator shall implement the agreed Curative Action

     Plan and shall use Reasonable Best Efforts to complete such Curative Action Plan within the time period specified in the Curative Action Plan. If the Curative Action Plan is successful, then the Parties shall be restored to their positions prior to the existence of the Major Unexcused PO Delivery Failure (subject to any curtailment protocol then in effect). If the Curative Action Plan is not successful, then the Parties shall review the continuing Operating Problem under Section 11.3(c) and mutually determine
                                        ---------------
     to either proceed (i) with another mutually developed Curative Action Plan,
     (ii) to derate the Existing Plant by mutual agreement or (iii) to proceed under Section 11.3(e) and the following provisions of this Section 11.3.
           ---------------                                      ------------
     For purposes of this Section 11.3, "successful" means "solving" the
                          ------------
     Operating Problem to the extent required so that Bayer LP is not being curtailed from that point forward as a result of the Operating Problem. For purposes of this Section 11.3, "derate" means reducing the rated PO
                      ------------
     capacity of the Existing Plant in question to account for an expected long-term reduction in the PO production capacity of the Existing Plant, which shall in turn reduce the Existing Plant Total PO Capacity. Any curtailment protocol then in effect between the Parties shall be appropriately changed to reflect the derating of the affected Existed Plant under this
     Section 11.3.
     ------------

          (e)  If the Parties Do Not Reach Agreement. If the Parties fail to
               -------------------------------------
     finalize a mutually acceptable Curative Action Plan within such 30 day period (as such period may be extended by mutual agreement), then the Existing Plant Operator may implement its chosen Curative Action Plan. Lyondell GP shall provide a written description of such Curative Action Plan to Bayer LP within 30 days of the end of the period for reaching mutual agreement on a Curative Action Plan.

          (f)  Implementation of Lyondell Curative Action Plan. The Existing
               -----------------------------------------------
     Plant Operator's Curative Action Plan shall provide for completion of the Curative Action Plan within seven months from the Parties' failure to reach agreement with respect to a mutually approved plan under Section 11.3(c),
                                                              ---------------
     subject to fabrication and/or delivery items and regulatory approvals that will result in the Curative Action Plan taking more than seven months to complete, which shall be identified in the Curative Action Plan. If Bayer LP disputes the time periods specified by the Existing Plant Operator for such fabrication and/or delivery items and/or regulatory approvals, then Bayer LP may have the reasonableness of such time periods reviewed by a three member panel consisting of technical experts appointed pursuant to Exhibit B. The three member panel will reach its decision within 15 days
     ---------
     after appointment of the third member of the panel. Lyondell GP shall cause the Existing Plant Operator to proceed with implementation of its Curative Action Plan pending the arbitration panel's decision. If the Existing Plant Operator's Curative Action Plan is successful, then the Parties shall be restored to their positions prior to the existence of the Major Unexcused PO Delivery Failure (subject to any curtailment protocol then in effect) .

          (g)  If Lyondell Plan is Not Successful. If the Existing Plant
               ----------------------------------
     Operator's Curative Action Plan is not successful, or if the Existing Plant Operator did not have a Curative Action Plan, then either the provisions of
     Section 11.3(h)-(j) or Section 11.3(k)-(l) shall apply, depending on
     -------------------    -------------------
     whether or not the Existing Plant as to which the Operating Problem relates is one of the Plant Facilities.

          (h)  If the Plant is one of the Plant Facilities. If the Existing
               -------------------------------------------
     Plant affected by the Operating Problem is one of the Plant Facilities, and either (i) the Existing Plant Operator's Curative Action Plan is unsuccessful or (ii) the Existing Plant Operator did not have a Curative Action Plan, then Bayer LP shall have the right to present in good faith a Curative Action Plan to Lyondell GP for consideration. If Bayer LP does not present a Curative Action Plan, then either (i) Lyondell GP shall cause the Operator to continue to use Reasonable Best Efforts to remediate the Operating Problem or (ii) if the Operator does not believe in good faith that the Operating Problem can be remediated on a commercially reasonable basis, then the Operator shall derate the Plant Facilities. If Bayer LP presents a Curative Action Plan, Lyondell GP shall review the Curative Action Plan for compliance with the Existing Plant EHS Policies. If Bayer LP's Curative Action Plan does not comply with the Existing Plant EHS Policies, then Bayer LP shall make such alterations to the Curative Action Plan as may be required to comply with the Existing Plant EHS Policies. Within 10 Business Days following Lyondell GP's receipt of the Curative Action Plan (revised, if and as provided in the previous sentence), Lyondell GP must elect (i) to agree to guarantee Bayer LP's Pro Rata share of the rated PO capacity of the affected Plant Facilities, subject only to Force Majeure, which guarantee shall continue until Lyondell GP can demonstrate to Bayer LP that the Operating Problem is solved or (ii) permit Bayer LP to proceed with its rights under Section 11.3(i).
                                               ---------------

          (i)  Step-in for Plant Facilities. If Lyondell GP does not timely
               ----------------------------
     elect to provide the volume guarantee to Bayer LP described under the last sentence of Section 11.3(h), then Bayer LP shall have the right, through an
                 ---------------
     Affiliate, to assume the operation of the Plant Facilities affected by the Operating Problem under the terms and conditions of the Operating Agreement, and with the same liabilities and responsibilities of the Operator under the Operating Agreement, for the remaining term of the Operating Agreement. Bayer LP shall cause its Affiliate operator to implement the Curative Action Plan presented to Lyondell GP under
     Section 11.3(h). Bayer LP shall not have the right to purchase Lyondell
     ---------------
     GP's Units, Lyondell LP's Series A Units or any Series B Units or to operate the Plant Facilities at the other Complex.

          (j)  Bayer Obligations. The Bayer LP Affiliate operator shall
               -----------------
     guarantee the Lyondell Partners' monthly deliveries of PO Product and the Series B Unit Partners' deliveries of Co-Product from the Plant Facilities at the monthly average of the Lyondell Partners' share of PO Product and the Co-Product produced from the Plant Facilities during the six months immediately prior to the assumption of operations by Bayer LP's Affiliate, subject only to Force Majeure and loss of production resulting from any shutdown of the Plant Facility (such period not to exceed 30 days) as may be required to implement Bayer LP's Curative Action Plan pursuant to
     Section 11.3(i). Such guarantee shall continue until the Bayer LP
     ---------------
     Affiliated operator demonstrates to the Partners other than Bayer LP that the Operating Problem is solved.

          (k)  If the Plant is Not a Plant Facilities. If the affected Existing
               --------------------------------------
     Plant is not a Plant Facilities, then Bayer LP may by delivering written notice to Lyondell GP at any time prior to the time that the Operating Problem is solved (i) require Lyondell GP to exercise on behalf of its Affiliates the option under Section 11.3(l); (ii) proceed again under
                                 ---------------
     Section 11.3(c); or (iii) require Lyondell GP to cause the Existing Plant
     ----------------
     Operator
     either (x) to continue to use Reasonable Best Efforts to remediate the Operating Problem or (y) if the Existing Plant Operator does not believe in good faith that the Operating Problem can be remediated on a commercially reasonable basis, then the Existing Plant Operator shall derate the Plant Facilities.

          (l)  Lyondell Options. Within 30 days after Bayer LP's notice under
               ----------------
     Section 11.3(k)(i), Lyondell GP shall elect on behalf of its relevant
     ------------------
     Affiliate to either (i) agree to not curtail Bayer due to the Disruption Events from the Existing Plant affected by the Operating Problem, subject only to Force Majeure, which agreement shall continue until Lyondell GP can demonstrate to Bayer LP that the Operating Problem is solved or (ii) allow Bayer LP, directly or through its Affiliate, to purchase at fair market value (to be determined in accordance with Section 11.5) equivalent PO
                                                -------------
     capacity in any of the Existing Plants as may be designated by Lyondell to the annual pounds of which Bayer LP would receive absent the Disruption Event that are curtailed by reason of the Operating Problem. Lyondell GP shall provide to Bayer LP at the time Lyondell GP delivers its election notice under this Section 11.3(l)(ii) a description of the most recent
                       -------------------
     Curative Action Plan that the relevant Existing Plant Operator may have to address the Operating Problem. If Bayer LP so desires, it may rescind its election pursuant to Section 11.3(k) in order to permit the Existing Plant
                          ---------------
     Operator to implement such Curative Action Plan. If the Existing Plant Operator subsequently solves the Operating Problem, the restored PO production in the affected Existing Plant shall be treated as debottleneck capacity for purposes of this Agreement.

          (m)  Dispute Resolution.  Except with respect to rights triggered by a
               ------------------
     Bankruptcy of Lyondell, Bayer LP may not exercise its rights under Section
                                                                        -------
     11.2(c) or Section 11.3 during the pendency of a dispute resolution
     -------    ------------
     procedure in accordance with the provisions of Exhibit B as to whether a
                                                    ---------
     Non-Supply Failure Step-in Triggering Event or a Supply Failure Step-in Triggering Event has occurred. If Lyondell GP is not the prevailing Party in any such dispute, submission of such dispute to resolution in accordance with Exhibit B shall not extend or shorten the total period within which
          ---------
     Lyondell GP may cure the event giving rise to a Non-Supply Failure Step-in Triggering Event or a Supply Failure Step-in Triggering Event, except as may be agreed by the Parties or awarded by the arbitrator pursuant to Exhibit B.
     ---------

          Section 11.4  Remedies and Purchase Option for Uncured Partner Offtake
                        --------------------------------------------------------
     or Payment Default.
     ------------------

          (a) If a Partner fails to offtake its full Pro Rata Share of PO Product or Co-Product produced from the Plant Facilities under the terms set forth in Article III and/or to timely pay in full any Partner Invoice when due, then the General Partner shall within 30 days thereafter deliver a written notice to the defaulting Partner of such default, informing the defaulting Partner that (i) the Partnership will declare an Uncured Partner Offtake or Payment Default and (ii) if the default is a payment default, at the General Partner's election, the Partnership may withhold distributions of PO Product (if the default relates to Series A Units) or Co-Product (if the default relates to Series B Units held by a Person other than a Lyondell Affiliate) if the default is not cured within 30 days of the date of such notice. If the default (including as to a payment default, payment of interest at the Default Rate on the unpaid invoiced amount from the date due until paid in full), is not cured on or before the expiration of such 30 day period, then an "Uncured Partner Offtake or Payment Default" shall have occurred. For
         ------------------------------------------
     any payment default, the General Partner may withhold distributions of PO Product or Co-Product, as the case may be, to such defaulting Partner (a "Defaulting Limited Partner") until the Defaulting Limited Partner pays the
      --------------------------
     invoiced amount and interest thereon in full. Any Defaulting Limited Partner shall be obligated to compensate the other Partners (the "Non-
                                                                       ----
     Defaulting Partners") for any lost production sustained by the other
     -------------------
     Partners resulting from the Operator's ceasing production by reason of such default by paying the product of (i) the positive difference between the Non-Defaulting Partners' cost per pound of purchasing substitute PO Product or Co-Product of comparable specifications and the per pound cost of such product to such Partner under Section 2.3 (or if no product is then
                                   -----------
     available in the market, the then prevailing "spot" price and (ii) the number of pounds of such lost pounds). Any Non-Defaulting Partner seeking compensation under this Section 11.4(a) shall mitigate such claim by taking
                             ---------------
     all actions which a reasonable Person would undertake to minimize or alleviate the amount of such claim, including availing itself of available business interruption insurance coverage under the Lyondell insurance program and purchasing replacement product from the lowest cost alternative source meeting the Non-Defaulting Partner's delivery timing and location needs. Additionally, if a payment default relates to a Discretionary Capital Project, then in addition to the foregoing, the General Partner may withhold any benefits of the Discretionary Capital Project from that Partner in accordance with Section 8.4(g).
                                --------------

          (b) Following the occurrence of an Uncured Partner Offtake or Payment Default, the Non-Defaulting Partners shall have the right to pay the unpaid amounts (without interest, which shall remain the obligation of the defaulting Partner) and receive in-kind distributions of PO Product or Co-Product (whichever the payment default relates to) equal to the payment default divided by the then applicable PO Production Costs or per pound Fixed Costs and Variable Costs of producing Co-Product, as applicable. Upon such payment, the Defaulting Limited Partner shall be deemed to have received such product and the Defaulting Limited Partner shall be deemed to have paid the amount paid by the Non-Defaulting Partners to the extent of the payment made.

          (c) If and for so long as an Uncured Partner Offtake or Payment Default with respect to a Defaulting Limited Partner exists, then the General Partner and each of the other Non-Defaulting Partners, acting individually or collectively shall have the right but not the obligation to notify the Defaulting Limited Partner in writing that, unless the Defaulting Partner shall offtake all PO Product or Co-Product that the Defaulting Limited Partner has failed or refused to offtake and/or to pay the full amount owing to the Partnership, including accrued and unpaid interest, within 15 days from the date of the notice, the Non-Defaulting Partners will elect to purchase all of the Defaulting Limited Partner's Series A Units and/or Series B Units as to which the default has occurred for a cash purchase price equal to the fair market value (which purchase price shall be deemed to be not less than zero) of the Series A Units and/or Series B Units as to which the default has occurred. If the default is not cured on or before the expiration of the 15 day period, then the Non-Defaulting Partners may notify the Defaulting Limited Partner that they are electing to proceed with the purchase on a date specified in the election notice not later than 90 days from the date of the election notice, and the Defaulting Limited Partner shall have no further curative rights. If more than one Non-Defaulting Partner elects to so acquire the Defaulting Limited Partner's Units, the Non-Defaulting Partners shall purchase the Units in equal shares unless they unanimously agree to a different allocation. The fair market value of the Defaulting Limited Partner's Units shall be determined in accordance with the appraisal procedures of Section 11.5. The Non-Defaulting Partners
                                 ------------
     purchasing Units under this Section 11.4(c) shall not be liable to the
                                 ---------------
     Partnership for the unpaid amounts owed to the Partnership, which obligation shall remain that of the Defaulting Limited Partner.

     Section 11.5  Appraisal Procedures.  The fair market value for the General
                   --------------------
Partner's Units being sold under Section 11.2(c), a Defaulting Limited Partner's
                                 ---------------
Units being sold under Section 11.4 or the fair market value of the capacity
                       ------------
purchased by Bayer LP or its Affiliates under Section 11.3(l) will be decided by
                                              ---------------
a three-member panel of independent valuation experts. Each buying and selling Partner(s) will choose an investment bank of national standing within 15 days after the purchase election notice of the purchasing Partner(s) and the two sides will mutually agree within 15 days after the later of such appointments on a third independent investment bank of national standing to value such Units. The appraisers will be instructed to finalize their appraisal within 15 days after the appointment of the third appraiser. The appraisers will determine fair market value without any control premium. Each of the two investment banks chosen by the buying and selling Partners shall provide their appraisals to the mutually chosen investment bank, and the mutually chosen investment bank shall then choose the value that most closely equals the value determined by such investment bank set forth in one of the appraisals as the purchase price for the sale, which purchase price shall be binding upon the buying and selling Partners.

     Section 11.6  Remedies of Limited Partners for Failure of General Partner
                   -----------------------------------------------------------
to Deliver Product. Without derogation of any Partner's rights under
------------------
Section 11.2(b), if the General Partner fails or refuses to deliver PO Product
---------------
or Co-Product to any Limited Partner in the amount to which such Limited Partner is entitled (subject to any curtailment protocol in effect between the Partners or their Affiliates with respect to Disruption Events and Planned Outages), then at such Limited Partner's option and as their sole and exclusive remedy exercised by written notice to the General Partner (other than as provided in
Section 11.2) (a) the General Partner shall pay the positive difference in the
-------------
Limited Partner's cost of purchasing substitute PO Product or Co-Product of comparable specifications or (b) the Limited Partner shall be entitled to first priority distributions of PO Product or Co-Product, as applicable, sufficient to make up the pounds of product to which the Limited Partner was entitled that were not delivered by the General Partner on a schedule specified by such Limited Partner in the Sourcing Plan. If (a) such Limited Partner is unable to purchase the full amount of the PO Product or Co-Product, as applicable, to which the Limited Partner was entitled (subject to any curtailment protocol then in effect) and (b) the General Partner willfully refused in bad faith to deliver PO Product or Co-Product to such Limited Partner (including, for example, in order to favor other businesses of the General Partner's Affiliates), then such Limited Partner will be entitled to recover from the General Partner its demonstrated lost profits proximately caused by the failure to receive the PO Product or Co-Product, as applicable.

     Section 11.7  Mitigation. If any Limited Partner asserts any claim against
                   ----------
the General Partner under clause (a) of Section 11.6, the Limited Partner shall
                                        ------------
mitigate such claim by taking all actions which a reasonable Person would undertake to minimize or alleviate the amount of such claim, including availing itself of available business interruption insurance coverage under the Lyondell insurance program and purchasing replacement product from the lowest cost alternative source meeting the Limited Partner's delivery timing and location needs.

                                  ARTICLE XII


                    DISSOLUTION, LIQUIDATION AND TERMINATION

     Section 12.1  Dissolution and Termination. The Partnership shall be
                   ---------------------------
dissolved and wound up upon the happening of any one of the following events:

             (a) the written determination of all Partners to dissolve the Partnership;

             (b)  the entry of a judicial decree of dissolution;

             (c)  the expiration of the term of the Ground Leases; or

             (d) the sale, distribution or other Transfer of all or substantially all of the Partnership Property.

     Section 12.2  Procedures Upon Dissolution. The procedures upon dissolution
                   ---------------------------
of the Partnership are as follows:

             (a)   General.  If the Partnership dissolves, it shall commence
                   -------
     winding up pursuant to the appropriate provisions of the Act and the procedures set forth in this Article XII. Notwithstanding the dissolution
                                  -----------
     of the Partnership, prior to the termination of the Partnership, the business of the Partnership and the affairs of the Partners, as such, shall continue to be governed by this Agreement.

            (b)   Control of Winding Up. The winding up of the Partnership shall
                  ---------------------
     be conducted under the direction of the General Partner; provided, however, that if the dissolution is caused by entry of a decree of judicial dissolution, the winding up shall be carried out in accordance with such decree.

             (c)  Manner of Winding Up. The Partnership shall offer all of its
                  --------------------
     assets for sale and shall consider all appropriate bids, including bids from Partners, in an effort to obtain the best price for such assets. Upon sale, the Partnership shall apply the proceeds therefrom in accordance with this Section 12.2(c) and Section 12.2(d). In the event that a Partner is
          ---------------     ---------------
     the winning bidder, the assets shall not be sold, but will be distributed to such Partner. In the event the distribution in this paragraph causes the distributee Partner to have a deficit balance in its Capital Account, that Partner shall restore such deficit to zero through cash contributions. Upon dissolution of the Partnership, the General Partner shall determine the time, manner and terms of any sale or distribution of Partnership property pursuant to such winding up, consistent with its duties and having due regard to the activity and condition of the relevant market and general financial and economic conditions. Except as otherwise agreed by the Partners or as provided in this Section 12.2(c), no distributions will be
                                     ---------------
     made in kind to any Partner without the consent of each Partner.

          (d)  Application of Partnership Property. In the case of a dissolution
               -----------------------------------
     and winding up of the Partnership, the Partnership Property shall be applied as follows:

                    (i) First, to satisfaction of the liabilities of the Partnership owing to creditors (including Partners and Affiliates of Partners who are creditors), whether by payment or reasonable provision for payment. Any reserves created to make any such provision for payment may be paid over by the Partnership to an independent escrow holder or trustee, to be held in escrow or trust for the purpose of paying any such contingent, conditional or unmatured liabilities or obligations, and, at the expiration of such period as the General Partner may deem advisable, such reserves shall be distributed to the Partners or their assigns in the manner set forth in subsection (d)(ii) below.
             ------------------

                    (ii) Second, to Lyondell LP in an amount equal to the initial working capital contributed by Lyondell LP to the Partnership, and, notwithstanding the provisions of Section 4.1, the Partnership
                                                 -----------
          shall make allocations of Profit and Loss for the last year of Partnership operations as are necessary to assure that the distribution in this Section 12.2(d)(ii) does not cause Lyondell LP to
                               -------------------
          have a deficit Capital Account balance after the distribution described in Section 12.2(d)(ii).
                       -------------------

                    (iii) Third, after all allocations of Profits or Losses and other items pursuant to Article IV, to the Partners in accordance with
                                  ----------
          the balances in their Capital Accounts, any General Partner that then has a deficit in its Capital Account shall contribute cash in the amount necessary to eliminate such deficit. Such contributions shall be made within 90 days after the date on which all undistributed assets of the Partnership have been converted to cash.


                    (iv) Notwithstanding the foregoing, if any Partner shall be indebted to the Partnership, then until payment in full of the principal of and accrued but unpaid interest on such indebtedness, regardless of the stated maturity or maturities thereof, the Partnership shall retain such Partner's distributive share of the Partnership Property and apply such sums to the liquidation of such indebtedness and the cost of operation of such Partnership assets during the period of such liquidation.

     Section 12.3  Termination of Partnership. Upon the completion of the
                   --------------------------
liquidation of the Partnership and the distribution of all Partnership Property, the Partnership's affairs shall terminate and the General Partner shall cause to be executed and filed a Certificate of Cancellation of the Partnership's Certificate of Limited Partnership pursuant to the Act, as well as any and all other documents required to effectuate the termination of the Partnership.

     Section 12.4  Asset and Liability Statement. Within a reasonable time
                   -----------------------------
following the completion of the winding up and liquidation of the Partnership's business, the General Partner shall supply to each of the Partners a statement (which may be unaudited) which shall set forth the assets and the liabilities of the Partnership as of the date of complete liquidation, and each Partner's pro rata portion of distributions pursuant to Section 12.2.
                                          ------------

                                 ARTICLE XIII

                                CONFIDENTIALITY

     Section 13.1 Confidentiality and Use of Information. The Partners'
                  --------------------------------------
obligations concerning confidentiality are as follows:

          (a) Each Partner shall maintain in strictest confidence and not disclose any Confidential Information of the Partnership, any other Partner or any Affiliate of any other Partner, except to (i) the Partnership and its Related Persons, (ii) the Operator and its Related Persons, (iii) such Partner's Related Persons and other Partners and their respective Related Persons and (iv) any permitted lender to the Partnership, in each case, on a "need to know" basis in connection with the conduct or furtherance of the business or affairs of the Partnership; provided, that, the disclosure of financial statements of, or other information relating to the Partnership, shall not be deemed to be the disclosure of Confidential Information (x) to the extent that any Partner (or its ultimate parent entity) deems it necessary, pursuant to law, regulation or stock exchange rule (in the reasonable good faith judgment of such parent entity) to disclose such information in or in connection with filings with the SEC or other Governmental Entity, presentations to lenders or presentations to ratings agencies or (y) to the extent that in order to sustain a position taken for tax purposes, any Partner (or its parent) deems it necessary and appropriate to disclose such financial statements or other information. All disclosed Confidential Information shall remain the assets of the Person whose assets it was prior to such disclosure, except that Confidential Information transferred to the Partnership by Lyondell and its Affiliates on or about the Closing Date shall be an asset of the Partnership.

          (b) No Confidential Information regarding the plans or operations of any Partner or any Affiliate thereof received or acquired by or disclosed to any unaffiliated Partner or Affiliate thereof in the course of the conduct of Partnership business, or otherwise as a result of the existence of the Partnership, may be used by such unaffiliated Partner or Affiliate thereof for any purpose other than for the benefit of the Partnership in conducting the Partnership's business. The Partnership and each Partner shall have the affirmative obligation to take all necessary steps to prevent the disclosure to any Partner or Affiliate thereof of information regarding the plans or operations of such Partner and its Affiliates in markets and areas unrelated to the business of the Partnership in which any other Partner and their respective Affiliates compete.

          (c) In the event that any Partner is required by Applicable Law or administrative process to disclose any Confidential Information, it is agreed that such Partner prior to disclosure will provide the General Partner (and, if such Confidential Information concerns another Partner or any of its Affiliates, such other Partner) with prompt notice of such request(s) so that the General Partner (or such other Partner) may seek an appropriate protective order or other appropriate remedy and/or waive the Partner's compliance with the provisions of this Section 13.1. In the event
                                                      ------------
     that such protective order or other remedy is not obtained, or that the General Partner (and, if such Confidential Information concerns another Partner or any of its Affiliates, such Partner) grants a waiver hereunder, the Partner required to furnish Confidential Information may furnish that portion (and only that portion) of the Confidential Information which, in the opinion of such Partner's counsel, such Partner is legally compelled to disclose, and such Partner will exercise its Reasonable Best Efforts to obtain reliable assurance that confidential treatment will be accorded any Confidential Information so furnished.

          (d) Any Partner may disclose Confidential Information to a Third Party who requires such Confidential Information for the purpose of evaluating a possible purchase of such Partner's Units in accordance with
     Article X; provided, however, that (i) such Third Party shall be informed
     ---------
     by such Partner of the confidential nature of the information and the existence of this Section 13.1, (ii) the disclosing Partner shall redact
                       ------------
     all price, volume and other information of a competitive or sensitive nature prior to such disclosure and (iii) prior to any disclosure, such Third Party shall execute a written confidentiality agreement with such Partner substantially identical in scope to this Section 13.1 and provided
                                                      ------------
     further, however, that such confidentiality agreement is also made for the benefit of the Partnership and each of the other Partners and its Affiliates.

          (e) The Partners and their Affiliates shall consult with each other on an ongoing basis with respect to disclosures regarding the Partnership and its business and affairs permitted under Section 13.1(a).
                                                  ---------------

     Section 13.2 Survival. The provisions of this Article XIII shall survive
                  --------                         ------------
the dissolution and liquidation of the Partnership.

     Section 13.3 Relationship with Other Agreements. The provisions of this
                  ----------------------------------
Article XIII are subject to the confidentiality provisions of the Bayer License
------------
Agreement, which shall control in the event of a conflict with this Article
XIII.


                                  ARTICLE XIV

                          INDEMNITY; WAIVER OF CLAIMS

     Section 14.1 Partner Indemnity. Each Partner shall be responsible for, and
                  -----------------
shall indemnify, defend and hold harmless the Partnership, each other Partner, each other Partners' Eligible Indemnitees, the Operator and the Operator's Eligible Indemnitees from, any Third Party Claim and resulting Damages arising out of (a) products or services sold or made available or distributed by the indemnifying Partner and/or the storage, transportation, processing or sale of PO Product or Co-Product after receipt by such Partner at the Delivery Point, and (b) except for Third Party Claims and resulting Damages covered by the indemnification of another Partner under Section 14.1(a) or the indemnification
                                         ---------------
of the Operator under Section 10.2 of the Operating Agreement, the acts or
                      ------------
omissions of the Partner, its Affiliates and their respective employees and agents.

     Section 14.2 Waiver of Claims.
                  ----------------

          (a) Each Partner waives all Claims against the Partnership, the other Partners (including the General Partner), the Operator and their respective Affiliates, employees and agents, and the Partnership waives all Claims against the Partners, the Operator and their respective Affiliates, employees and agents, for personal injury to or death of employees or agents or damage to or destruction or loss of tangible property that is located within a Complex and is owned or leased by the Partner or such Partner's Affiliates or the Partnership or in which the Partner or such Partner's Affiliates or the Partnership owns an interest, legal or beneficial, regardless of the acts, omissions, negligence or Fault of any Person. Notwithstanding the foregoing, no Partner waives any right to be reimbursed by the Operator under Section
                                                                     -------
     10.5 of the Operating Agreement with respect to any Casualty to the Plant
     ----
     Facilities to the extent that such Casualty is an Uninsured Plant Facilities Casualty.

          (b) Without limiting any indemnification obligations of any Partner with respect to Third Party Claims under Section 14.1 or of the Operator
                                              ------------
     under Section 10.2 of the Operating Agreement, and without limiting any
           ------------
     Partner's rights to be reimbursed by the Operator under Section 10.5 of the
                                                             ------------
     Operating Agreement, and except as provided in Sections 11.4 and 11.6, no
                                                    -------------     ----
     Partner, the Operator nor any of their respective Affiliates shall be liable to any other Partner, the Operator or their respective Affiliates for, and each Partner waives on its behalf and on behalf of its Affiliates all Claims against the other Partners, the Operator and/or their respective Affiliates for, its own Damages, including actual, consequential, special, incidental, punitive or exemplary damages under any theory, arising out of activities or obligations under or related to this Agreement or the Operating Agreement, regardless of the acts, omissions, negligence or Fault of any Person.

          (c)  The provisions of Sections 10.1 and Sections 10.8 and 10.10 of
                                 -------------     -------------     -----
     the Operating Agreement are hereby incorporated by reference and shall bind the Partners.

          (d) Each Partner shall secure waivers of subrogation from its insurers so that each insurer is bound by the waiver of Claims under this
     Section 14.2. The General Partner shall obtain such waivers on behalf of
     ------------
     the Partnership.

     Section 14.3 Indemnification Procedures.
                  --------------------------

          (a)  In order for a Party (the "Indemnified Person"), to be entitled
                                          ------------------
     to any indemnification provided for under this Agreement in respect of, arising out of or involving a Third Party Claim, such Indemnified Person must notify the Indemnifying Person in writing (including copies of all papers served or delivered with respect to such claim) of the Third Party Claim promptly following receipt by such Indemnified Person of written notice of the Third Party Claim, which notice shall describe in reasonable detail the nature of the Third Party Claim, an estimate of the amount of Damages attributable to the Third Party Claim to the extent feasible and the basis of the Indemnified Person's request for indemnification hereunder; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Person shall have been actually prejudiced as a result of such failure (except that the Indemnifying Person shall not be liable for any expenses incurred during the period in which the Indemnified Person failed to give such notice). Thereafter, the Indemnified Person shall deliver to the Indemnifying Person, promptly following the Indemnified Person's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Person relating to the Third Party Claim.

          (b) If a Third Party Claim is made against an Indemnified Person, the Indemnifying Person shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Person; provided, however, that such counsel is not reasonably objected to by the Indemnified Person. Should the Indemnified Person so elect to assume the defense of a Third Party Claim, the Indemnifying Person shall not be liable to the Indemnified Person for any legal expenses subsequently incurred by the Indemnified Person in connection with the defense thereof. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person, it being understood that the Indemnifying Person shall control such defense. The Indemnifying Person shall be liable for the fees and expenses of counsel employed by the Indemnified Person for any period during which the Indemnifying Person has not assumed the defense thereof (other than during any period in which the Indemnified Person shall have failed to give notice of the Third Party Claim as provided above). If the Indemnifying Person chooses to defend or prosecute a Third Party Claim, the Indemnified Person shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Person's request) the provision to the Indemnifying Person of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Provided the Indemnifying Person elects to defend the Third Party Claim and is diligently prosecuting the defense and/or settlement of any such Claim, the Indemnified Person shall not assert in any such proceedings or otherwise any Claim, counterclaim or cross-claim against the Indemnifying Person or its Affiliates (including the Operator, if an Affiliate of Operator is the Indemnifying Person) for indemnification or otherwise until the Third Party Claim is resolved by final judgment or settlement and any related claims of the Indemnifying Person and its Affiliates against its insurers or Third Parties for payment or reimbursement of all or part of the costs of the Third Party Claim and resulting Damages are finally resolved by judgment or settlement. Whether or not the Indemnifying Person assumes the defense of a Third Party Claim, the Indemnified Person shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Person's prior written consent (which consent shall not be unreasonably withheld). If the Indemnifying Person assumes the defense of a Third Party Claim, the Indemnified Person shall agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Person may recommend and that by its terms obligates the Indemnifying Person (or its insurer) to pay the full amount of the liability in connection with such Third Party Claim, which releases the Indemnified Person completely in connection with such Third Party Claim. Notwithstanding the foregoing, the Indemnifying Person shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnified Person in defending such Third Party Claim) if the Third Party Claim seeks and has a reasonable prospect of obtaining an order, injunction or other equitable relief against the Indemnified Person that the Indemnified Person reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such equitable relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Person shall be entitled to assume the defense of the portion relating to money damages.

          (c) After it has been determined, by acknowledgment, agreement or arbitration ruling pursuant to Exhibit B, that an Indemnifying Person is
                                    ---------
     liable to the Indemnified Person(s) under Section 14.1, the Indemnifying
                                               ------------
     Person shall pay or cause to be paid to the Indemnified Person the amount of the Damage within 10 Business Days of receipt by the Indemnifying Person of a notice reasonably itemizing the amount of the Damage but only to the extent actually paid or suffered by the Indemnified Person(s).

          (d)  The indemnities contained in Section 14.1 shall survive the
                                            -------------
     termination and liquidation of the Indemnifying Person.

          (e) In the event of any payment by or on behalf of an Indemnifying Person to an Indemnified Person in connection with any Damage, the Indemnifying Person (or any guarantor who made such payment) shall be subrogated to and shall stand in the place of the Indemnified Person as to any events or circumstances in respect of which the Indemnified Person may have any right or claim against any third party (not including the Indemnifying Person or the Operator) relating to such event or indemnification. The Indemnified Person shall cooperate with the Indemnifying Person (or such guarantor) in any reasonable manner in prosecuting any subrogated claim.

     Section 14.4 Joint Defense.
                  -------------

          (a) Upon notification or receipt of any Third Party Claim, the Partnership or any Partner, as applicable, shall notify the Partnership and the other Partners, the Operator and, as appropriate, any Third Party (including, as relevant, any insurance providers) of the pendency of the Third Party Claim. In order to respond to any such Claim, the Partnership, the Partners and the Operator during the course of one or more meetings shall define in accordance with the provisions of Section 14.3 the scope
                                                       ------------
     and nature of the arrangement for defending against the Claim. The Partnership and the Partners agree that to the extent practicable they will utilize joint defense arrangements to defend against all Third Party Claims. For any Third Party Claim for which the Operator assumes the defense under Section 10.2 of the Operating Agreement (but without
                   ------------
     admitting liability for the Claim or waiving rights to indemnification or contribution from the Partners), the Operator shall control the defense of the Claim and the joint defense arrangements provided for herein shall be mandatory.

     Section 14.5 Extent of Indemnification, Release and Limitation on
                  ----------------------------------------------------
Reimbursement Liability.
-----------------------

          (a) WITHOUT LIMITING OR ENLARGING THE SCOPE OF THE INDEMNIFICATION OR RELEASE PROVISIONS SET FORTH HEREIN, THE PARTNERSHIP, EACH PARTNER AND THE OPERATOR SHALL BE ENTITLED TO INDEMNIFICATION OR RELEASE HEREUNDER IN ACCORDANCE WITH THE TERMS HEREOF, REGARDLESS OF WHETHER THE LOSS GIVING RISE TO

     ANY SUCH INDEMNIFICATION OBLIGATION OR COVERED BY SUCH RELEASE IS THE RESULT OF THE SOLE, GROSS, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR VIOLATION OF ANY LAW OF OR BY THE PARTNERSHIP, EACH PARTNER OR THE OPERATOR.

          (b)  THE PARTIES AGREE THAT THE STATEMENTS SET FORTH IN THIS SECTION
                                                                       -------
     14.5 CONSTITUTE A CONSPICUOUS LEGEND.
     ----

     Section 14.6 Permitted Contribution. Any payment made by any Partner to the
                  ----------------------
Partnership as an indemnification of the Partnership shall be accounted for as an additional permitted contribution to the Partnership pursuant to Article II.
                                                                    ----------

                                  ARTICLE XV

                                 MISCELLANEOUS

     Section 15.1 Construction. In construing this Agreement: (i) no
                  ------------
consideration shall be given to the captions of the Articles, Sections, subsections or clauses, which are inserted for convenience in locating the provisions of this Agreement and not as an aid to construction and shall not be interpreted to limit or otherwise affect the provisions of this Agreement, (ii) no consideration shall be given to the fact or presumption that any party had a greater or lesser hand in drafting this Agreement, (iii) examples shall not be construed to limit, expressly or by implication, the matter they illustrate,
(iv) the word "includes" and its syntactic variants means "includes, but is not limited to" and corresponding syntactic variant expressions, words such as "herein," "hereafter," "hereof," "hereto" and "hereunder" refer to this Agreement as a whole and the word "and" shall be deemed to mean "and/or" where the context so requires, (v) the plural shall be deemed to include the singular, and vice versa, (vi) each gender shall be deemed to include the other gender,
(vii) each Exhibit, Attachment and Schedule to this Agreement is part of this Agreement, (viii) references to a Person are also to its permitted successors and permitted assigns and (ix) unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, included (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and reference to all attachments thereto and instruments incorporated therein.

     Section 15.2 Notices. All notices, requests, demands and other
                  -------
communications that are required or may be given to any Party under this Agreement, unless otherwise provided herein, shall be in writing (including a facsimile or similar writing) and shall be given to a party thereto at the address or facsimile number specified below or as such Party shall at any time otherwise specify by like notice to each of the other Parties to this Agreement. Each such notice, request, demand or other communication shall be effective (i) if given by facsimile, at the time such facsimile is transmitted and the appropriate confirmation is received (or, if such time is not during regular business hours of a Business Day, at the beginning of the next such Business
Day), (ii) if given by mail, five Business Days (or, if to an address outside the United States, ten calendar days) after such communication is deposited in the United States mail with first-class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, upon receipt or refusal of service at the address specified below.

          If to PO Offtake, LP:

          One Houston Center
          1221 McKinney, Suite 700
          Houston, Texas 77010
          Attention: General Counsel
          Telecopy Number: 713-309-2143

          If to BAYPO Limited Partnership:

          Bayer Corporation
          100 Bayer Road
          Pittsburgh, PA 15205
          Attention: President Polyurethanes Division
          Telecopy Number: (412) 777-4642
          Phone: (412) 777-2601

          With copies to:

          Bayer Corporation
          100 Bayer Road
          Pittsburgh, PA 15205
          Attention: V.P. Assistant General Counsel for the
          Polyurethanes Division
          Telecopy Number: (412) 777-3802
          Phone: (412) 777-2186

     Section 15.3  Severability. In the event that any provision of this
                   ------------
Agreement shall be finally determined to be unenforceable, such provision shall, so long as the economic and legal substance of the transactions contemplated hereby is not affected in any materially adverse manner as to any Party, be deemed severed from this Agreement and every other provision of this Agreement shall remain in full force and effect.

     Section 15.4  Counterparts. This Agreement may be executed in one or more
                   ------------
counterparts, each of which shall constitute an original, and all of which when taken together shall constitute one and the same original document. All signatures need not be on the same counterpart.

     Section 15.5  Governing Law. This Agreement shall be governed by, and
                   -------------
construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to any conflicts of law principles.

     Section 15.6  Jurisdiction; Consent to Service of Process; Waiver. Each of
                   ---------------------------------------------------
the Parties to this Agreement agrees, subject to Section 15.11 in the case of an
                                                 -------------
arbitration, that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contained in or contemplated this Agreement, whether in tort or contract or at law or in equity, exclusively in any Federal or state court in the State of Delaware and solely in connection with claims arising under such agreement or instrument or the transactions contained in or contemplated by such agreement or instrument, (i) irrevocably submits to the exclusive jurisdiction of such courts, (ii) waives any objection to laying venue in any such action or proceeding in such courts, (iii) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over it and (iv) agrees that service of process upon it may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address specified in
Section 15.2. The foregoing consents to jurisdiction and service of process
------------
shall not constitute general consents to service of process in the State of Delaware for any purpose except as provided herein and shall not be deemed to confer rights on any Person other than the Parties to this Agreement. Each Party hereby knowingly and intentionally, irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement and for any counterclaim therein.

     Section 15.7   Specific Performance. Each of the Parties to this Agreement
                    --------------------
agrees with the other Parties thereto that such other Parties would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with its specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, unless as otherwise specifically provided herein, in addition to any other remedy to which the nonbreaching Parties may be entitled, at law or in equity, the nonbreaching Parties may be entitled to injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof.

     Section 15.8   Amendment. This Agreement may not be amended, modified or
                    ---------
altered except by an instrument in writing signed on behalf of each Party. By an instrument in writing any Party may waive compliance by any other Party with any term or provision of this Agreement that such other Party was or is obligated to comply with or perform or any breach hereof.

     Section 15.9   Performance Extended to Next Business Day. Notwithstanding
                    -----------------------------------------
any deadline for payment, performance, notice or election under this Agreement, if such deadline falls on a date that is not a Business Day, then the deadline for such payment, performance, notice or election will be extended to the next succeeding Business Day.

     Section 15.10  Waiver. The failure of a Party at any time to strictly
                    ------
enforce any provision of this Agreement shall in no way affect its right thereafter to require performance thereof, nor shall the waiver of any breach of any provision of this Agreement be taken or held to be a waiver of any succeeding breach of any such provision or as a waiver of the provision itself. Unless otherwise specified herein, the rights and remedies provided in this Agreement are cumulative and the exercise of any one right or remedy by any Party shall not preclude or waive its right to exercise any or all other rights or remedies.

     Section 15.11  Dispute Resolution. All controversies or disputes arising
                    -------------------
out of and related to this Agreement shall be resolved pursuant to the provisions set forth on Exhibit B.
                        ---------

     Section 15.12  Successors and Assigns. Except as may be expressly provided
                    ----------------------
herein, this Agreement shall be binding upon, and inure to the benefit of, the permitted successors and assigns.

     Section 15.13  Further Assurances. From time to time, each Partner agrees
                    ------------------
to execute and deliver such additional documents, and will provide such additional information and assistance, as the Partnership or any Partner may reasonably require to effect the terms of this Agreement and to accomplish the Partnership's business.

     Section 15.14  Benefits of Agreement Restricted to the Parties. This
                    -----------------------------------------------
Agreement is made solely for the benefit of the Partnership and the Partners, and no other Person, including any officer or employee of the Partnership or any Partner, shall have any right, claim or cause of action under or by virtue of this Agreement.

     Section 15.15  Waiver of Right to Partition. Each Person who now or
                    ----------------------------
hereafter is a party hereto or who may have any right herein or hereunder irrevocably waives during the term of the Partnership any right to maintain any action for partition with respect to Partnership Property.

     Section 15.16  Payment Terms and Interest Calculation. Payment terms and
                    --------------------------------------
interest calculations shall be as follows:

          (a) If the payment due date for any payment hereunder (including capital contributions and Damages) falls on a Saturday or a bank or federal holiday, other than a Monday, the payment shall be due on the immediately preceding Business Day. If the payment due date falls on a Sunday or Monday bank or federal holiday, the payment shall be due on the following Business Day.

          (b) Interest shall accrue on any unpaid and outstanding amount from the time such amount is due and payable through the date upon which such amount, together with accrued interest thereon, is paid in full. Interest shall accrue at a per annum rate equal to the Default Rate.

          (c) A wire transfer or delivery of a check shall not operate to discharge any payment under this Agreement and shall be accepted subject to collection.

     Section 15.17  Mutual Provision of Information. The Partners will keep each
                    -------------------------------
other timely informed about planned turnarounds, shutdowns, major technical projects, Capital Projects and any other major events which in each case are relevant to the Partnership Agreement or the Operating Agreement.

     Section 15.18  Adversely Impacted Partner Recourse. To the extent that
                    -----------------------------------
future developments, through no fault of any Partner, result in a material adverse impact on one or more Partners (each such Partner, an "Adversely
                                                               ---------
Impacted Partner"), the Adversely Impacted Partner may request to negotiate a
----------------
resetting of the arrangements of this Agreement, the Operating Agreement and the Transaction Documents to improve such Partner's position. The unaffected Partner(s) (each such Partner, an "Unaffected Partner") shall make a good faith
                                   ------------------
assessment of the situation and, at its sole discretion, shall determine whether such negotiated arrangements for the situation are warranted. If the Unaffected Partner determines that such negotiated arrangements are unwarranted, then the terms of the existing arrangements between the Parties shall remain. Future developments that may be considered to warrant a reset under this Section 15.18
                                                                  -------------
shall not include Co-Product market economics, Operator liability, EHS liability (except for retroactive changes in EHS Law) and other related issues.

         IN WITNESS WHEREOF, this Agreement has been executed on behalf of each of the parties hereto, by their respective officers thereunto duly authorized, effective as of the date first written above.

                                 GENERAL PARTNER

                                 PO OFFTAKE, LP

                                 By: Lyondell POJVGP, LLC, its general partner

                                 By: /s/ Francis. P. McGrail
                                    ----------------------------------
                                 Name:  Francis P. McGrail
                                 Title: President and Treasurer


                                 LIMITED PARTNERS

                                 PO OFFTAKE, LP

                                 By: Lyondell POJVGP, LLC, its general partner

                                 By: /s/ Francis. P. McGrail
                                    ----------------------------------
                                 Name:  Francis P. McGrail
                                 Title: President and Treasurer


                                 BAYPO LIMITED PARTNERSHIP
                                 By:  BAYPO I LLC, its general partner


                                 By: /s/ Paul R. Berry
                                    ----------------------------------
                                 Name: Paul R. Berry
                                      --------------------------------

             [Signature Page to PO Limited Partnership Agreement]

                                   EXHIBIT A

             TO AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
             -----------------------------------------------------

                                 DEFINED TERMS
                                 -------------

         The following defined terms are used in the Partnership Agreement, Operating Agreement and Ground Leases.

         "AAA" has the meaning specified in Exhibit B of the Partnership
          ---
Agreement and the Operating Agreement.

         "Above Threshold Capital Projects" has the meaning specified in Section
          --------------------------------
7.4 of the Operating Agreement.

         "Above Threshold Discretionary Capital Projects" has the meaning
          ----------------------------------------------
specified in Section 7.4 of the Operating Agreement.

          "Above Threshold Non-Discretionary Capital Projects" has the meaning
           --------------------------------------------------
specified in Section 7.4 of the Operating Agreement.

         "Accommodation Fee" has the meaning specified in Section 9.6 of the
          -----------------
Partnership Agreement.

         "Act" means the Delaware Revised Uniform Limited Partnership Act, as
          ---
amended and in effect from time to time.

         "Additional Limited Partner" means any Series A Unit or Series B Unit
          --------------------------
limited partner that is admitted to the Partnership following the Closing Date in accordance with the terms of the Partnership Agreement.

         "Additional Services" has the meaning specified in Section 2.4 of the
          -------------------
Operating Agreement.

         "Additional Services Fee" has the meaning specified in Section 2.4 of
          -----------------------
the Operating Agreement.

         "Additional Services Charges" means all costs and fees associated with
          ---------------------------
Additional Services.

                                  Exhibit A-1

          "Adjusted Capital Account Deficit" means, with respect to any Partner,
           --------------------------------
the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

                  (i) such Capital Account shall be deemed to be increased by any amounts that such Partner is obligated to restore to the Partnership (pursuant to the Partnership Agreement or otherwise) or is deemed to be obligated to restore pursuant to the second to last sentence of Regulation (S)(S) 1.704-2(g)(1) and 1.704-2(i)(5)
          (relating to allocations attributable to nonrecourse debt); and

                  (ii) such Capital Account shall be deemed to be decreased by the items described in Regulation (S)(S) 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

          The foregoing definition of Adjusted Capital Deficit is intended to comply with the provisions of Regulation (S) 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied consistently therewith.

          "Adversely Impacted Partner" has the meaning specified in Section
           --------------------------                               -------
15.18 of the Partnership Agreement.
-----

          "Affiliate" means, with respect to any Person, any other Person who
           ---------
directly or indirectly, through one or more intermediaries or otherwise, controls, is controlled by or is under common control with, the specified Person. As used in this definition, "control" means the power to direct or cause the direction of the management or policies of a Person, directly or indirectly, whether through ownership of voting securities by contract or otherwise); the terms "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, in no event shall the Operator and the Partnership be deemed to be Affiliates of one another.

          "Affiliated General Partner" means Lyondell GP, in the case of
           --------------------------
Lyondell LP.

          "Affiliated Limited Partner" means Lyondell LP, in the case of
           --------------------------
Lyondell GP.

          "Agreement" has the meaning, with respect to any agreement, given that
           ---------
term in such agreement.

          "Annual Budget" has the meaning specified in Section 7.2 of the
           -------------                               -----------
Operating Agreement.

          "Annual Forecast" has the meaning specified in Section 7.2 of the
           ---------------                               -----------
Operating Agreement.

          "Annual Plan" has the meaning specified in Section 7.2 of the
           -----------                               -----------
Operating Agreement.

          "Applicable Law" means any Judgement or any applicable statute, law,
           --------------
ordinance, rule or regulation of a Governmental Entity that is applicable to the Existing Plants or the ownership or operation thereof, the Partners or the Partnership, as the context may require.

          "Arbitrator" has the meaning specified in Exhibit B of the Partnership
           ----------                               ---------
Agreement and the Operating Agreement.

                                  Exhibit A-2

          "Assets" means the PO Assets and the Co-Product Assets.
           ------

          "Assumed Liabilities" means the liabilities assumed by the Partnership
           -------------------
in connection with the contribution of the Assets to the Partnership.

          "Bankruptcy" means, with respect to any Person, the voluntary or
           ----------
involuntary filing of a Chapter 11 or Chapter 7 case under the Bankruptcy Code that, with respect to any involuntary filing, is not vacated or stayed within 90 days of filing.

          "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C.
           ---------------
Sec. 101, as amended from time to time.

          "Baseline Sourcing Plan" has the meaning given such term in the PO
           ----------------------
Logistics Agreement.

          "Bayer" means Bayer AG, a German Corporation.
           -----

          "Bayer Budget Cap" has the meaning given such term in the Technology
           ----------------
Partnership Agreement.

          "Bayer LP" means BAYPO Limited Partnership, a Delaware limited
           --------
partnership, and its permitted successors and assigns under the Partnership Agreement.

          "Bayer Monthly Stipulated G&A Allocation" means 1/12/th/ of $11.2MM in
           ---------------------------------------
2000 (prorated from the Closing Date), $12.3MM in 2001, $12.8MM in 2002, $12.9MM in 2003 and $13.3MM in 2004 and thereafter, subject to annual adjustment for changes in the G&A Escalator.

          "Bayer Monthly Technology Budget Payment" has the meaning specified in
           ---------------------------------------
the Technology Partnership Agreement.

          "Bayer License Agreement" means the license, dated as of the Closing
           -----------------------
Date, by the Technology Partnership to Bayer LP of Lyondell's PO Technology for the production of Identified Polyols, as the same may be amended from time to time.

          "Bayer PO Annual Offtake Amount" means 1.34 billion pounds for 2000
           ------------------------------
(the figure shall be prorated for the period following the Closing Date), 1.47 billion pounds for 2001, 1.53 billion pounds for 2002, 1.55 billion pounds for 2003 and 1.6 billion pounds for 2004 and each year thereafter through the term of the Partnership Agreement. The foregoing amounts are calculated for PO Product meeting specifications and off-spec PO Product accepted by Bayer and its Affiliates. The foregoing Bayer PO Annual Offtake Amount is based on Lyondell's specifications for PO Product in existence as of the Effective Date and will be equitably adjusted if such specifications change for any reason.

          "Bayer PO Partnership Payment Amount" has the meaning specified in the
           -----------------------------------
Master Transaction Agreement.

          "Bayer PO Technology Partnership Payment Amount" has the meaning
           ----------------------------------------------
specified in the Master Transaction Agreement.

                                  Exhibit A-3

          "Bayer 300 Million Pound PO Option Agreement" means the agreement so
           -------------------------------------------
styled dated as of the Closing Date between Lyondell Chemical Nederland, Ltd. and Bayer Antwerp N.A./S.V., as the same may be amended or replaced from time to time.

          "Bayport Plant Facility" means the plant, fixtures, equipment and
           ----------------------
other personal property for the manufacture, storage and piping and loading of PO Product and Co-Product located at Bayport, Texas, as contributed to the Partnership as of the Closing Date and as the same may be changed thereafter by the Partnership.

          "Below Threshold Capital Projects" has the meaning specified in
           --------------------------------
Section 7.4 of the Operating Agreement.
-----------

          "Below Threshold Discretionary Capital Projects" has the meaning
           ----------------------------------------------
specified in Section 7.4 of the Operating Agreement.

          "Below Threshold Non-Discretionary Capital Projects" has the meaning
           --------------------------------------------------
specified in Section 7.4 of the Operating Agreement.

          "Book Value" means with respect to any asset of the Partnership, the
           ----------
adjusted basis of the asset as of the relevant date for federal income tax purposes, except as follows:

               (i) the initial Book Value of the assets of the Partnership shall be set forth on Exhibit E to the Partnership Agreement;
                                ---------

               (ii) the initial Book Value of any asset contributed by a Partner to the Partnership after the Closing Date shall be the gross fair market value of such asset, which shall be equal to the amount credited to such Partner's Capital Account for such contribution (increased by the amount of any liabilities which the Partnership assumes or takes subject to);

               (iii) the Book Values of all Partnership assets (including intangible assets such as goodwill) shall be adjusted (at the election of the General Partner) to equal their respective gross fair market values upon the occurrence of any of the events described in Regulation (S) 1.704-1(b)(2)(iv)(f)(5);

               (iv) the Book Value of any asset distributed by the Partnership to a Partner shall be equal to the gross fair market value of such asset on the date of the distribution;

               (v) the Book Value of any Partnership asset with respect to which an adjustment to tax basis has occurred by reason of the application of Section 734(b) or 754(b) of the Code shall be adjusted to the extent such adjustment to tax basis is taken into account pursuant to Regulation (S) 1.704-1(b)(2)(iv)(m); and

               (vi) if the Book Value of an asset is not equal to its adjusted tax basis for federal income tax purposes, such Book Value shall be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses and other items allocated pursuant to Section 4.1 of the Partnership Agreement.
                                -----------

                                  Exhibit A-4

          The foregoing definition of Book Value is intended to comply with the provisions of Regulation (S) 1.704-1(b)(2)(iv) and shall be interpreted and applied consistently therewith. Any determinations of "gross fair market value" in this definition of Book Value shall be made by the General Partner.

          "Business Day" means any day other than a Saturday, Sunday or other
           ------------
day on which banks are closed in Houston, Texas; provided, however, that for purposes of the definition of "LIBOR," "Business Day" shall mean a day on which banks are not required or authorized to close in Houston, Texas and on which commercial banks are open for international business (including dealings for dollar deposits) in the London interbank market.

          "Capital Account" means the separate capital account established and
           ---------------
maintained by the Partnership for each Partner, as contemplated by Section 2.8
                                                                   -----------
of the Partnership Agreement.

          "Capital Cost Invoice" has the meaning specified in Section 5.1 of the
           --------------------                               -----------
Operating Agreement.

          "Capital Costs" means all Operating Services Costs that are
           -------------
capitalized by the Operator in accordance with GAAP and that Lyondell capitalizes in accordance with its accounting capitalization procedures, as the same may be modified from time to time.

          "Capital Project" means any project with respect to the Plant
           ---------------
Facilities or the Infrastructure Assets of a Complex that is permitted to be treated as a capital project under GAAP and that is the type of project which Lyondell treats as a capital project in accordance with its accounting capitalization procedures.

          "Capital Project Planned Outage" means, with respect to any Partner, a
           ------------------------------
shutdown or other outage to implement a Capital Project in which such Partner is required or elects to participate in the costs and benefits thereof.

          "Casualty" means any damage or destruction to the Plant Facilities or
           --------
the Infrastructure Assets of a Complex by explosion, fire or other cause.

          "Casualty Restoration Costs" means in the event of a Casualty to the
           --------------------------
Plant Facilities of a Complex, the sum of (i) the portion of the cost of restoration of such Plant Facilities that is not paid under any property and/or boiler and machinery insurance policies maintained by the Operator, plus (ii) any surcharge that is payable under such policies thereafter in respect of the insured claim. In the event of a Casualty to Infrastructure Assets of a Complex, the Casualty Restoration Costs are (x) the forecasted use of the Operating Services provided to the Plant Facilities from such Infrastructure Assets divided by (y) the forecasted use of Operating Services by all Users thereof, times the sum of (i) the portion of the cost of restoration of the Plant Facilities that is not paid under any property and/or boiler and machinery insurance policies maintained by the Operator plus (ii) any surcharge that is payable under such policies thereafter in respect of the insured claim.

          "Channelview Plant Facility" means the plant, fixtures, equipment and
           --------------------------
other personal property for the manufacture, storage and piping and loading of PO Product and Co-Product located at Channelview, Texas, as contributed to the Partnership as of the Closing Date and as the same may be changed thereafter by the Partnership.

                                  Exhibit A-5

         "Chemical Substance" means any (i) petroleum or any fraction thereof,
          ------------------
(ii) chemical substance, pollutant, contaminant, constituent, chemical, mixture, raw material, intermediate, product or byproduct that is regulated (including any requirement for the reporting of any Release thereof) under any EHS Law, as now or hereafter in effect, or defined or listed as an industrial, toxic, deleterious, harmful, radioactive, infectious, disease-causing or hazardous substance, material or waste under any EHS Law, as now or hereafter in effect and (iii) asbestos or asbestos-containing material or polychlorinated biphenyls.

         "Claim" means any claim, demand or Litigation made or pending for
          -----
Damages.

         "Closing Date" means March 31, 2000.
          ------------

         "Code" means the Internal Revenue Code of 1986, as amended and in
          ----
effect from time to time, and any successor thereto.

         "Complexes" means the chemicals manufacturing complexes operated by
          ---------
Lyondell and/or its Affiliates located at Channelview, Texas and Bayport, Texas, including all additions thereto and excluding all deletions therefrom, effective as of the date of any such addition or deletion.

         "Confidential Information" means with respect to any Person, all
          ------------------------
nonpublic or proprietary information of any nature (including trade secrets, technological know-how, research and development data, product formulations, processes and application technology and all other non public or proprietary concepts, methods of doing business, ideas, materials or information of or prepared or performed for, by or on behalf of that Person), and all information derived from any nonpublic or proprietary information of that Person.

         "Contained Propylene" is the total quantity of propylene on a 100%
          -------------------
basis contained in a propylene stream that is used in production of PO Product at the Existing Plants.

         "Co-Product" means, with respect to an Existing Plant, SM or TBA, or
          ----------
any other product other than PO Product produced at the Existing Plant. SM is the primary Co-Product produced at the Channelview Plant Facility and TBA is the primary Co-Product produced at the Bayport Plant Facility.

         "Co-Product Asset" means an asset of the Partnership used exclusively
          ----------------
in connection with production of Co-Product or other aspects of the Co-Product business, or an allocable share for the Co-Product business of an asset of the Partnership used in both the production of Co-Product and PO Product or in other aspects of both the Co-Product and PO Product businesses. Allocation methodologies for shared assets will be in accordance with Exhibit D to the
                                                           ---------
Operating Agreement.

         "Co-Product Asset Built-In Gain or Loss" means the difference between
          --------------------------------------
the agreed value of each Co-Product Asset contributed to the Partnership on the Effective Date as set forth in Exhibit E to the Partnership Agreement and the adjusted tax basis of such asset on such date, as subsequently adjusted pursuant to the regulations under Section 704(c) of the Code.

         "Co-Product Credits" has the meaning specified in Exhibit C to the
          ------------------                               ---------
Operating Agreement.

                                 Exhibit A - 6

         "Co-Product Proceeds" has the meaning specified in Section 3.3 of the
          -------------------                               -----------
Partnership Agreement.

         "Creditworthy" means any Person (i) whose current unsecured
          ------------
indebtedness is rated BBB- or higher by Standard & Poor Company or Baa3 or higher by Moody's Investment Services or an equivalent rating by any other rating agent of international repute and (ii) any Person without current unsecured rated indebtedness that would be able to secure such a rating.

         "Curative Action Plan" has the meaning specified in Section 11.3 of the
          --------------------
Partnership Agreement.

         "Cure Period" has the meaning specified in Exhibit B of the Partnership
          -----------                               ---------
Agreement and the Operating Agreement.

         "Damage" means, with respect to any Person, any cost, damage or expense
          ------
(including attorneys' fees and disbursements), any fine of or penalty on or any liability of any nature of that Person.

         "Defaulting Limited Partner" has the meaning specified in Section 11.4
          --------------------------                               ------------
of the Partnership Agreement.

         "Default Rate" means LIBOR plus 2.5%.
          ------------

         "Delivery Point" means, with respect to PO Product produced from an
          --------------
Existing Plant, delivery of PO Product to (i) the paymeter for same in the transportation pipe leaving an Existing Plant or (ii) if there is no paymeter, the flange between the Plant Facilities piping and (a) an on-site polyols facility, (b) an on-site PO storage facility utilized by Bayer or its Affiliates, (c) the outside battery limits piping of the Plant Facilities leading to an off-site PO storage facility utilized by Bayer or its Affiliates or (d) the loading flange of any transport vessel, and, with respect to Co-Product produced from an Existing Plant, means delivery of Co-Product to (i) the paymeter for same in the transportation pipe leaving an Existing Plant or
(ii) if there is no paymeter, the flange between the Plant Facilities piping and
(a) a Co-Product derivatives plant, (b) the outside battery limits piping of the Plant Facilities leading to an off-site Co-Product storage facility, or (c) the loading flange of any transport vessel. The Delivery Points for the Existing Plants existing as of the Closing Date are set forth on Exhibit H to the
                                                        ---------
Operating Agreement and Exhibit F to the Partnership Agreement. Changes to such
                        ---------
Delivery Points are subject to Bayer LP's consent, not to be unreasonably withheld.

         "Depreciation" means, for each fiscal year or part thereof, an amount
          ------------
equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such year or other period, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year, Depreciation shall be (i) an amount which bears the same ratio to such Book Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year bears to such adjusted tax basis or (ii) if the federal income tax depreciation, amortization or other cost recovery deduction for such year is equal to zero, an amount determined with reference to such Book Value using a reasonable method selected by the Tax Matters Partner.

                                 Exhibit A - 7

         "Discretionary Capital Project" means a Capital Project that is not an
          -----------------------------
EHS Capital Project or a Maintenance Capital Project and that enhances the operating efficiency, production capability, reliability or other performance characteristics of the Plant Facilities or an Infrastructure Asset.

         "Dispute" has the meaning specified in Exhibit B of the Partnership
          -------                               ---------
Agreement and the Operating Agreement.

         "Dispute Notice" has the meaning specified in Exhibit B of the
          --------------                               ---------
Partnership Agreement and the Operating Agreement.

         "Disputing Party" has the meaning specified in Exhibit B of the
          ---------------                               ---------
Partnership Agreement and the Operating Agreement.

         "Disruption Event" means any event not resulting from the Fault of the
          ----------------
Existing Plant Operators resulting in a disruption or impairment of PO and/or Co-Product production below capacity levels from any cause whatsoever, including
(i) any event of Force Majeure; (ii) any shortage in supplies, impairment in the facilities of production, manufacture, or transportation; (iii) that is attributable to mechanical or other breakdown or failure or preventative maintenance that is performed to avoid such breakdown or failure, (iv) any Unscheduled Turnaround or continuation of a Planned Outage beyond its anticipated duration; or (v) the inability to obtain any Feedstock or other raw material (including energy) on reasonable terms. In the case of an Unscheduled Turnaround that shifts the timing of a Scheduled Turnaround, only the incremental loss of production shall constitute a Disruption Event.

         "EHS" means the environment, health and safety or environmental,
          ---
health and safety, as the context requires.

         "EHS Capital Project" means a Capital Project with respect to Plant
          -------------------
Facilities or an Infrastructure Asset of a Complex that in the Operator's good faith judgement is necessary to achieve or maintain compliance with any EHS Law or the Existing Plant EHS Policies. Remediation under EHS Law with respect to a Release that is an Operator Reimbursable Expense shall not be an EHS Capital Project.

         "EHS Law" means any Applicable Law relating to (i) any ambient air,
          -------
surface water, drinking water, groundwater, land surface, subsurface strata, river sediment, natural resources or real property and the physical buildings, structures and fixtures thereon, including sewer, septic and waste treatment, storage or disposal systems (the "Environment"), including pollution,
                                  -----------
contamination, cleanup, preservation, protection and reclamation of the Environment, (ii) health or safety of employees and other individuals, including the exposure of employees and other individuals to any Chemical Substance, (iii) a Release or threatened Release, including investigation, study, assessment, testing, monitoring, containment, removal, remediation, response, cleanup and abatement of such Release or threatened Release and (iv) the management of any Chemical Substance, including the manufacture, generation, formulation, processing, labeling, use, treatment, handling, storage, disposal, transportation, distribution, re-use, recycling or reclamation of any Chemical Substance.

         "Eligible Indemnitees" means, with respect to any Person, its
          --------------------
Affiliates and their respective employees, officers and directors (or the equivalent thereof).

                                 Exhibit A - 8

         "Environment" has the meaning given such term in the definition of EHS
          -----------
Law.

         "Environmental Condition" means any presence of Chemical Substances in,
          -----------------------
on, at, under or from any Existing Plant.

         "Equistar" has the meaning given such term in Exhibit C-1 of the
          --------                                     -----------
Operating Agreement.

         "Equistar Propylene Agreement" has the meaning given such term in
          ----------------------------
Exhibit C-1 to the Operating Agreement.
-----------

         "Event of Default" has the meaning specified in Section 15.1 of each
          ----------------                               ------------
Ground Lease with respect to an Event of Default by Lessee and has the meaning specified in Section 15.2 with respect to an Event of Default by Lessor.

         "Existing Plant Complexes" means the Complexes and the other chemical
          ------------------------
manufacturing complexes operated by Lyondell or its Affiliates within which the other Existing Plants are located, including all additions thereto and excluding all deletions therefrom, effective as of the date of any such addition or deletion.

         "Existing Plant Operator" means the Operator or the operator of any of
          -----------------------
the other Existing Plants, as context requires.

         "Existing Plant EHS Policies" has the meaning specified in Section 13.1
          ---------------------------
of the Operating Agreement.

         "Existing Plant Total PO Capacity" means 3.48 billion pounds of PO as
          --------------------------------
of the Closing Date. The Existing Plant Total PO Capacity shall be (i) increased to account for changes in the PO capacity of the Existing Plants by reason of "capacity creep" through improved operations or "debottleneck" Capital Projects and (ii) decreased to account for any sale or other transfer to a Third Party of any of the Existing Plants or permanent closing or long-term "mothballing" of any of the Existing Plants or non-restoration following a Casualty to any of the Existing Plants, as of the date Lyondell informs Bayer LP of such decision not to restore (which decision shall be made within 120 days of the Casualty). Lyondell GP shall demonstrate to Bayer LP any increase or decrease to the Existing Plant Total PO Capacity. As to any capacity increase, Lyondell GP shall demonstrate that the stated capacity increase takes into account turnarounds that are expected to take place in the ordinary course of business and reliability factors.

         "Existing Plants" means the Plant Facilities, the PO/SM II plant, the
          ---------------
Fos Sur Mer PO/TBA plant and the Botlek PO/TBA plant, for so long as such plants are owned by the Partnership or Lyondell Affiliates. If any of the Existing Plants is permanently closed, "mothballed" or not restored following a Casualty, it shall cease to be an Existing Plant as of the date Lyondell notifies Bayer of such closure, "mothballing" or decision not to restore (which decision shall be made within 120 days of such Casualty).

         "Ex-Works" has the meaning given to such term in Incoterms 2000.
          --------

         "Fault" is defined as any act or omission by Managerial Personnel of a
          -----
Person that viewed objectively from the standpoint of the Person at the time the events occurred (and without viewing the matter in hindsight) (i) involved an extreme degree of risk, considering the

                                 Exhibit A - 9
probability and magnitude of the potential harm to others and (ii) Managerial Personnel of the Person must have actual, subjective awareness of the risk involved, but nevertheless proceed in conscious indifference to the rights, safety or welfare of others. The Parties agree that with respect to the Existing Plant Operators, the material disregard by a member of the Senior Plant Management Team at an Existing Plant of the policies and procedures manual for the Existing Plant proximately causing a Third Party Claim shall be deemed to be Fault.

         "Feedstock" means propylene and any other feedstock that may now or in
          ---------
the future be used for the production of PO Product or Co-Product.

         "Fixed Costs" means costs associated with the production of PO Product
          -----------
or Co-Product, as the case may be, that do not vary directly to a significant extent with changes in production levels.

         "Force Majeure" means acts of God, floods, storms or unusually bad
          -------------
weather; war or other military action, national emergency, governmental rationing, prioritization, taking or requisition, civil commotion or riot; any strike or other difference with workers or unions, without regard to the reasonableness of acceding to the demands of such workers or unions; explosions, fires, mechanical breakdown, electrical shortage or blackouts or other production shutdown; inability to obtain sufficient Feedstocks, catalysts or other raw materials or supplies; or other event beyond the reasonable control of Managerial Personnel of a Party, provided that restrictions imposed by any Governmental Authority pertaining solely to the sale or use of MTBE or TBA as a gasoline additive shall not constitute an event of Force Majeure.

         "G&A Escalator" means 75% of the percentage positive or negative change
          -------------
from the January 1 of the prior year in the G&A Lyondell Personnel Cost Basket.

         "G&A Support Pool" has the meaning given such term in Schedule 2.3 to
          ----------------                                     ------------
the Partnership Agreement.

         "G&A Lyondell Personnel Cost Basket" is as described in Schedule 2.3 to
          ----------------------------------                     ------------
the Partnership Agreement.

         "GAAP" means United States generally accepted accounting principles as
          ----
in effect from time to time.

         "General Partner" means Lyondell GP, for so long as it remains a
          ---------------
General Partner of the Partnership and each Person that becomes a Substitute General Partner, if any, of the Partnership as provided in the Partnership Agreement, in such Person's capacity as a general partner of the Partnership.

         "Governmental Entity" means any federal, state, regional or local
          -------------------
governmental body or authority exercising executive, legislative, judicial, regulatory, administrative or other governmental function with jurisdiction over a Party or any of the Existing Plants or their ownership or operation.

         "Governmental Planned Outage" means any shutdown or other outage
          ---------------------------
required to comply with any EHS Law or other Applicable Law.

                                Exhibit A - 10

         "Ground Leases" means the ground leases between Lyondell Chemical
          -------------
Company and the Partnership dated as of the Closing Date whereby the Partnership leases the land covered thereby that constitutes part of the Partnership Property located at the Bayport Plant Facility and the Channelview Plant Facility, each as amended from time to time.

         "Identified Polyols" means: (i) materials containing one hydroxyl
          ------------------
group, one or more propylene oxide units, and having a number average molecular weight of more than 500, (ii) materials having an average hydroxyl functionality of greater than one, containing one or more propylene oxide units and having a number average molecular weight of more than 250, or (iii) materials that are exceptions to (i) and (ii) because they fall below the minimum average molecular weight recited, are prepared by reacting PO with a starter compound which is not a glycol, and are used in polyurethane applications

         "Indemnified Person" has the meaning specified in Section 10.2 of the
          ------------------                               ------------
Operating Agreement and in Section 14.3 of the Partnership Agreement.
                           ------------

         "Indemnifying Person" has the meaning specified in Section 14.3 of the
          -------------------                               ------------
Partnership Agreement.

         "Indemnitee" has the meaning specified in Section 13.1 of each Ground
          ----------                               ------------
Lease.

         "Indemnitor" has the meaning specified in Section13.1 of each Ground
          ----------                               -----------
Lease.

         "Infrastructure Asset" means an asset within an Existing Plant Complex
          --------------------
that is used in the provision of utility or other services to an Existing Plant.

         "Infrastructure Assets Capacity Reservation Instruments" means those
          ------------------------------------------------------
conveyance instruments dated as of the Closing Date pursuant to which the Partnership has been granted an undivided interest and correlative capacity reservation in certain of the Infrastructure Assets located at the Complexes.

         "Initial Agreement" has the meaning specified in the Recitals of the
          -----------------
Partnership Agreement.

         "Initial Partners" has the meaning specified in the Recitals of the
          ----------------
Partnership Agreement.

         "Insured Third Party Claim" means a Third Party Claim, or any portion
          -------------------------
of a Third Party Claim, that is not an Uninsured Third Party Claim.

         "Interest Rate" means LIBOR.
          -------------

         "Interim Decision Date" has the meaning specified in Exhibit B of the
          ---------------------                               ---------
Partnership Agreement and the Operating Agreement.

         "IRS" means the Internal Revenue Service.
          ---

         "Invoice" means an Operating Cost Invoice or a Capital Cost Invoice, as
          -------
the context requires.

                                Exhibit A - 11

         "Joint Employees" has the meaning specified in Section 10.2 of the
          ---------------
Operating Agreement.

         "Judgment" means any judgment, order, decree or injunction.
          --------

         "Lessee" means the entity specified in the opening paragraph of each
          ------
Ground Lease, together with its permitted successors and assigns.

         "Lessor" means the entity specified in the opening paragraph of each
          ------
Ground Lease, together with its permitted successors and assigns.

         "Lessor's Retained Property" has the meaning specified in Section 19.1
          --------------------------
of each Ground Lease.

         "LIBOR" means, for the day, the one-month LIBOR as published on that
          -----
day in the Money Rates section of the Wall Street Journal, Northeastern Edition;
                                      -------------------  --------------------
provided that if that day is not a Business Day, the one-month LIBOR as so published on the immediately preceding Business Day.

         "Limited Partner" means Lyondell LP and Bayer LP, unless and until
          ---------------
Lyondell LP or Bayer LP ceases to be a Limited Partner under the Partnership Agreement or sells, transfers, forfeits or otherwise disposes of its respective Units and is replaced by a Substitute Limited Partner in accordance with the Partnership Agreement and the Act, and each Person that becomes an Additional Limited Partner or a Substitute Limited Partner of the Partnership as provided in the Partnership Agreement.

         "Litigation" means any action, case, suit or other proceeding pending
          ----------
before any Governmental Authority or any arbitration proceeding.

         "Losses" has the meaning specified in the definition of "Profits and
          ------
Losses."

         "Lyondell" means Lyondell Chemical Company, a Delaware corporation.
          --------

         "Lyondell GP" means PO Offtake, LP, a Delaware limited partnership, in
          -----------
its capacity as general partner of the Partnership, and its successors and assigns permitted under the Partnership Agreement.

         "Lyondell LP" means Lyondell PO Offtake, LP, a Delaware limited
          -----------
partnership, in its capacity as a limited partner in the Partnership, and its successors and assigns permitted under the Partnership Agreement.

         "Lyondell Partners" means Lyondell GP and Lyondell LP.
          -----------------

         "Major Unexcused PO Delivery Failure" has the meaning specified in
          -----------------------------------
Section 11.3 of the Partnership Agreement.
------------

         "Maintenance Capital Project" means a Capital Project with respect to
          ---------------------------
the Plant Facilities or an Infrastructure Asset as to which the primary purpose is, in the Operator's reasonable judgment, to maintain the Plant Facilities or an Infrastructure Asset within either Complex in

                                Exhibit A - 12
their respective condition and performance levels existing as of the Closing Date. The restoration of the Plant Facilities or an Infrastructure Asset following a Casualty shall be considered a Maintenance Capital Project. The Parties acknowledge that Maintenance Capital Projects may also result in enhanced efficiency or other performance characteristics.

         "Managerial Personnel" means (i) with respect to a Partner, any
          --------------------
employee of that Person or its Affiliate who holds a senior managerial or higher position with such Person and who has direct responsibility for the administration and oversight of the Partner's investment in the Partnership and
(ii) with respect to any of the Existing Plant Operators (including the Operator), any employee of the Existing Plant Operator or its Affiliate who holds a position with the Existing Plant Operator or its Affiliate of "Plant Manager" of the Existing Plant Complex or higher and who has direct responsibility for the operation of the Existing Plant.

         "Master Transaction Agreement" means the Master Transaction Agreement
          ----------------------------
between Lyondell and Bayer dated as of the Closing Date, as amended from time to time.

         "month" means a calendar month.
          -----

         "Monthly Production Reports" has the meaning specified in Section 2.3
          --------------------------                               -----------
of the Operating Agreement.

         "Monthly Production Statement" has the meaning specified in Section 7.3
          ----------------------------                               -----------
of the Operating Agreement.

         "MTBE" means methyl tertiary butyl ether.
          ----

         "Non-Defaulting Partners" has the meaning specified in Section 11.4 of
          -----------------------                               ------------
the Partnership Agreement.

         "Non-Supply Failure Step-in Event" has the meaning specified in Section
          --------------------------------                               -------
11.2 of the Partnership Agreement.
----

         "Operating Agreement" means the PO Operating and Services Agreement
          -------------------
between the Partnership and the Operator dated as of the Closing Date, as amended from time to time.

         "Operating Cost Invoice" has the meaning specified in Section 5.1 of
          ----------------------                               -----------
the Operating Agreement.

         "Operating Costs" means Operating Services Costs that the Operator does
          ---------------
not capitalize and which are not required to be capitalized in accordance with GAAP and Lyondell's accounting capitalization procedures, as the same may be modified from time to time.

         "Operating Principles" has the meaning specified in Article III of the
          --------------------                               -----------
Operating Agreement.

         "Operating Problem" has the meaning specified in Section 11.3 of the
          -----------------                               ------------
Partnership Agreement.

                                Exhibit A - 13

         "Operating Services" means all services, utilities, materials,
          ------------------
facilities and access easements required to be supplied for the operation of the Existing Plants and production of PO Product and Co-Product at the Existing Plants. The Operating Services for the Plant Facilities are described in more detail in Article II of the Operating Agreement.
          ----------

         "Operating Services Costs" means all costs charged by the Existing
          ------------------------
Plant Operators to the Partnership (or incurred by the General Partner or a Qualified Replacement Operator if the Operating Agreement is terminated) in connection with the provision of Operating Services. Certain methodologies and other provisions with respect to the calculation of Operating Services Costs are set forth on Exhibit C to the Operating Agreement. The payments made by Bayer LP
             ---------
pursuant to Section 2.3(d)(vii) of the Partnership Agreement shall be treated
            ------------------
and paid as Operating Services Costs.

         "Operator" means the Operator named under the Operating Agreement and
          --------
its permitted successors and assigns thereunder.

         "Operator Cost Partner Invoice" has the meaning specified in Section
          -----------------------------                               -------
2.3 of the Partnership Agreement.
---

         "Operator Property" means the plants, buildings and other improvements,
          -----------------
land and other real property interests, fixtures, equipment, inventory, finished product, vehicles and other tangible personal property interests owned or leased by the Operator that are now or in the future located within the Complexes.

         "Operator Reimbursable Expense" has the meaning given to such term in
          -----------------------------
Section 10.5 of the Operating Agreement.
------------

         "Operator Retained Obligation" has the meaning specified in Section
          ----------------------------                               -------
10.5 of the Operating Agreement.
----

         "Original Lessee" has the meaning specified in Section 8.1 of each
          ---------------                               -----------
Ground Lease.

         "Partner" means any General Partner or Limited Partner of the
          -------
Partnership.

         "Partner Capital Cost Invoice" has the meaning specified in Section 2.4
          ----------------------------                               -----------
of the Partnership Agreement.

         "Partner Invoice" means a Partner Capital Cost Invoice or a Partner
          ---------------
Operating Cost Invoice, as the context requires.

         "Partner Operating Cost Invoice" has the meaning specified in Section
          ------------------------------                               -------
2.3 of the Partnership Agreement.
---

         "Partners" means the General Partner and the Limited Partners
          --------
collectively.

         "Partnership" means PO JV, LP, a Delaware limited partnership formed
          -----------
and continuing under the Act and the Partnership Agreement and, with respect to the Operating Agreement, such term also includes the Partnership's permitted successors and assigns under the Operating Agreement.

                                Exhibit A - 14

         "Partnership Agreement" means the Amended and Restated Limited
          ---------------------
Partnership Agreement of the Partnership dated as of the Closing Date between Lyondell GP, as general partner, and Bayer LP and Lyondell LP, as limited partners, as amended from time to time.

         "Partnership Existing Plant PO Share" means with respect to a component
          -----------------------------------
of Operating Services Costs determined on a System-wide Pooled Cost Basis, (i) for Fixed Costs, (a) the PO production capacity of the Plant Facilities times
(b) the PO Share of the Operating Services Cost in question times (c) the Operating Services Cost divided by (d) the total PO production capacity of the Existing Plants and (ii) for Variable Costs, (w) the monthly PO production of the Plant Facilities times (x) the PO Share of the Operating Services Cost in question times (y) the Operating Services Cost divided by (z) the total PO production of the Existing Plants for the month.

         "Partnership Interest" means, as the context requires, all of a
          --------------------
Partner's Series A Units or Series B Units.

         "Partnership Property" means the land leased by the Partnership under
          --------------------
the Ground Leases, the Plant Facilities, the Partnership's interests in certain of the Infrastructure Assets at the Complexes created under the Infrastructure Assets Capacity Reservation Instruments and other tangible and intangible property owned by the Partnership from time to time.

         "Partnership PO Share" means the fraction equal to the Partnership's
          --------------------
capacity allocated to production and related activities for PO Product divided by the Existing Plant Total PO Capacity.

         "Party" or "Parties" means (i) as used in the Partnership Agreement,
          -----      -------
Lyondell GP, Lyondell LP and Bayer LP and (ii) as used in the Operating Agreement, the Operator and the Partnership.

         "Permitted PO Successor" has the meaning specified in Section 10.3 of
          ----------------------                               ------------
the Partnership Agreement.

         "Person" means any individual, firm, corporation, partnership, limited
          ------
liability company, trust, joint, venture, governmental authority, association or other entity or organization.

         "PIPA" means the Limited Partnership Interest Purchase and Sale
          ----
Agreement by and among Lyondell and Bayer Affiliates dated as of the Closing Date with respect to (i) a Bayer Affiliate's acquisition of Series A Units in the Partnership and (ii) the acquisition by a Bayer Affiliate of limited partnership interests in the Technology Partnership.

         "Planned Outage" means any Scheduled Turnaround, Capital Project
          --------------
Planned Outage (as applicable to each Partner) or Governmental Planned Outage at an Existing Plant.

         "Plant Facilities" means either or both of the Bayport Plant Facility
          ----------------
and the Channelview Plant Facility, as the case may be.

         "Pledge" means to mortgage, pledge, hypothecate, charge, encumber or
          ------
create or suffer to exist any pledge lien or encumbrance upon or security interest in the assets. Such defined term is used as both a noun and a verb.

                                Exhibit A - 15

         "PO" means propylene oxide.
          --

         "PO Additional Monthly Costs" has the meaning specified in Section 2.3
          ---------------------------                               -----------
of the Partnership Agreement.

         "PO Asset" means an asset of the Partnership used exclusively in
          --------
connection with production of PO Product or other aspects of the PO Product business, and the allocable share attributable to the PO Product business of an asset of the Partnership used in both the production of Co-Product and PO Product or in other aspects of both the PO Product and Co-Product businesses. Allocation methodologies for shared assets will be in accordance with the principles of Exhibit D to the Operating Agreement.
              ---------

         "PO Asset Built-In Gain or Loss" means the difference between the
          ------------------------------
agreed value of each PO Asset contributed to the Partnership on the date hereof as set forth in Exhibit E to the Partnership Agreement and the adjusted tax
                ---------
basis of such asset on such date, as subsequently adjusted pursuant to Section 704(c) of the Code.

         "PO Cost Allocation Methodology" has the meaning defined in Exhibit C
          ------------------------------                             ---------
to the Operating Agreement.

         "PO Logistics Agreement" means the PO Logistics and Exchange Agreement
          ----------------------
dated as of the Closing Date between Lyondell and Bayer, and their respective Affiliates, as the same may be amended or replaced from time to time.

         "PO Proceeds" has the meaning specified in Section 3.3 of the
          -----------                               -----------
Partnership Agreement.

         "PO Product" means PO produced from the Existing Plants.
          ----------

         "PO Product Cash Fixed Production Costs" has the meaning specified in
          --------------------------------------
Exhibit C to the Operating Agreement.
---------

         "PO Production Costs" means the total per pound of PO Fixed Costs and
          -------------------
Variable Costs for the production of PO at the Existing Plants, determined on a System-wide Pooled Cost Basis.

         "PO Share" means the percentage share allocated to production and
          --------
related activities for PO Product of any item of Operating Costs or Capital Costs or any Partnership revenue, determined in accordance with Section 2.5 of
                                                                -----------
the Partnership Agreement.

         "PO Technology" means all technical information relating to PO/SM and
          -------------
PO/TBA processes, including process descriptions, production and production results, tests and test results, data, plans, designs, specifications, reports, know-how, inventions, software operating experience and other information in the Technology Partnership's possession or control, or acquired by or assigned to the Technology Partnership during the term of the Bayer PO License.

         "PO Variable Unit Costs" means the actual Variable Costs attributable
          ----------------------
to the production of PO Product per Pound of PO Product, as calculated in accordance with the Stipulated Cost Allocation Methodology and adjusted in accordance with Exhibit C to the Operating Agreement.
                ---------

          "Premises" has the meaning specified in the Recitals of each Ground
           --------
Lease.

                                Exhibit A - 16

         "Property" means the Premises, together with the Plant Facilities and
          --------
all future improvements, fixtures, equipment and other tangible property of the Lessee located thereon.

         "Profits and Losses" means for each applicable period, the
          -------     ------
Partnership's taxable income or loss for such period determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss) with the following adjustments:

                  (i) any income of the Partnership that is exempt from federal income tax and not otherwise taken in account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

                  (ii)  any Capital Project of the Partnership described in
         Section 705(a)(2)(B) of the Code or treated as such pursuant to Regulation ss.1.704-1(b)(2)(iv)(i) and not otherwise taken in account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

                  (iii) depreciation for such period shall be taken into account in lieu of the depreciation, amortization and other cost-recovery deductions taken into account in computing such taxable income or loss;

                  (iv) gain or loss resulting from any disposition of Partnership Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed with reference to the Book Value of the property disposed of, rather than the adjusted tax basis of such property;

                  (v) if any property is distributed in kind to any Partner, the difference between its fair market value and its Book Value at the time of distribution shall be treated as Profit or Loss, as the case may be, recognized by the Partnership; and

                  (vi) the amount of any adjustment to the Book Value of any Partnership asset pursuant to clause (iii) of the definition of Book Value herein shall be taken into account as Profit or Loss from the disposition of such asset.

         "Propylene Cost" means for any month, the Propylene Purchase Cost
          --------------
multiplied by the Propylene Yield.

         "Propylene Purchase Cost" means for any month, the total cost for
          -----------------------
Lyondell to acquire and deliver propylene for use in production of PO Product at the Existing Plants divided by the Contained Propylene delivered to Lyondell and its Affiliates under then existing supply contracts.

         "Propylene Yield" means the monthly total quantity of pounds of
          ---------------
Contained Propylene consumed in production of PO Product at the Existing Plants equal to: the sum of (x) purchased propylene and (y) propylene delivered by toll processing customers and other sources, divided by (z) the total pounds of PO Product produced during such month at the Existing Plants.

                                Exhibit A - 17

         "Pro Rata" means (i) in respect of holders of Series A Units, the ratio
          --------
of Series A Units owned by a Partner to the total number of applicable Series A Units and (ii) in respect of holders of Series B Units, the ratio of Series B Units owned by a Partner to the total number of applicable Series B Units.

         "Qualified Non-ST Planned Outage" means a Capital Project Planned
          -------------------------------
Outage or Governmental Planned Outage that (i) does not replace or overlap with any Scheduled Turnaround or (ii) if such Planned Outage does replace or overlap with a Scheduled Turnaround, the incremental loss, if any, of PO Product or Co-Product production beyond that caused by the Scheduled Turnaround. With respect to a Maintenance Capital Project that overlaps with a Scheduled Turnaround, the incremental days of downtime must exceed 10% of the downtime of the Scheduled Turnaround in order to constitute a Qualified Non-ST Planned Outage. With respect to a Below Threshold Discretionary Capital Project, a Partner must approve such Below Threshold Discretionary Capital Project to constitute a Qualified Non-ST Planned Outage with respect to such Partner.

         "Qualified Replacement Operator" means a Person that has substantial,
          ------------------------------
current experience in operating manufacturing plants for the production of PO Product and the Co-Product produced at the Plant Facilities.

         "Reasonable Best Efforts" means a Party's best efforts consistent with
          -----------------------
reasonable commercial practice and without payment of any assignment, consent or similar fee requested by any Person or the incurrence of unreasonable expense or the requirement to engage in litigation.

         "Regulations" means the income tax regulations promulgated by the U.S.
          -----------
Department of the Treasury and in effect from time to time.

         "Regulatory Allocations" has the meaning set forth in Section 4.1 of
          ----------------------                               -----------
the Partnership Agreement.

          "Related Persons" has the meaning specified on Section 12.1 of the
           ---------------                               ------------
Operating Agreement.

         "Release" means any release, spill, emission, leaking, pumping,
          -------
injection, deposit, disposal, dumping, discharge, dispersal, leaching, escaping, emanation or migration of any Chemical Substance in, into or onto the Environment of any kind whatsoever, including the movement of any Chemical Substance through or in the Environment, exposure of any type in any workplace, any release as defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other EHS Law and any noxious noise or odor emission.

         "Remediation" means, for purposes of Section 10.5 of the Operating
          -----------                         ------------
Agreement, (i) cleanup, containment, excavation, removal, treatment or restoration work, including institutional and engineering controls; (ii) obtaining any EHS permits necessary to conduct any such activity; (iii) preparing and implementing any plans or studies for any such activity; and (iv) obtaining a written notice from the Governmental Authority with jurisdiction over the matter under applicable EHS Law that no material additional work is required by such Governmental Authority.

                                Exhibit A - 18

         "Rolling Product Forecast" has the meaning specified in Section 8.2 of
          ------------------------                               -----------
the Partnership Agreement.

         "Scheduled Turnaround" means any scheduled turnaround for periodic
          --------------------
maintenance to any of the Existing Plants.

         "SEC" means the United States Securities and Exchange Commission.
          ---

         "Senior Plant Management Team" means the Plant Manager at an Existing
          ----------------------------
Plant Complex and the Technical Manager, Operations Manager, Maintenance Manager and EHS Manager at such Existing Plant Complex.

         "Series A Percentage Interest" means for each Series A Unit Partner,
          ----------------------------
the number of Series A Units owned by such Partner divided by the total number of issued and outstanding Series A Units.

         "Series A Unit" means a Series A Unit representing a partnership
          -------------
interest in the Partnership.

         "Series B Percentage Interest" means for each Series B Partner, the
          ----------------------------
number of Series B Units owned by such Partner divided by the total number of issued and outstanding Series B Units.

         "Series B Unit" means a Series B Unit representing a partnership
          -------------
interest in the Partnership.

         "SM" means styrene monomer.
          --

         "Sourcing Plan" has the meaning specified in the PO Logistics
          -------------
Agreement.

          "Substitute General Partner" means a Person who is admitted as a
           --------------------------
General Partner to the Partnership in place of and with all the rights of the General Partner being replaced.

         "Substitute Limited Partner" means a Person who is admitted as a
          --------------------------
Limited Partner to the Partnership in place of and with all the rights of the Limited Partner being replaced.

         "Supply Failure Step-in Triggering Event" has the meaning specified in
          ---------------------------------------
Section 11.2 of the Partnership Agreement.
------------

         "System-wide Pooled Cost Basis" has the meaning specified in Exhibit C
          -----------------------------                               ---------
to the Operating Agreement.

         "Taking" means a permanent or temporary condemnation or taking of all
          ------
or any portion of the Premises in any manner for public or quasi-public use, including a conveyance or assignment in lieu of a condemnation or taking.

         "Taxes" means all taxes, charges, fees, levies or other assessments
          -----
imposed by any taxing authority, including, but not limited to, income, gross receipts, excise, property, sales, use, transfer, payroll, license, ad valorem, value added, withholding, social security, national

                                Exhibit A - 19
insurance (or other similar contributions or payments), franchise, severance and stamp taxes (including any interest, fines, penalties or additions attributable to, or imposed on or with respect to, any such taxes, charges, fees, levies or other assessments).

         "Tax Matters Partner" means Lyondell GP acting in the capacity provided
          -------------------
for in Section 5.6(e) of the Partnership Agreement.

         "Tax Return" means any return, declaration, report, claim for refund,
          ----------
information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "TBA" means tertiary butyl alcohol.
          ---

         "Technology Partnership" means Technology JV, LP, a Delaware limited
          ----------------------
partnership, and its successors and assigns.

         "Technology Partnership Agreement" means the Amended and Restated
          --------------------------------
Agreement of Limited Partnership of Technology Partnership.

         "Term" has the meaning specified in Section 1.1 of each Ground Lease.
          ----

         "Third Party" means any Person other than a Partner, the Existing Plant
          -----------
Operators or the Partnership or their respective Affiliates.

         "Third Party Claim" means any Claim by a Third Party. For avoidance of
          -----------------
doubt, any obligation to remediate under EHS Law or Applicable Law shall be considered a Third Party Claim.

         "Transaction Documents" has the meaning given to such term in the
          ---------------------
Master Transaction Agreement.

         "Three Year Demand Forecast" has the meaning specified in Section 8.1
          --------------------------                               -----------
of the Partnership Agreement.

         "Transfer" means to sell, assign or otherwise in any manner other than
          --------
a Pledge dispose of, whether by act, deed, merger, consolidation, conversion or otherwise. Such defined term is used as both a noun and a verb.

         "Unaffected Partner" has the meaning specified in Section 15.18 of the
          ------------------                               -------------
Partnership Agreement.

         "Uncured Partner Offtake or Payment Default" has the meaning specified
          ------------------------------------------
in Section 11.4 of the Partnership Agreement.
   ------------

         "Uninsured Plant Facilities Casualty" means a Casualty to the Plant
          -----------------------------------
Facilities that is not covered by the insurance program maintained by or on behalf of the Operator. A Casualty that would be insured but for deductibles and/or self insurance retention limits under the insurance program maintained by or on behalf of the Operator shall not be considered an Uninsured Plant Facilities Casualty. The portion of the costs to restore the Plant Facilities to their condition

                                Exhibit A - 20
immediately prior to the Casualty that exceeds coverage limits or that would have been covered but for a lapse in coverage due to non-payment of premium or otherwise shall be treated as an Uninsured Plant Facilities Casualty.

         "Uninsured Third Party Claim" means a Third Party Claim with respect to
          ---------------------------
the operations of an Existing Plant Complex that is not covered by the insurance program maintained by or on behalf of the Existing Plant Operator. A Third Party Claim that would be insured but for deductibles and/or self-insurance retention limits under the insurance program maintained by or on behalf of the Existing Plant Operator shall not be considered an Uninsured Third Party Claim. The portion of a Third Party Claim that exceeds coverage limits or that would have been covered but for a lapse in coverage due to non-payment of premium or otherwise shall be treated as an Uninsured Third Party Claim.

         "Unit" means a Series A Unit or a Series B Unit.
          ----

         "Unscheduled Turnarounds" has the meaning specified in Section 2.8 of
          -----------------------                               -----------
the Operating Agreement.

         "User" means any entity, division or business unit (including divisions
          ----
and business units of the Existing Plant Operators and their Affiliates) to which services from Infrastructure Assets are provided.

         "Variable Costs" means the portion of cash costs associated with the
          --------------
production of PO Product or Co-Product, as the case may be, that vary directly with changes in production levels.

         "Wholly Owned Affiliate" means as to any Person, an Affiliate of such
          ----------------------
Person all the equity interests of which are owned, directly or indirectly, by a Partner, by another Wholly Owned Affiliate of such Person or by the ultimate parent entity thereof.

         "year" means a calendar year.
          ----

                                Exhibit A - 21

                                   EXHIBIT B

             TO AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
             -----------------------------------------------------

                         DISPUTE RESOLUTION PROCEDURES
                         -----------------------------

         1. Binding and Exclusive Means. The dispute resolution provisions set
            ---------------------------
forth in this Exhibit B shall be the binding and exclusive means to resolve all
              ---------
disputes arising under the Agreement (each a "Dispute"); provided, however, that this Exhibit B shall not limit either Party's recourse to courts of competent
     ---------
jurisdiction for injunctive or equitable relief that may be necessary to protect the rights and property of such Party or maintain the status quo before, during or after the pendency of the process set forth in this Exhibit B (except as
                                                       ---------
specifically set forth in Section 11.2(c)(ii) of the Partnership Agreement). If
                          ------------------
any such Dispute also involves the Operator, then all claims among the Partners, the Partnership and the Operator shall be combined in a single proceeding pursuant to this Exhibit B and the corresponding Exhibit B to the Operating
                                                 ---------
Agreement.

         2. Standards and Criteria. In resolving any Dispute, the standards and
            ----------------------
criteria for resolving such Dispute shall, unless the Parties involved in the Dispute in their discretion jointly stipulate otherwise, be as set forth in Attachment 1 to this Exhibit B.
------------         ---------

         3. ADR and Binding Arbitration Procedures. If a Dispute arises, the
            ---------------------------------------
following procedures shall be implemented (with references to "Parties" meaning the Partners involved in the Dispute and the Operator, if joined in the proceeding in accordance with Section 1):
                              ---------

            (a) Any Party may at any time invoke the dispute resolution procedures set forth in this Exhibit B as to any Dispute by providing written notice of such action to the other Parties. The disputing Parties within five Business Days after such notice shall schedule a meeting between the Parties to be held in Houston, Texas. The meeting shall occur within 10 Business Days after notice of the meeting is delivered to the Parties. The meeting shall be attended by representatives of each Party having decision-making authority regarding the Dispute as well as the dispute resolution process. The meeting shall also be attended by upper management level personnel of each of the Parties, which persons have not previously been directly engaged in asserting or responding to the dispute. Such persons shall attempt in a commercially reasonable manner to negotiate a resolution of the dispute, which negotiations may entail the involvement of and meetings attended by additional upper management level personnel senior to such persons. If such upper management level personnel shall not have negotiated a resolution to the dispute within 45 days of the initial notice of such dispute, then a meeting attended by the Chief Executive Officer or a member of the Management Board of Directors with full decision-making authority of each ultimate parent company of the disputing Parties shall occur in New York, New York and such persons shall attempt in a commercially reasonable manner to negotiate a resolution of the dispute before these procedures may be deemed to have been exhausted. If such persons succeed in negotiating a resolution of the dispute, one or more of the disputing Parties shall be directed (in as comprehensive detail as reasonably practicable) to take the actions necessary to carry out such resolution. Each Party shall have a commercially reasonable time in which to take such actions, and such period shall

                                 Exhibit B - 1
automatically be extended if such party has in good faith and diligently commenced and continued with its actions (a "Cure Period").
                                             -----------

          (b) If a dispute is not resolved pursuant to subsection (a), or, if
                                                       --------------
following the Cure Period, a Party believes in good faith that a dispute still exists, the representatives of the Parties shall cooperate in a commercially reasonable manner and shall explore whether techniques such as mediation, minitrials, mock trials or other techniques of alternative dispute resolution might be useful. In the event that a technique of alternative dispute resolution is so agreed upon, a specific timetable and completion date for its implementation shall also be agreed upon. The representatives will continue to meet and discuss settlement until the date (the "Interim Decision Date") that is
                                                 ---------------------
the earliest to occur of the following events: (i) an agreement shall be reached by the Parties resolving the Dispute; (ii) one of the Parties shall determine and notify the other Parties in writing that no agreement resolving the Dispute is likely to be reached; (iii) if a technique of alternative dispute resolution is agreed upon, the completion date therefor shall occur without the Parties having resolved the Dispute; or (iv) if another technique of alternative dispute resolution is not agreed upon, two full meeting days (or such other time period as may be agreed upon) shall expire without the Parties having resolved the Dispute.

          (c) If, as of the Interim Decision Date, the Parties have not succeeded in negotiating a resolution of the Dispute pursuant to subsection (b),
                                                                 --------------
the Parties shall proceed under subsections (d), (e) and (f).
                                ---------------  ---     ---

          (d) After satisfying the requirements above, such Dispute shall be submitted to mandatory and binding arbitration at the election of any Party involved in the Dispute (the "Disputing Party"). The arbitration shall be
                              ---------------
subject to the Federal Arbitration Act as supplemented by the conditions set forth in this Exhibit B. The arbitration shall be conducted in accordance with
              ---------
the Commercial Arbitration Rules of the American Arbitration Association in effect on the date the notice of arbitration is served, other than as specifically modified herein. In the absence of an agreement to the contrary, the arbitration shall be held in Houston, Texas. The Arbitrators (as defined below) will allow reasonable discovery in the forms permitted by the Federal Rules of Civil Procedure, to the extent consistent with the purpose of the arbitration. During the pendency of the Dispute, each Party shall make available to the Arbitrator and the other Parties all books, records and other information within its control requested by the other Parties or the Arbitrators subject to the confidentiality provisions contained herein, and provided that no such access shall waive or preclude any objection to such production based on any privilege recognized by law. Recognizing the express desire of the Parties for an expeditious means of dispute resolution, the Arbitrators may limit the scope of discovery between the Parties as may be reasonable under the circumstances. In deciding the substance of the Parties' claims, the laws of the State of Delaware shall govern the construction, interpretation and effect of this Agreement (including this Exhibit B) without giving effect to any
                                  ---------
conflict of law principles. The arbitration hearing shall be commenced promptly and conducted expeditiously, with each Party involved in the Dispute being allocated an equal amount of time for the presentation of its case. Unless otherwise agreed to by the Parties, the arbitration hearing shall be conducted on consecutive days. Time is of the essence in the arbitration proceeding, and the Arbitrators shall have the right and authority to issue monetary sanctions against any of the Parties if, upon a showing of good cause, that Party is unreasonably delaying the proceeding. To the fullest extent permitted by law, the arbitration proceedings and award shall be maintained in confidence by the Arbitrators and the Parties.

                                 Exhibit B - 2

          (e) The Disputing Party shall notify the American Arbitration Association ("AAA") and the other Parties in writing describing in reasonable
              ---
detail the nature of the Dispute (the "Dispute Notice"). Each Party to the
                                       --------------
dispute shall select one arbitrator (the "Selected Arbitrators") within 15 days
                                          --------------------
of the date of the Dispute Notice by all of the Parties from the members of a panel of arbitrators of the AAA. The Selected Arbitrators shall then jointly select a third arbitrator (together with the Selected Arbitrators, the "Arbitrators") from the members of a panel of arbitrators of the AAA or, if the
 -----------
AAA fails or refuses to provide a list of potential arbitrators, of the Center for Public Resources, and such Arbitrator shall be experienced in commercial arbitration. With respect to any dispute under Section 11.3 of the Partnership
                                                ------------
Agreement, the Selected Arbitrators shall meet the criteria set forth in Section
                                                                         -------
11.3(f) of the Partnership Agreement.  In the event that the Selected
-------
Arbitrators are unable to agree on the selection of the third Arbitrator, the AAA shall select the third Arbitrator, using the criteria set forth in this Exhibit B, within 30 days of the date of the Dispute Notice. In the event that
---------
any Arbitrator is unable to serve, his or her replacement will be selected in the same manner as the Arbitrator to be replaced. The vote of two of the three Arbitrators shall be required for any decision under this Exhibit B. The
                                                          ---------
Arbitrators shall have the authority to assess the costs and expenses of the arbitration proceeding (including the arbitrators', and attorneys' fees and expenses) against any or all Parties.

          (f) The Arbitrators shall decide all Disputes and all substantive and procedural issues related thereto, and shall enforce this Agreement in accordance with its terms. Without limiting the generality of the previous sentence, the Arbitrators shall have the authority to issue injunctive relief; however, the Arbitrators shall not have any power or authority to (i) award consequential (except as specifically set forth under the terms of the Transaction Documents) incidental, indirect or punitive damages or (ii) amend this Agreement. The Arbitrators shall render the arbitration award, in writing, within 20 days following the completion of the arbitration hearing, and shall set forth the reasons for the award. In the event that the Arbitrators award monetary damages in favor of either Party, the Arbitrators must certify in the award that no indirect, consequential (except as specifically set forth under the terms of the Transaction Documents), incidental, indirect or punitive damages are included in such award. If the Arbitrators' decision results in a monetary award, the interest to be granted on such award, if any, and the rate of such interest shall be determined by the Arbitrators in their discretion.
The arbitration award shall be final and binding on the Parties, and judgment thereon may be entered in any court of competent jurisdiction, and may not be appealed except to the extent permitted by the Federal Arbitration Act.

          (g) If the issue of whether a breach of this Agreement or whether one of the Parties was entitled to exercise remedial rights is in Dispute, the non-prevailing Party shall have a commercially reasonable period of time to cure the default or circumstance before the prevailing Party shall be entitled to exercise such remedial rights. The Arbitrator shall include the time in which the non-prevailing Party must complete such cure in its award.

     4.   Continuation of Business. Notwithstanding the existence of any Dispute
          ------------------------
or the pendency of any procedures pursuant to this Exhibit B, the Parties agree
                                                   ---------
and undertake that all payments not in dispute shall continue to be made and all obligations not in dispute shall continue to be performed.

                                 Exhibit B - 3

                           ATTACHMENT 1 TO EXHIBIT B


     (a) First priority shall be given to maximizing the consistency of the resolution of the Dispute with the satisfaction of all express obligations of the Parties and their Affiliates as set forth in the Partnership Agreement and the Operating Agreement.

     (b) Second priority shall be given to resolution of the Dispute in a manner which best achieves the objectives of the business activities and arrangements under the Partnership Agreement, the Operating Agreement and the Transaction Documents and permits the Parties to realize the benefits intended to be afforded thereby.

     (c) Third priority shall be given to such other matters, if any, as the Parties or the Arbitrators shall determine to be appropriate under the circumstances.

                                 Exhibit B - 4

                                   EXHIBIT C

             TO AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
             -----------------------------------------------------

                      INITIAL THREE YEAR DEMAND FORECAST
                      ----------------------------------



                          [to be attached at Closing]

                                 Exhibit C - 2

                                   EXHIBIT D

             TO AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
             -----------------------------------------------------

                              INITIAL ANNUAL PLAN
                              -------------------



                          [to be attached at Closing]
                          ---------------------------

                                 Exhibit D - 1

                                   EXHIBIT E

             TO AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
             -----------------------------------------------------





                            [Intentionally Deleted]

                                 Exhibit E - 1

                                   EXHIBIT F
                                   ---------

             TO AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
             -----------------------------------------------------

                                DELIVERY POINT
                                --------------

                                 Exhibit F - 1

                                 SCHEDULE 2.1
                                 ------------

             TO AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
             -----------------------------------------------------

OWNERSHIP OF UNITS; NAMES AND ADDRESSES OF PARTNERS; CAPITAL ACCOUNT BALANCES AS
--------------------------------------------------------------------------------
                              OF THE CLOSING DATE
                              -------------------

                                         Series A Units               Series B Units
                                         --------------               --------------
Lyondell LP                                   1,085                          9,900
-----------
PO Offtake, LP
2 Greenville Crossing
4001 Kennett Pike, Suite 238
Greenville, DE  19807

Lyondell GP                                     100                            100
-----------
PO Offtake, LP
2 Greenville Crossing
4001 Kennett Pike, Suite 238
Greenville, DE  19807

BAYPO Limited Partnership                     8,815                              0
-------------------------                    ======                         ======
103 Foulk Road, Suite 288
Wilmington, DE 19803
Total:                                       10,000                         10,000



[Capital account balances will be provided following completion of the appraisal process.]

                                 SCHEDULE 2.3
                                 ------------

             TO AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
             -----------------------------------------------------

                      G&A LYONDELL PERSONNEL COST BASKET
                      ----------------------------------

1. The Operator shall prepare a list of job titles to represent a typical G&A support pool ("G&A Support Pool") for the propylene oxide business and the
                    ----------------
     administration of this Agreement.

     - On an annual basis the change in the market reference rate versus the prior years market reference will be calculated for this pool of positions consistent with the annual market reference process. This escalation factor will be calculated at the end of the first quarter and will be multiplied by the prior years fee in order to determine the fee for the current year.

     -  The basket of positions will be defined as:

          -  35% accountants
          -  10% accounting manager
          -  10% tax accountant
          -  10% humans relations
          -  10% lawyers
          -  10% logistics
          -  15% information systems
     - For purpose of this calculation market reference is defined to include both base salary and bonus for these positions.

     - The specific job titles and market reference rates for 1998 and 2000 are attached.

     Every five years, the Parties shall review the composition of the G&A Support Pool and will make such adjustments by mutual agreement as may be appropriate to better reflect the actual composition of the personnel providing general overhead and administrative services to the PO business.

2. As of January 1 of every year, the total personnel costs (all wages and salaries, benefits, insurance and bonuses) for Lyondell for the G&A support personnel weighted-averaged basket described above shall be compared to January 1 of the prior year. The Bayer Monthly Stipulated G&A Allocation in effect during the prior year shall be multiplied by (1 + .75 X the percentage change in such personnel costs) to arrive at the new Buckeye Stipulated G&A Allocation. If the personnel costs have decreased, the formula shall be changed to (1 -.75 X the percentage change in such personnel costs).

       Determination of Salary-based Escalators for Bayer PO G&A Charges
 -------------------------------------------------------------------------------

Baseline

                                         1998 Market Reference Basket of Administrative Positions

Position                         1998 MR      Target Bonus %     Target Bonus $       Total Target Comp       % in Basket
Accountant, II                 $ 61,568.00           3%             $ 1,848.00            $ 63,416.00             35%
Manager, Accounting            $109,044.00          25%             $27,261.00            $136,305.00             10%
Accountant, Tax, II            $ 72,176.00           3%             $ 2,166.00            $ 74,342.00             10%
Analyst, Workstation           $ 61,620.00           3%             $ 1,849.00            $ 63,469.00             10%
Manager, HR                    $ 98,852.00          20%             $19,771.00            $118,623.00             10%
Attorney                       $ 96,356.00          20%             $ 9,272.00            $115,628.00             10%
Specialist, Product            $ 55,588.00           3%             $ 1,668.00            $ 57,256.00             15%
                               -----------                          ----------            -----------
  Weighted Totals              $ 73,691.80                          $ 7,928.90            $ 81,620.70

Current Year


                                     2000 Market Reference Basket of Administrative Positions

Position                         1998 MR      Target Bonus %     Target Bonus $       Total Target Comp       % in Basket
Accountant, II                 $ 63,024.00          5%             $ 3,152.00             $ 66,176.00             35%
Manager, Accounting            $113,412.00         25%             $28,353.00             $141,765.00             10%
Accountant, Tax, II            $ 79,976.00          5%             $ 3,999.00             $ 83,975.00             10%
Analyst, Workstation           $ 68,484.00          5%             $ 3,425.00             $ 71,909.00             10%
Manager, HR                    $102,856.00         25%             $25,714.00             $128,570.00             10%
Attorney                       $ 98,176.00         20%             $19,636.00             $117,812.00             10%
Specialist, Product            $ 58,708.00          5%             $ 2,936.00             $ 61,644.00             15%
                               -----------                         ----------             -----------
Weighted Totals                $ 77,155.00                         $ 9,656.30             $ 86,811.30

Escalation Factor for 2000 (75% of increase versus baseline):        =(86811.30/81620.70-1)*0.75 =      4.7696%

Year 2000 costs =        $0.933         MM/month    X      104.7696%     =       $0.978  MM/month

                                 SCHEDULE 6.3
                                 -------------

             TO AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
             -----------------------------------------------------

                    LYONDELL INSURANCE PROGRAM REQUIREMENTS
                    ---------------------------------------

--------------------------------------------------------------------------------------------------
       Insurance Policy              Coverage Limit                      Deductible
--------------------------------------------------------------------------------------------------
Property Damage and Business    $1,225MM current worldwide       .  $10MM deductible for Property
 Interruption Insurance         aggregate maximum limit             Damage and Scheduled Business
                                                                    Interruption
--------------------------------------------------------------------------------------------------
                                                                 .  Other Business Interruption
                                                                    -  $30MM or 30 days, which is
                                                                       less (Channelview and
                                                                       Bayport plants only)
                                                                    -  $20MM or 30 days, whichever
                                                                       is less (all other
                                                                       locations)
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
Commercial General              $2MM non-US aggregate            No deductible for non-US
Liability Insurance             limit                            operations and locations
Excess Liability Insurance      $800MM                           $10MM
Commercial Criminal             $40MM                            $500,000
Insurance
Fiduciary Liability             $40MM                            $500,000
Insurance
Marine Liability Insurance      $9MM                             $1MM
Automobile Liability            $9MM US limit                    $1MM
Insurance                       $1MM non-US limit
Workers' Compensation           various statutory coverage       $1MM
Insurance as required by        limits
state or federal law
Employers' Liability            $2MM US limit                    $1MM
Insurance                       $1MM non-US limit
--------------------------------------------------------------------------------------------------

The Operator has the right to increase or decrease the coverage limits, deductibles and self-insurance retention limits, scope of coverages and insurers and reinsurers in accordance with Lyondell's general risk management policies applied to manufacturing operations of similar scope and risk to the Plant Facilities and their operation. Lyondell GP will cause the Operator to consult with Bayer LP before increasing deductibles or self-insurance retention limits, reducing coverage limits or eliminating types of coverage. If Bayer LP does not agree to such increase, reduction or elimination, then, to the extent available on commercially reasonable terms, the Operator shall retain the original limits and coverage for the Plant Facilities. The incremental costs to maintain the original limits and coverage levels shall be a Partnership expense to be allocated in accordance with Section 2.5 of the Partnership
                                           -----------
Agreement. Nothing herein affects the rights of the Existing Plants in accordance with the foregoing provisions of this Schedule 6.3.
                                                 ------------

                                 SCHEDULE 9.6
                                 ------------

             TO AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
             -----------------------------------------------------

                         ACCOMMODATION FEE PROCEDURES
                         ----------------------------

On or before April 1 of each year, an executive officer of Bayer shall certify to Lyondell as to one of the following alternatives:


     (A) that the world-wide sales volumes of Identified Polyols for Bayer and its Affiliates for the prior year multiplied by the actual PO to Identified Polyols yields for such volumes for the year, exceeds the sum of (x) the Bayer PO Annual Offtake Amount plus (y) for the duration of the Bayer 300 Million Pound PO Option Agreement, deliveries under the Bayer 300 Million Pound PO Option Agreement, in each case for the prior year; or

     (B) if the world-wide sales volumes of Identified Polyols for Bayer and its Affiliates for the prior year multiplied by the actual PO to Identified Polyols yields for such volumes for the year, is less than the sum of (x) the Bayer PO Annual Offtake Amount plus (y) for the duration of the Bayer 300 Million Pound PO Option Agreement, deliveries under the Bayer 300 Million Pound PO Option Agreement, in each case for the prior year, then Bayer shall certify the amount of such difference.

The certification shall include a calculation of the Accommodation Fee, if any, that is payable under Section 9.6.
                      -----------

Bayer will keep appropriate records to support its certification and/or calculation under the preceding paragraph. If Lyondell, in good faith, believes that Bayer has not complied with Bayer's obligation under Section 9.6, then, at
                                                          -----------
Lyondell's request, Bayer shall provide a certification from Bayer's outside independent auditor within 90 days after such request, which confirms that Bayer is in compliance.

                                       3